UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

USA TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

PRELIMINARY PROXY STATEMENT DATED MARCH 17, 2020, SUBJECT TO COMPLETION

______________, 2020

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of USA Technologies, Inc. to be held at ____, Eastern Time, on April 30, 2020, at ______________________________________________. Thank you for your ongoing support of USA Technologies, Inc.

In connection with the Annual Meeting, enclosed herewith is the proxy statement and a WHITE proxy card. Please give this information your careful attention. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We recommend that you vote by signing and dating the enclosed WHITE proxy card and returning it in the enclosed, postage-paid envelope furnished for that purpose. You may also vote via Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy, whether by Internet, telephone, or mail, which will be superseded by the vote you cast at the Annual Meeting.

I look forward to seeing you at the Annual Meeting. In the meantime, please feel free to contact me with any questions you may have.

Sincerely,

Donald W. Layden, Jr.
President and Chief Executive Officer

NOTICE REGARDING POTENTIAL IMPACT OF COVID-19 ON ANNUAL MEETING

The Company is actively monitoring the health, transportation, and other logistical issues raised by the spread of coronavirus disease 2019 (COVID-19), and its potential impact on our  Annual Meeting. The health and safety of our shareholders, employees and vendors is of upmost importance to us. Although we have no current plans to do so, based on future developments it is possible that the date, time, or location of the Annual Meeting will change due to COVID-19. Also, although it has no current plan to do so, the Board of Directors may determine to conduct a “virtual” or “hybrid” Annual Meeting. If any of the foregoing occurs, the Company will (1) issue a press release announcing such change; (2) file the announcement as definitive additional soliciting material with the Securities and Exchange Commission on EDGAR; and (3) take all reasonable steps necessary to inform other intermediaries in the proxy process (such as any proxy service provider) and other relevant market participants (such as the appropriate national securities exchanges) of such change.

USA TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 30, 2020

To our Shareholders:

The Annual Meeting of Shareholders of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), will be held at ___, Eastern Time, on April 30, 2020, at ___________________________________, for the following purposes:

1.	The election of ten directors to serve until the 2021 Annual Meeting of Shareholders;
2.	To act upon a proposal to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for fiscal year 2020;
3.	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.	To hold an advisory (non-binding) vote on the frequency of future named executive officer compensation advisory votes;
5.	To approve amendments to the Amended and Restated Articles of Incorporation of the Company to:
A. Opt out of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law; and
B. Opt out of Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law;
6.	To hold an advisory (non-binding) vote on the enforcement of Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law;
7.	To vote on a shareholder’s proposal to repeal each provision, or amendment to, the Amended and Restated Bylaws of the Company that may have been adopted after November 11, 2019; and
8.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

With respect to proposal 1, Hudson Executive Capital LP, HEC Management GP LLC, HEC Master Fund LP, HEC SPV IV LP, and Douglas L. Braunstein (collectively, “Hudson”) have nominated eight individuals for election to the Board at the Annual Meeting, three of which are also included in the Board’s slate of nominees.  Hudson’s other nominees are NOT endorsed by the Board.

The Board unanimously recommends that you vote FOR ALL of the Board’s nominees at the Annual Meeting on the WHITE proxy card. The Board urges you to NOT sign or return any Gold or other proxy card that may be sent to you by Hudson. Only the latest validly executed proxy that you submit will be counted.

If you have any questions or need assistance in voting your shares, please contact the firm assisting the Board in the solicitation of proxies:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
(212) 297-0720 or (877) 566-1922
USAT@okapipartners.com

The Board of Directors has fixed the close of business on _______, 2020 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any and all adjournments and postponements thereof.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, we urge you to vote your shares via the Internet or telephone or by completing and returning by mail the enclosed WHITE proxy card. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you so desire, as your proxy is revocable at your option.

In order to be admitted to the Annual Meeting, you must present a government-issued photo identification. In addition, if your shares are registered directly in your name with the Company’s transfer agent, your name will be verified against the list of shareholders. If your shares are not registered directly in your name with the Company’s transfer agent, you must provide proof of beneficial ownership, such as your account statement reflecting ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not comply with these procedures, you may not be admitted to the Annual Meeting.

We have enclosed a copy of the Company’s Annual Report on Form 10-K for the 2019 fiscal year with this notice and proxy statement.

By Order of the Board of Directors,

Donald W. Layden, Jr.
President and Chief Executive Officer

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2020

The proxy statement, form of proxy card, and annual report on Form 10-K of USA Technologies, Inc. are available at:
http://www.astproxyportal.com/ast/14591

PRELIMINARY PROXY STATEMENT DATED MARCH 17, 2020, SUBJECT TO COMPLETION

GENERAL INFORMATION	1
NOTICE REGARDING POTENTIAL IMPACT OF COVID-19 ON ANNUAL MEETING	1
PROXY STATEMENT QUESTIONS AND ANSWERS	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
ITEM 1 – ELECTION OF DIRECTORS	8
CERTAIN BACKGROUND INFORMATION	12
CORPORATE GOVERNANCE – BOARD OF DIRECTORS	14
Independence of the Board of Directors	14
Meetings of the Board of Directors	14
Board Committees	14
The Board’s Role in Risk Oversight	16
Board Leadership Structure	16
Stock Ownership Guidelines	17
Code of Business Conduct and Ethics	17
Director Majority Voting Policy	17
Corporate Governance Guidelines	18
Compensation of Non-Employee Directors	19
Director Compensation Table	19
Shareholder Communications with the Board of Directors	19
ITEM 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	20
Audit and Non-Audit Fees	20
Audit Committee Pre-Approval Policy	21
Changes in Accountants	21
ITEM 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	21
ITEM 4 – THE FREQUENCY OF ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	22
ITEM 5 – APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION	23
ITEM 5A – APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO OPT OUT OF SUBCHAPTER E OF CHAPTER 25 OF THE PENNSYLVANIA BUSINESS CORPORATION LAW (CONTROL TRANSACTIONS)	23
ITEM 5B – APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO OPT OUT OF SUBCHAPTER F OF CHAPTER 25 OF THE PENNSYLVANIA BUSINESS CORPORATION LAW (BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDER)	25
ITEM 6 – NON-BINDING PROPOSAL ON ENFORCEMENT OF SUBCHAPTER H OF CHAPTER 25 OF THE PENNSYLVANIA BUSINESS CORPORATION LAW (DISGORGEMENT BY CERTAIN CONTROLLING SHAREHOLDERS FOLLOWING ATTEMPTS TO ACQUIRE CONTROL) AGAINST HUDSON	26
ITEM 7 – SHAREHOLDER PROPOSAL: HUDSON BYLAW REPEAL PROPOSAL	27
AUDIT COMMITTEE REPORT	27
EXECUTIVE OFFICERS OF THE COMPANY	29
EXECUTIVE COMPENSATION	30
Compensation Discussion and Analysis	30
2019 Summary Compensation Table	40
2019 Grants of Plan-Based Awards Table	41
2019 Outstanding Equity Awards at Fiscal Year End	42
2019 Option Exercises and Stock Vested	43
Executive Employment Agreements	43
Potential Payments upon Termination or Change of Control as of Fiscal Year Ended 2019	46
Compensation Committee Interlocks and Insider Participation	47
Compensation Committee Report	48
DELINQUENT SECTION 16(a) REPORTS	48
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	48
Review, Approval or Ratification of Transactions with Related Persons	48
CERTAIN EFFECTS RELATED TO HUDSON’S SOLICITATION	48
COST OF SOLICITING PROXIES	49
SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS	49
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	49
ANNUAL REPORT ON FORM 10-K	50
ANNEX A: INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION	51
ANNEX B: FORM OF AMENDMENT TO ARTICLES OF INCORPORATION	56
ANNEX C: TEXT OF SUBCHAPTER E OF THE PENNSYLVANIA BUSINESS CORPORATION LAW	57
ANNEX D: TEXT OF SUBCHAPTER F OF THE PENNSYLVANIA BUSINESS CORPORATION LAW	63
ANNEX E: TEXT OF SUBCHAPTER H OF THE PENNSYLVANIA BUSINESS CORPORATION LAW	70

PRELIMINARY PROXY STATEMENT DATED MARCH 17, 2020, SUBJECT TO COMPLETION

USA TECHNOLOGIES, INC.
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
April 30, 2020

GENERAL INFORMATION

These materials are intended to solicit proxies on behalf of the Board of Directors of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at ___, Eastern Time, on April 30, 2020, at _________________________________________________________.

NOTICE REGARDING POTENTIAL IMPACT OF COVID-19 ON ANNUAL MEETING

The Company is actively monitoring the health, transportation, and other logistical issues raised by the spread of coronavirus disease 2019 (COVID-19), and its potential impact on our  Annual Meeting. The health and safety of our shareholders, employees and vendors is of upmost importance to us. Although we have no current plans to do so, based on future developments it is possible that the date, time, or location of the Annual Meeting will change due to COVID-19. Also, although it has no current plan to do so, the Board of Directors may determine to conduct a “virtual” or “hybrid” Annual Meeting. If any of the foregoing occurs, the Company will (1) issue a press release announcing such change; (2) file the announcement as definitive additional soliciting material with the Securities and Exchange Commission on EDGAR; and (3) take all reasonable steps necessary to inform other intermediaries in the proxy process (such as any proxy service provider) and other relevant market participants (such as the appropriate national securities exchanges) of such change.

PROXY STATEMENT QUESTIONS AND ANSWERS

 Why have I been furnished with this proxy statement?

This proxy statement is first being mailed to shareholders on or about __________, 2020. You have been furnished with this proxy statement because you owned shares of common stock, no par value (“Common Stock”), or series A convertible preferred stock, no par value (“Series A Preferred Stock”), of the Company. The record date for the Annual Meeting is ________, 2020. Our Board of Directors has delivered printed versions of these materials to you by mail in connection with the Board’s solicitation of proxies on behalf of the Company for use at our Annual Meeting.

 What will I be voting on?

 You will be voting on:

1.	The election of ten directors to serve as directors until the 2021 Annual Meeting of Shareholders;
2.	A proposal to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for fiscal year 2020;
3.	A proposal to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;
4.	A proposal to hold an advisory (non-binding) vote on the frequency of future advisory votes on the compensation of our named executive officers;
5.	Proposals to approve amendments to the Amended and Restated Articles of Incorporation of the Company to:
A. Opt out of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law (Control Transactions); and
B. Opt out of Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law (Business Combinations with Interested Shareholders);
6.
A proposal, on an advisory (non-binding) basis, on the enforcement of Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law (Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control) against Hudson Executive Capital LP, HEC Management GP LLC, HEC Master Fund LP, HEC SPV IV LP, and Douglas L. Braunstein (collectively, “Hudson”);

7.	A shareholder proposal to repeal each provision, or amendment to, the Amended and Restated Bylaws of the Company that may have been adopted after November 11, 2019; and
8.	Such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

Who are the ten Board nominees recommended by the Company’s Board of Directors?

The slate of ten nominees recommended by the Company’s Board of Directors are: Lisa P. Baird, Kelly Ann Kay, Donald W. Layden, Jr., Robert L. Metzger, Patricia A. Oelrich, Ellen Richey, Sunil Sabharwal, William J. Schoch, Anne M. Smalling and Ingrid S. Stafford (collectively, the “Board Nominees”).

Could other matters be voted on at the Annual Meeting?

As of the date of this proxy statement, the items listed in 1 through 7 above are the only matters that the Board intends to present at the Annual Meeting. If any other matters are properly presented for action, the persons named in the form of proxy will vote the proxy in accordance with their best judgment and opinion as to what is in the best interests of the Company.

How does the Board recommend I vote on the proposals?

The Board recommends a vote FOR each of the Board Nominees in Item 1, and FOR Items 2, 3, 5A, and 5B. The Board recommends that you vote for “1 year” under Item 4. The Board does not make a recommendation with respect to Item 6 or Item 7. The Board urges you not to sign or return any Gold or other proxy card that may be sent to you by Hudson.

Where can I access an electronic copy of the proxy statement and Annual Report on Form 10-K for the year ended June 30, 2019?

You may access an electronic copy of the proxy statement, form of proxy card, and the Annual Report on Form 10-K for the year ended June 30, 2019 at: http://www.astproxyportal.com/ast/14591.

Who is entitled to vote at or attend the Annual Meeting?

Only holders of Common Stock or Series A Preferred Stock of record at the close of business on _______, 2020 will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 0.1988 of a vote on all matters to come before the Annual Meeting, with any fractional vote being rounded to the nearest whole number. The number of votes to which each share of Series A Preferred Stock is entitled is equal to the votes attributable to that number of shares of Common Stock into which each share of Series A Preferred Stock is convertible. On _______, 2020, the Company had issued and outstanding ________ shares of Common Stock and 445,063 shares of Series A Preferred Stock.

Shareholders of Record. If, on the record date, your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. In order to be admitted to the Annual Meeting, you must present a government-issued photo identification. In addition, your name will be verified against the list of shareholders as of the record date. If you do not comply with these procedures, you may not be admitted to the Annual Meeting.

Beneficial Owners. If, on the record date, your shares were not held in your name, but rather were held in an account at a brokerage firm, bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of those shares. As a beneficial owner, you have the right to direct your broker or other nominee regarding how to vote the shares held in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a valid legal proxy from your broker or other nominee and bring the legal proxy to the Annual Meeting. In order to be admitted to the Annual Meeting, you must present a government-issued photo identification. In addition, you must provide proof of beneficial ownership as of the record date, such as your account statement reflecting ownership as of the record date, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not comply with these procedures, you may not be admitted to the Annual Meeting.

How do I vote my shares?

You may vote either in person at the Annual Meeting or by proxy.

-- At the Annual Meeting. Shares held in your name as the shareholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares, giving you the right to vote the shares, and you bring the legal proxy to the Annual Meeting.

-- By Proxy. To vote by proxy, you must select one of the following options if you are a shareholder of record:

1.	Vote on the Internet:

●	Access www.voteproxy.com.

●	Have the WHITE proxy card in hand.

●	Follow the instructions provided on the website or scan the QR code with your smartphone.

●	Submit the electronic proxy by 11:59 p.m., Central Time, on April 29, 2020.

2.	Vote by telephone:

●	Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from foreign countries, from any touch-tone telephone.

●	Have the WHITE proxy card in hand.

●	Follow the instructions provided by the recorded message.

●	Transmit the telephone proxy by 11:59 p.m., Central Time, on April 29, 2020.

3.	Complete the enclosed WHITE proxy card:

●	Complete all of the required information on the WHITE proxy card.

●	Date and sign the WHITE proxy card.

●	Return the WHITE proxy card in the postage-paid envelope provided as soon as possible.

If you vote in a timely manner by the Internet or telephone, you do not have to return the WHITE proxy card for your vote to count. The Internet and telephone voting procedures appear in the enclosed WHITE proxy card. You may also log on or call the toll-free telephone number to change your vote.

If you are not the shareholder of record and hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

Can I change my vote or revoke my proxy?

Yes. Whether you vote by Internet, or by telephone, or submit a proxy card with your voting instructions, if you are a holder of record you may revoke or change your vote by:

●	casting a new vote on the Internet or telephone;

●	submitting another written proxy with a later date;

●	sending a written notice of the change in your voting instructions to the Secretary of the Company if received the day before the Annual Meeting; or

●	voting in person at the Annual Meeting. Please note that your mere attendance at the Annual Meeting will not revoke a proxy.

If you are a beneficial owner, you may change your vote by following the instructions sent to you by your broker, bank or other agent.

How are votes counted?

Shares of Common Stock or Series A Preferred Stock represented by properly executed proxy cards, or voted by proxy over the Internet or telephone, and received in time for the Annual Meeting will be voted in accordance with the instructions specified in the proxies. Any proxy not specifying to the contrary will be voted (1) for the ten Board Nominees, (2) in favor of the adoption of the proposals in Items 2, 3, 5A, and 5B, and (3) for “1 year” under Item 4. We will abstain from voting with respect to items 6 and 7 unless you provide instructions with respect to those items in your proxy. If you grant a proxy, either of the individuals named as proxy holders, Donald W. Layden, Jr., and Douglas M. Lurio, or their nominees or substitutes, will have the discretion, to the extent permitted by Rule 14(a)-4(c) under the Securities Exchange Act of 1934, as amended, to vote your shares on any additional matters that are properly presented for a vote at the Annual Meeting or at any adjournment or postponement that may take place. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for another candidate or other candidates nominated by our Board.

The judge of election designated by the Company will use procedures consistent with Pennsylvania law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote.

What securities are entitled to vote at the Annual Meeting?

Each share of Common Stock issued and outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. Each share of Series A Preferred Stock issued and outstanding on the record date is entitled to 0.1988 of a vote on each matter presented at the Annual Meeting, with any fractional vote being rounded to the nearest whole number. The number of votes to which each share of Series A Preferred Stock is entitled is equal to the votes attributable to that number of shares of Common Stock into which each share of Series A Preferred Stock is convertible. As of _______, 2020, ______ shares of Common Stock were issued and outstanding and 445,063 shares of Series A Preferred Stock were issued and outstanding.

What is a quorum?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a particular matter by the shareholders at the Annual Meeting is necessary to constitute a quorum for purposes of consideration and action on the matter. Abstentions will be counted in determining whether a quorum has been reached, but the failure to execute and return a proxy will result in a shareholder not being considered present at the meeting. As we expect the Annual Meeting to be contested, we do not expect to receive any broker non-votes in connection with the Annual Meeting. The holders of the Common Stock and Series A Preferred Stock vote together, and not as separate classes. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

How is each proposal to be adopted at the Annual Meeting?

If a quorum is present, the votes required for the election of the ten nominees for directors and for the other proposals to be considered at the Annual Meeting and the treatment of abstentions in respect of such proposals are as follows:

●	Item 1: The ten nominees for directors receiving the highest number of votes will be elected directors. Withheld votes will not have any effect on the election of directors.

●
Item 2: The affirmative vote of a majority of the votes cast by the holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together is required to ratify the selection of our independent auditors. Abstentions will not have any effect on the outcome of this proposal.

●
Item 3: The affirmative vote of a majority of the votes cast by the holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together is required to approve, on an advisory (non-binding) basis, the compensation of our named executive officers. Abstentions will not have any effect on the outcome of this proposal.

●
Item 4: For the advisory vote in Item 4, the frequency—“1 Year,” “2 Years” or “3 Years”—receiving the highest number of affirmative votes cast by the holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together will be determined to be the preferred frequency of holding future votes regarding the compensation of our named executive officers. Abstentions have no effect on the determination of which voting frequency (“1 Year,” “2 Years” or “3 Years”) receives the highest number of affirmative votes cast.

●
Item 5A: The affirmative vote of a majority of the votes cast by the holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together is required to ratify the Amendment to the Amended and Restated Articles of Incorporation to opt out of Subchapter E of the Pennsylvania Business Corporation Law. Abstentions will not have any effect on the outcome of this proposal.

●
Item 5B: The affirmative vote of the holders, other than interested shareholders and their affiliates and associates,  of shares entitling the holders to cast a majority of the votes that all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock , voting together, would be entitled to cast in an election of directors, excluding the voting shares of interested shareholders and their affiliates and associates, is required to ratify the Amendment to the Amended and Restated Articles of Incorporation to opt out of Subchapter F of the Pennsylvania Business Corporation Law. Abstentions will have the same effect as a vote against this proposal.

●
Item 6: For the advisory vote in Item 6, the response—“Directly Commenced by USAT” or “Commenced by USAT Shareholder(s)”—receiving the highest number of affirmative votes cast by the holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together will be determined to be the preferred response. Abstentions have no effect on the determination of which response receives the highest number of affirmative votes cast.

●
Item 7: The affirmative vote of a majority of the votes cast by the holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together is required to ratify the repeal of each provision, or amendment to, the Amended and Restated Bylaws of the Company that may have been adopted after November 11, 2019. Abstentions will not have any effect on the outcome of this proposal.

What is a broker non-vote?

Broker non-votes refer to shares of stock held in street name with regard to which the broker or other nominee holding them indicates on a proxy that the broker has not received instructions from the beneficial owner to vote those shares in a particular manner. As we expect the Annual Meeting to be contested, we do not expect to receive any broker non-votes in connection with the Annual Meeting. Although not anticipated, if there are broker non-votes in connection with the Annual Meeting, broker non-votes will be counted as present for purposes of determining the existence of a quorum but would not affect the outcome of the adoption of any proposal or the election of directors (except that they would have the same effect as a vote against Item 5B).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth, as of March 2, 2020, the beneficial ownership of the Common Stock of each of the Company’s directors and nominees, each of the named executive officers included in the 2019 Summary Compensation Table set forth below, by the Company’s current directors and executive officers as a group, and by the beneficial owners of more than five percent of the Common Stock. Except as otherwise indicated below, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)		Percent of Class
Lisa P. Baird	--		*
Glen E. Goold	8,982	(3)	*
Stephen P. Herbert	582,529	(4)	*
Kelly Ann Kay	10,778	(5)	*
Donald W. Layden, Jr.	425,132	(6)	*
Matthew W. McConnell	42,858	(7)	*
Robert L. Metzger	49,473	(8)	*
Patricia A. Oelrich	13,216	(9)	*
James M. Pollock	12,949	(10)	*
Ellen Richey	--		*
Sunil Sabharwal	10,778	(11)	*
William J. Schoch	157,485	(12)	*
Anne M. Smalling	--		*
Ingrid S. Stafford	13,216	(13)	*
Anant Agrawal	106,600	(14)	*
Michael Lawlor	88,694		*
Priyanka Singh	92,212	(15)	*
All current directors and executive officers as a group (12 persons)	769,326		1.19%

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Antara Capital LP	5,152,087	(16)	8.03%
Ardsley Advisory Partners LP	4,851,000	(17)	7.56%
BlackRock, Inc.	3,893,655	(18)	6.07%
Hudson Executive Capital LP	10,385,172	(19)	16.18%
Oakland Hills BV	3,300,052	(20)	5.14%

_____________________________

*Less than one percent (1%)

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or dispositive power with respect to securities. Shares of common stock issuable upon conversion of the series A preferred stock or shares of common stock issuable upon exercise of options currently exercisable, or exercisable within 60 days of March 2, 2020, are deemed to be beneficially owned for purposes hereof.

(2)	The percentage of common stock beneficially owned is based on 64,174,824 shares outstanding as of March 2, 2020.

(3)	Reflects 8,982 shares which have not yet vested, and over which Mr. Goold has sole voting power but no dispositive power.

(4)	Based on information available to the Company as of December 12, 2019. Includes 63,805 shares of common stock beneficially owned by Mr. Herbert’s spouse.

(5)	Reflects 10,778 shares which have not yet vested, and over which Ms. Kay has sole voting power but no dispositive power.

(6)
Includes 225,000 shares of common stock issuable upon exercise of stock options granted to Mr. Layden that are exercisable as of March 2, 2020, and 195,727 shares which have not yet vested and over which Mr. Layden has sole voting power but no dispositive power.

(7)
Includes 16,667 shares of common stock issuable upon exercise of stock options granted to Mr. McConnell that are exercisable as of March 2, 2020, and 24,127 shares which have not yet vested and over which Mr. McConnell has sole voting power but no dispositive power.

(8)	Includes 9,927 shares which have not yet vested, and over which Mr. Metzger has sole voting power but no dispositive power.

(9)	Includes 8,811 shares which have not yet vested, and over which Ms. Oelrich has sole voting power but no dispositive power.

(10)	Includes 8,587 shares of common stock issuable upon exercise of stock options granted to Mr. Pollock that are exercisable as of, or within 60 days of, March 2, 2020.

(11)	Reflects 10,778 shares which have not yet vested, and over which Mr. Sabharwal has sole voting power but no dispositive power.

(12)
Includes 20,000 shares of common stock issuable upon exercise of stock options granted to Mr. Schoch that are exercisable as of March 2, 2020, and 9,927 shares which have not yet vested, and over which Mr. Schoch has sole voting power but no dispositive power.

(13)	Includes 8,811 shares which have not yet vested, and over which Ms. Stafford has sole voting power but no dispositive power.

(14)	Includes 1,199 shares which have not yet vested, and over which Mr. Agrawal has sole voting power but no dispositive power.

(15)
Based on information available to the Company as of January 7, 2019. Includes 83,334 shares of common stock issuable upon exercise of stock options granted to Ms. Singh that are exercisable as of March 2, 2020.

(16)
Based upon a Schedule 13D filed on October 16, 2019, as amended or modified thereafter, including by Amendment no. 3 thereof filed on February 3, 2020 with the Securities and Exchange Commission, each of the following persons has shared voting and dispositive power over an aggregate of 5,152,087 shares of common stock: Antara Capital Master Fund LP (the “Master Fund”), Antara Capital Fund GP LLC, Antara Capital LP, which serves as the investment advisor to the Master Fund, Antara Capital GP LLC, the general partner of Antara Capital LP, and Himanshu Gulati, the managing member of each of Antara Capital GP LLC and Antara Capital Fund GP LLC. The business address of each of the foregoing persons is 500 Fifth Avenue, Suite 2320, New York, New York 10110.

(17)
Based upon a Schedule 13G filed on February 7, 2020 with the Securities and Exchange Commission, the following persons have shared voting and dispositive power over an aggregate of 4,851,000 shares of common stock as follows: Ardsley Partners Renewable Energy Fund, L.P. (the “Renewable Energy Fund”) has shared voting and dispositive power over 500,000 shares; Ardsley Ridgecrest Partners Fund, L.P. (the “Ridgecrest Fund”) has shared voting and dispositive power over 1,000 shares; Ardsley Partners Fund II L.P. (the “Fund II”) has shared voting and dispositive power over 732,000 shares; Ardsley Partners Advanced HealthcareFund, L.P. (the “Advanced Healthcare Fund”) has shared voting and dispositive power over 3,617,280 shares; and each of Ardsley Advisory Partners LP (the “Advisor”), Ardsley Advisory Partners GP LLC, the general partner of Advisor, Philip J. Hempleman, Advanced Healthcare Fund, and Ardsley Partners I GP LLC, the general partner of each of Renewable Energy Fund, Ridgecrest Fund, Fund II, and Advanced Healthcare Fund has shared voting and dispositive power over 4,851,000 shares. The business address of each of the foregoing persons is 262 Harbor Drive, Stamford, CT 06902.

(18)
Based upon a Schedule 13G filed on February 8, 2019 with the Securities and Exchange Commission, BlackRock, Inc. has sole voting and dispositive power over 3,893,655 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(19)
Based upon a Schedule 13D filed on May 20, 2019, as amended or modified thereafter, including by Amendment No. 8 thereof filed on February 18, 2020 with the Securities and Exchange Commission, each of the following persons has shared voting and dispositive power over 10,385,172 shares of common stock: Hudson Executive Capital LP; HEC Management GP LLC, which is the general partner of Hudson Executive Capital LP; and Douglas L. Braunstein, who is the managing partner of Hudson Executive Capital LP and the managing member of HEC Management GP LLC. The business address of each of the foregoing persons is 570 Lexington Avenue, 35th Floor, New York, NY 10022.

(20)
Based upon an Amendment No. 3 to Schedule 13G filed on January 27, 2020 with the Securities and Exchange Commission, each of the following persons has voting and dispositive power over 3,300,052 shares of common stock: Oakland Hills BV, Malabar Hill NV, who is the statutory director of Oakland Hills BV, and Drs F.H. Fentener van Vlissingen, who is the statutory director of Malabar Hill NV. The principal business address of each of the foregoing persons is Albert Hahnplantsoen 23, 1077 BM, Amsterdam, The Netherlands.

Preferred Stock

The following table sets forth, as of March 2, 2020, the beneficial ownership of the series A preferred stock by the Company’s directors, by the named executive officers included in the Fiscal Year 2019 Summary Compensation Table set forth below, by the Company’s current directors and executive officers as a group, and by the beneficial owner of more than 5% of the series A preferred stock. There were no shares of series A preferred stock beneficially owned as of March 2, 2020 by the Company’s directors, by the named executive officers included in the Fiscal Year 2019 Summary Compensation Table set forth below, or by the current directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares of Series A Preferred Stock (1)		Percent of Class
Legion Partners Asset Management, LLC	44,250	(2)	9.94%
All current directors and executive officers as a group (12 persons)	0		*
______________________________
*Less than one percent (1%)

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and derives from either voting or investment power with respect to securities. The percentage of series A preferred stock beneficially owned is based on 445,063 shares outstanding as of March 2, 2020.

(2)
Based upon a Schedule 13D/A filed on November 4, 2016 with the Securities and Exchange Commission, each of the following persons has shared voting and dispositive power over 44,250 shares of series A preferred stock: Legion Partners Asset Management, LLC, Legion Partners, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper, Bradley S. Vizi and Raymond White. Of the aforementioned 44,250 shares, Legion Partners, L.P. I has shared voting and dispositive power over 37,054 shares, and Legion Partners, L.P. II has shared voting and dispositive power over 7,196 shares. The business address of each of the foregoing persons is 9401 Wilshire Boulevard, Suite 705, Beverly Hills, California 90212.

ELECTION OF DIRECTORS

With respect to proposal 1, Hudson has nominated eight nominees for election to the Board at the Annual Meeting, three of which also Board Nominees (Lisa P. Baird, Ellen Richey and Anne M. Smalling).  Hudson’s other nominees are NOT endorsed by the Board. The Board unanimously recommends that you vote FOR ALL of the Board’s nominees at the Annual Meeting on the WHITE proxy card. The Board urges you to NOT sign or return any Gold proxy card that may be sent to you by Hudson. Voting against Hudson’s nominees on a Gold proxy card is not the same as voting for the Board’s nominees on the WHITE proxy card because a vote against Hudson’s nominees on the Gold card will revoke any previous proxy submitted by you, even if your previous proxy voted for the Board’s nominees. If you have previously submitted a Gold proxy card, we urge you to revoke that proxy and vote for the Board’s nominees by completing, dating, signing and returning the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

ITEM 1
ELECTION OF DIRECTORS

The Board of Directors has nominated, and recommends the election of, the ten persons listed below to serve as directors of the Company. Of these nominees, each of Kelly Ann Kay, Donald W. Layden, Jr., Robert L. Metzger, Patricia A. Oelrich, Sunil Sabharwal, William J. Schoch, and Ingrid S. Stafford is currently serving as a director. The Board has determined that the following nine nominees are independent in accordance with the applicable listing standards of The NASDAQ Stock Market LLC: Lisa P. Baird, Kelly Ann Kay, Robert L. Metzger, Patricia A. Oelrich, Ellen Richey, Sunil Sabharwal, William J. Schoch, Anne M. Smalling, and Ingrid S. Stafford. The following information is furnished with respect to each Board Nominee:

Name	Age	Position(s) Held	Director Since
Lisa P. Baird	58	Director Nominee	N/A
Kelly Ann Kay (3)(4)	49	Director	2020
Donald W. Layden, Jr.	62	Director and President and Chief Executive Officer	2019
Robert L. Metzger (1)(2)	52	Director	2016
Patricia A. Oelrich (1)(4)	66	Director	2019
Ellen Richey	70	Director Nominee	N/A
Sunil Sabharwal	55	Director and Non-Executive Chair	2020
William J. Schoch (1)(3)	55	Director	2012
Anne M. Smalling	54	Director Nominee	N/A
Ingrid S. Stafford (2)(4)	66	Director	2019
____________________________
(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee
(4)	Member of Compliance Committee

Each director elected at the Annual Meeting will hold office until the 2021 Annual Meeting of Shareholders, and until his or her successor has been elected and qualified. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board may fill any vacancy by a vote of a majority of the directors then in office. A director appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor.

Lisa P. Baird was named Commissioner of the National Women’s Soccer League, a women’s professional soccer league, beginning on March 10, 2020. From 2018 to 2020, Ms. Baird served as the Chief Marketing Officer for New York Public Radio (NYPR), America’s most listened-to public radio station and a leading podcast producer, where she oversaw marketing, membership, sponsorship and communications. From 2009 to 2018, Ms. Baird served as Chief Marketing Officer of the United States Olympic and Paralympic Committee (USOPC), the 501(c)(3) tasked with stewarding the Olympic Movement in the U.S. In this role, she oversaw marketing, media and revenue supporting US national governing bodies and the Olympic and Paralympic Teams. Ms. Baird has extensive experience in branding, development and marketing for several Fortune 50 companies, including IBM, General Motors, Warner-Lambert Company, Bristol-Myers Squibb Company, Johnson & Johnson Consumer Products, and the Procter & Gamble Company. She currently serves as a Director on the Board of Elite Sportswear, L.P., a global leader in gymnastics, swim and spirit competition apparel, and Fox Head Inc., an action sports apparel and gear manufacturer. She served as a Director on the Board of Soundview Paper Company, LLC, a consumer paper products company, from 2018 to 2019. Ms. Baird earned an A.B. in English from Penn State University (1982) where she also earned an MBA from The Smeal College of Business (1984). We believe Ms. Baird has strong marketing and operating experience and a proven record of creating, building, enhancing and leading well-known brands as a result of the leadership positions she has held, and that these provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Kelly Ann Kay joined the Board of Directors of the Company in February 2020 and serves on our Nominating and Corporate Governance Committee and Compliance Committee. Ms. Kay has been the Executive Vice President and Chief Financial Officer at Toyota Research Institute, Inc. (“TRI”) since September 2018, and was the Chief Operating Officer of TRI from February 2017 to September 2018. Since July 2017, Ms. Kay has served on the Board of Directors of Toyota AI Ventures, a venture capital subsidiary of TRI. Prior thereto, Ms. Kay served as the Vice President of Business Operations at Lyft, Inc. from May 2015 to January 2017 and as Vice President of Compliance at Lyft, Inc. from May 2015 to October 2015. From May 2014 to March 2015, Ms. Kay served as President and Chief Operating Officer at Yapstone, Inc., an electronic payments company, where she was General Counsel and head of risk from December 2012 to May 2014. From October 2011 to December 2012, Ms. Kay was Deputy General Counsel of the non-profit Wikimedia Foundation. From September 2010 to July 2011, Ms. Kay was the public policy and regulatory head for Asia Pacific, Middle East, and Africa at MasterCard Incorporated. Ms. Kay served as the International Legal and Compliance Director for PayPal Pte Ltd. (“PayPal Asia”), a subsidiary of PayPal, Inc., from November 2005 to December 2009, and as the Associate General Counsel at PayPal, Inc. between 2000 and 2009. From May 2000 to November 2005, Ms. Kay was the Senior International Counsel at eBay, and Chief of Staff to eBay’s General Counsel. Prior thereto, Ms. Kay served as the Vice President, Legal, at Wingspan Bank from 1999 to 2000, and as Regulatory Attorney and Assistant Vice President, Legal, at Banc One Corporation between June 1997 and April 2000. Ms. Kay received a Juris Doctor degree from Capital University Law School in 1998 and a Bachelor of Arts degree in English from Ohio State University in 1994. We believe Ms. Kay’s executive experience, leadership skills, and experience, including in the financial technology and payments space, provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Donald W. Layden, Jr., joined the Board of Directors of the Company in April 2019. He acted as our interim CEO from October 18, 2019 to February 28, 2020, as our Non-Executive Chairman from November 11, 2019 to February 28, 2020, and has been our President and Chief Executive Officer since February 28, 2020. Mr. Layden served as the Chair of the Compliance Committee from April 2019 until November 8, 2019. He was a Venture Partner at Baird Venture Partners, from December 2011 until his resignation in February 2020. Since October 2009 and until February 2020, he had been an of-counsel partner of Quarles & Brady LLP, where he practiced corporate law. Mr. Layden served on the Board of Directors of Firstsource Solutions Limited (NSE:FSL), a public company traded on the National Stock Exchange of India from April 2006 until March 2019. Mr. Layden served as an independent director of Online Resources Corporation (NASDAQ:ORCC) from May 2010 to March 2013, when it was sold to ACI Worldwide, Inc. From November 2009 to November 2011, Mr. Layden served as an Adviser of Warburg Pincus LLC in the Technology, Media and Telecommunications group. From October 2004 to October 2009, Mr. Layden held various positions at Metavante Technologies, Inc. (NYSE:MV), including as President of the International Group, and as Senior Executive Vice President of Corporate Development and Strategy, Corporate Secretary and General Counsel. Prior to that, he served at NuEdge Systems LLC as Chief Operating Officer from 2000 to 2002 and as President from 2002 until 2004, when it was purchased by Metavante Technologies, Inc. Prior to that, Mr. Layden held senior management positions with Marshall & Ilsley Corporation (NYSE:MI) from October 1994 until December 1998. Mr. Layden holds a Juris Doctor with honors from Marquette University Law School and a Bachelor of Arts in Economics and Political Science from Marquette University. We believe Mr. Layden’s extensive executive experience and leadership skills, and prior public board experience provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Robert L. Metzger joined the Board of Directors of the Company in March 2016. Mr. Metzger was the Chair of our Audit Committee from December 2016 until February 28, 2020, and is a member of the Compensation Committee and has been the Chair thereof since February 28, 2020. He is a Clinical Assistant Professor of Finance at the University of Illinois Urbana-Champaign Geis College of Business, has served as the Director of the Investment Banking Academy since August 2015, and as the Director of Honors Programs since January 2016. He serves as a member of the Board of Directors and an Audit Committee member of South Mountain Merger Corp., a special purpose acquisition corporation founded in 2019. He served as a member of the Audit Committee and the Board of Directors of WageWorks, Inc. from February 2016 until August 2019, and as a member of the Audit Committee and Board of Directors of JetPay Corporation from November 2017 to December 2018. Mr. Metzger was a Partner at William Blair & Company, L.L.C. from January 2005 to December 2015 after joining the firm in 1999, and since January 2016, he has been employed as a Senior Director at the firm. He served as the head of the Technology group between January 2011 and January 2015 and of the Financial Services Investment Banking Group between April 2007 and December 2015. He also acted as Chairman of the firm’s Audit Committee from January 2013 to December 2015. Prior to joining William Blair & Company, L.L.C., he worked in the Investment Banking Division of ABN AMRO Incorporated from 1997 to 1999, in the Financial Institutions Group at A.T. Kearney, Inc. from 1995 to 1997, and in Audit and Audit Advisory Services at Price Waterhouse from 1990 to 1994. Mr. Metzger graduated with a Masters in Business Administration with concentrations in Finance and Strategy in 1995 from Northwestern University’s Kellogg School of Management and a Bachelor of Science degree in Accountancy in 1989 from the University of Illinois at Urbana-Champaign. We believe that Mr. Metzger’s finance and accounting background, his experience with public companies and capital markets, and experience in the financial technology and payments space provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Patricia A. Oelrich joined the Board of Directors of the Company in April 2019. She has been a member of the Audit Committee since April 2019 and has been Chair since February 28, 2020, and has been a member of the Compliance Committee since November 8, 2019. Since December 2014, Ms. Oelrich has been serving on the Board of the Office of Finance of the Federal Home Loan Banks, where she is the chair of the Audit Committee and member of the Risk Committee. From May 2010 to April 2016, Ms. Oelrich served on the Board of Directors of Pepco Holdings, Inc. (NYSE:POM), where she was the chair of the Audit Committee and member of the Nominating/Governance Committee before its sale to Exelon Corporation (NYSE:EXC). From 2001 to 2009, Ms. Oelrich was the Vice President, Global IT Risk Management at GlaxoSmithKline PLC (NYSE:GSK). From 1995 to 2000, Ms. Oelrich was the Vice President of Internal Audit at SmithKline Beecham prior to its merger with GlaxoWellcome. Prior to that, Ms. Oelrich was a partner at Ernst & Young LLP. She is also a member of the Board of Directors at the Association of Audit Committee Members, Inc. and an advisory board member for the Raj and Kamala Gupta Governance Institute at Drexel University. Ms. Oelrich is a Certified Public Accountant, a Certified Information Systems Auditor and a Governance Fellow of the National Association of Corporate Directors. Ms. Oelrich holds a bachelor’s degree in Business Accounting and Information Systems from Western Illinois University and a Master of Arts and PhD in Human and Organizational Systems from Fielding Graduate University. We believe Ms. Oelrich’s prior experience in risk management, and public board and audit committee experience provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Ellen Richey served as Vice Chairman of Risk and Public Policy of Visa Inc. (Visa), a global payments technology company, from 2014 to 2019, and as Chief Risk Officer from 2017 to 2019. In such roles, Ms. Richey oversaw risk management, including enterprise risk, settlement risk, operational resilience, internal audit, and risks to the integrity of the broader payments ecosystem, and served as a member of Visa’s senior executive committee. During 2014, Ms. Richey concurrently served as Chief Legal Officer, assuming responsibility for the legal function in addition to her risk responsibilities. From 2007 to 2013, Ms. Richey served as Executive Vice President and Chief Enterprise Risk Officer. In that role, she was responsible for oversight of Visa’s compliance, audit and risk teams, including payment system risk, settlement risk and enterprise risk. Ms. Richey earned a B.A. in Linguistics and Far Eastern Languages from Harvard University (1970) and a J.D. from Stanford University (1977), and served as a law clerk for Associate Justice Lewis F. Powell, Jr., of the United States Supreme Court, from 1979 to 1980. We believe Ms. Richey’s extensive experience in the payments industry and in risk management, compliance and audit provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Sunil Sabharwal joined the Board of Directors of the Company in February 2020 and serves as our Non-Executive Chair. Mr. Sabharwal is the President of Payments International LLC, a venture capital and private equity firm, which he founded in 2008.  Since January 2020, Mr. Sabharwal has served on the Board of Directors of Payscout Inc., a private global payment provider. Since December 2019, Mr. Sabharwal has served on the Board of Directors of Finexio, a private accounts payable solutions provider. From March 2016 to April 2018, Mr. Sabharwal served as the U.S. Alternate Executive Director for the International Monetary Fund (IMF), and in this capacity represented the U.S. on the Executive Board of the IMF. From December 2003 to 2006, Mr. Sabharwal served as Senior Vice President of the Strategic Investment Group at First Data Corporation/Western Union, a public financial services company. Mr. Sabharwal served as board chairman, adviser and board member of the following entities: Earthport plc, a UK public cross-border payments company, from September 2018 to June 2019; Paysafe Group, a private “online wallet” provider, from 2014 to 2015; Ogone, a private e-commerce payments platform, from January 2011 to April 2013; easycash GmbH, a private electronic transaction provider, from January 2007 to December 2009; Iris Analytics, a private fraud solutions provider, between 2006 and 2016. Between 1999 and 2003, he also served as a board member of multiple GE Equity portfolio companies, including Euromedic, Mosaic, Travelprice, iMediation and InterCom. During 1996 and 1998, he was also a member of the Advisory Board of the Advent Central & East European (CEE) Fund, a PE fund active in investing in the CEE region. Mr. Sabharwal was also a principal banker at the European Bank for Reconstruction and Development in London, United Kingdom, and Budapest, Hungary, from January 1997 to August 2003, and an employee in corporate finance at Coopers & Lybrand from January 1990 to January 1992. Mr. Sabharwal received a Master of Science degree in management from London Business School in 1996 and a Bachelor of Science degree in business administration from Ohio State University in 1988.  We believe that Mr. Sabharwal’s experience and familiarity with the electronic payments industry and his leadership experience provide the requisite qualifications, skills, perspectives and experiences to serve on our Board of Directors.

William J. Schoch joined the Board of Directors of the Company in July 2012 and was our lead Independent Director from November 11, 2019 to February 28, 2020. He is the Chair of our Nominating and Corporate Governance Committee and has been a member of our Audit Committee since December 2016. Mr. Schoch is the President and Chief Executive Officer of Western Payments Alliance, a non-profit payments association and has served in that capacity since March 2008. He serves on the Boards of Western Payments Alliance and WesPay Advisors, a payments consultancy and subsidiary of Western Payments Alliance. He is a current director of NACHA - The Electronic Payments Association and previously served on the Steering committee of NACHA’s Payments Innovation Alliance and the Federal Reserve’s Faster Payments Task Force. From 1997 to 2008, Mr. Schoch worked at Visa International where, as the Vice President of Emerging Market Initiatives, he was responsible for the global market development of the Visa Original Credit Transaction (OCT). Prior to that, Mr. Schoch served as a Vice President at Citibank, N.A. from 1989 until 1997 and as an Associate Director at NACHA from 1986 until 1989. Mr. Schoch obtained a Bachelor of Arts degree in 1986 from Indiana University of Pennsylvania with a major in Public Policy and a minor in Economics. We believe that Mr. Schoch’s experience and familiarity with the electronic payments industry and his leadership experience provide the requisite qualifications, skills, perspectives and experiences to serve on our Board of Directors.

Anne M. Smalling has served as President and Managing Partner of HM International, LLC (HMI), a privately-held business that acquires undervalued assets and builds a steady trajectory of worth since 1999. As President and Managing Partner, Ms. Smalling provides oversight and supervision of the operating businesses in their succession, strategic planning, financing, acquisition and divestitures and major capital expenditures. Ms. Smalling currently serves as the Chair of the Boards of Directors of Quality Sausage Company, LLC, which is a leader in custom/proprietary pre-cooked meats and pepperoni supplying products to industrial and foodservice customers, since 2014, and American Innovations, a provider of compliance solutions to oil and gas pipelines thru an integrated family of hardware, software and professional services, since 2004. She also serves on the Boards of Directors of Igasamex, S. de R.L. de C.V., a developer of private natural gas distribution systems in Mexico, since 1995, Garrison Brothers, a bourbon distillery, since 2013, and rateGenius, Inc., a multi-state, web-based loan brokerage company, since 1999. She formerly served as Chairman of Windsor Quality Food Company, a leader in frozen food manufacturing for consumers and foodservice, from 2004 to 2014. Ms. Smalling earned a B.S. in Developmental Psychology from Cornell University (1987) and an MBA from Harvard Business School (1992). We believe Ms. Smalling’s operational expertise and experience in strategic planning and financing, in a broad range of industries, provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Ingrid S. Stafford joined the Board of Directors of the Company in April 2019. Ms. Stafford has been a member of the Compliance Committee since April 2019 and has been the Chair since November 8, 2019. She has been a member of our Compensation Committee since February 28, 2020. She retired from her role at Northwestern University in August 2019. She was a Senior Advisor to the Senior Vice President for Business and Finance at Northwestern University from September 2018 until August 2019 and the Vice President for Financial Operations and Treasurer from 2014 to 2018, and held other progressively responsible financial leadership positions since 1977. Additionally, she has been a member of the Board of Directors of Wintrust Financial Corporation (NASDAQ:WTFC) from May 1998, and has served as chair of the Audit Committee since 2008, and is also a member of the Risk Management Committee, the Executive Committee, and the Information Technology/Information Security Committee. Ms. Stafford has been a trustee of the Evanston Alternative Opportunity Funds, an SEC registered fund advised by Evanston Capital Management since February 2014, where she is chair of the Audit Committee and a member of the Fund Valuation Committee. From 1993 to 2006, Ms. Stafford was a member of the Board of Directors of Wittenberg University, where she was the Chair of the Board from 2001 to 2005 and has been an Emeritus Board member from 2006. Ms. Stafford holds a Bachelor of Arts in Economics and Political Science from Wittenberg University, a Master of Applied Economics from University of Michigan, and a Master of Management in Finance, Accounting and Education Management from J.L. Kellogg Graduate School of Management, Northwestern University. We believe Ms. Stafford’s extensive executive experience in financial operations, and prior public board experience provide the requisite qualifications, skills, perspectives, and experiences to serve on our Board of Directors.

Although the Board of Directors has no reason to believe any of the nominees for director will be unable to accept such nomination, if such should occur, proxies will be voted (unless marked to the contrary) for such substitute person or persons, if any, as shall be recommended by the Board of Directors. However, proxies will not be voted for more than ten directors. Shareholders who do not wish their shares to be voted for a particular nominee may so direct in the space provided in the WHITE proxy card.

Cumulative voting rights do not exist with respect to the election of directors. Pursuant to the Company’s Articles of Incorporation and Pennsylvania law, the directors of the Company are to be elected by the holders of the Common Stock and Series A Preferred Stock voting together, with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to 0.1988 of a vote, with each fractional vote being rounded to the nearest whole number.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL TEN BOARD NOMINEES.

CERTAIN BACKGROUND INFORMATION

•
On November 28, 2018, Douglas Braunstein contacted representatives of the Company and stated that Hudson owned just under 5% of the shares of the Company and requested an introductory call with Stephen P. Herbert, the then Chief Executive Officer of the Company. Mr. Braunstein stated that, as part of Hudson’s charter, Hudson does not write shareholder letters or engage in proxy fights.

•	On December 3, 2018, Mr. Braunstein and Mr. Herbert had an introductory call.
•
At the request of Hudson, on January 31, 2019, representatives of Hudson, including Mr. Braunstein, and representatives of the Company, which included Mr. Herbert, Anant Agrawal, Executive Vice President, and Maeve Duska, the then Senior Vice President of Marketing and Strategic Development, met at the Company’s headquarters in Malvern, Pennsylvania. During this meeting management answered questions from Hudson and provided a presentation. Prior to the meeting and on January 30, 2019, the Company forwarded to Hudson a standard non-disclosure agreement. At the commencement of the January 31, 2019 meeting, Mr. Braunstein stated that Hudson would not sign the non-disclosure agreement, and that Hudson wanted to retain flexibility to trade the Company’s securities in the marketplace.

•
On February 8, 2019, Mr. Braunstein and other Hudson representatives had a telephone call with Mr. Herbert and Al Moschner, the then non-executive Chairman of the Board, during which Mr. Braunstein stated that Hudson owned just under 5% of the Company’s shares and was interested in making a significant equity investment in the Company.

•
On February 20, 2019, Mr. Braunstein had a telephone conversation with Messrs. Herbert and Moschner during which Mr. Moschner informed Mr. Braunstein that any sale of equity to Hudson at this time as proposed by Hudson would be premature, and that as a result of the various issues facing the Company, the Company was not in a position to engage in such a transaction.

•
On February 21, 2019, Mr. Braunstein sent a letter to the Board in which Hudson offered to make a direct investment of up to $50 million in the Company in the form of common equity or a preferred equity instrument.

•
On February 25, 2019, Mr. Moschner sent an email to Mr. Braunstein in which Mr. Moschner stated that the Board had discussed Hudson’s letter of February 21, 2019 and asked to meet with Mr. Braunstein during the week of March 11, 2019.

•
On March 12, 2019, Mr. Braunstein and other representatives of Hudson met with Messrs. Herbert and Moschner and Joel Brooks, a former Board member, at Hudson’s New York City office. At the meeting, Hudson reiterated its request to make a significant equity investment in the Company. Mr. Moschner informed Hudson that it was premature for the Company to engage in such a transaction.

•	On May 20, 2019, Hudson filed a Schedule 13D with the SEC disclosing a beneficial ownership interest in the Company of approximately 12%.
•
Between May 2019 and July 2019, representatives of the Company and Hudson held telephonic and in-person meetings to discuss the Company’s operations, as well as Hudson’s interest in having the Board consider potential Board candidates identified by Hudson.  Throughout these discussions the Company representatives consistently indicated to Hudson that the Board would be open to considering Hudson-identified candidates, consistent with its Nominating and Corporate Governance Committee process, after the Company again became current in its SEC filings.

•
On July 26, 2019, Mr. Moschner and William J. Schoch, the Chair of the Nominating and Corporate Governance Committee, held a telephone call with representatives of Hudson. On the call, Mr. Braunstein requested that three additional independent directors identified by Hudson be added to the Board and that such directors would replace three current directors.

•	On August 5, 2019, Hudson filed Amendment No. 1 to its Schedule 13D disclosing that it increased its beneficial ownership interest in the Company to approximately 13.7%.
•
On August 27, 2019, Mr. Moschner sent an email to Mr. Braunstein stating that, consistent with their prior discussions, once the Company’s SEC filings were current, the Company would turn to the annual meeting and nomination planning process. He indicated that the Company planned to be in touch with Mr. Braunstein to discuss Board requirements at that time. Mr. Moschner stated that any nominees and thoughts of Mr. Braunstein would be fully considered by the Nominating and Corporate Governance Committee and the Board, before the Board made any recommendations and mailed materials to shareholders.

•	On September 27, 2019, Hudson filed Amendment No. 2 to its Schedule 13D disclosing that it had increased its beneficial ownership interest in the Company to approximately 16.9%.
•	On September 28, 2019, Mr. Moschner called Mr. Braunstein and during the call, the parties agreed to hold an in-person meeting on October 10, 2019.
•
On October 10, 2019, representatives of Hudson, along with their counsel, met with Mr. Moschner, and members of the Board, including Donald W. Layden, Jr., and Mr. Schoch, and the Company’s legal counsel, at the offices of the Company’s counsel. At the meeting, representatives of Hudson requested that the Board be reconstituted with a majority of Hudson-designated directors with the remainder of the Board to consist of the three directors who had joined the Board in April 2019. In response, representatives of the Company offered to nominate Mr. Braunstein for election to the Board at the next annual meeting of shareholders and to participate in the selection of two additional Board members, subject to the review and approval of the Nominating and Corporate Governance Committee. Mr. Braunstein rejected that offer and noted that anything short of Hudson’s request would result in an expensive proxy contest and litigation.

•
On October 14, 2019, the Company issued a press release proposing to work with Hudson in the Company’s ongoing Board refreshment process, including considering board candidates that Hudson may propose. The offer was rejected by Mr. Braunstein, who demanded instead that majority control of the Board immediately be turned over to him and his nominees.

•
On October 16, 2019, Hudson filed Amendment No. 3 to its Schedule 13D disclosing that it increased its beneficial ownership interest in the Company, which constituted approximately 16.3% of the issued and outstanding shares of the Company as of such date.

•
On October 22, 2019, Mr. Layden, the then interim Chief Executive Officer, met with Mr. Braunstein. Mr. Braunstein proposed that the Board consist of 10 members, 5 of which would be appointed by Hudson, and 5 of which would be current directors. Mr. Braunstein stated that upon the appointment of a permanent CEO, one of the current directors would resign and the new CEO would join the Board.  Mr. Braunstein indicated that he would be Chair of the Nominating and Corporate Governance Committee and lead the search for the new CEO. Mr. Layden informed Mr. Braunstein that this proposal was not acceptable to the Company.

•
On November 4, 2019, Hudson issued a press release announcing that it intended to nominate eight director candidates for election to the Board at the Company’s annual meeting of shareholders. Hudson also filed with the SEC a Preliminary Solicitation Statement for the purpose of soliciting revocable consents from shareholders of the Company to request a special meeting.

•
On November 4, 2019, the Company issued a press release stating that the Board was disappointed that Hudson was intent on pursuing its distracting, unnecessary and costly efforts to take effective control of the Company, rather than engaging constructively with the Board to reach a mutually agreeable resolution so that the Board and management team could continue to focus on creating value for all shareholders.

•
On November 8, 2019, Mr. Layden called Mr. Braunstein and stated that in response to the discussions on October 22, 2019, Mr. Layden had been authorized by the Board to engage in settlement discussions. Mr. Layden then conveyed a proposal to Mr. Braunstein pursuant to which the current directors would constitute a majority of the Board. Mr. Layden stated that Mr. Braunstein could lead the search for the new CEO with Mr. Layden remaining Chair of the Board after the appointment.

•
On November 9, 2019, Mr. Braunstein responded to Mr. Layden’s proposal by suggesting, among other items, a number of different settlement proposals including one in which the Company’s Board would initially be comprised one-half by incumbent directors and one-half by directors identified by Hudson with one current director to resign following the appointment of the new CEO.

•	On November 10, 2019, Mr. Layden informed Mr. Braunstein that the Board was not willing to consider a settlement along the lines proposed by Mr. Braunstein on November 9, 2019.
•
On November 12, 2019, Mr. Braunstein called Mr. Layden to discuss a potential Hudson settlement proposal pursuant to which the Company’s Board would initially be comprised of four incumbent directors and four directors identified by Hudson. Mr. Layden would remain Chairman. The reconstituted Board would select a new Chief Executive Officer for the Company, who would become the ninth member of the Board.

•
On November 15, 2019, Hudson filed a definitive solicitation statement for the purpose of soliciting revocable consents from shareholders of the Company to request a special meeting, which was later withdrawn.

•
On November 15, 2019 and November 18, 2019, the Company’s counsel, on behalf of the Company, delivered letters to Hudson’s counsel, stating that certain actions taken by Hudson implicate provisions of Subchapter E and Subchapter H of Chapter 25 of the Pennsylvania BCL, including that Hudson was subject to the Pennsylvania “disgorgement” statute pursuant to which it would have to disgorge to the Company any realized profits on its shares.

•
On November 19, 2019, Hudson’s counsel, on behalf of Hudson, delivered to the Company’s counsel a letter in response to the Company’s counsel’s previous letters, stating that Hudson disagreed with the assertions in the Company’s counsel’s letters.

•	On November 21, 2019, the Company announced that the Annual Meeting had been scheduled for April 30, 2020.
•
On February 14, 2020, Hudson delivered materials nominating eight individuals for election at the Annual Meeting. Each individual delivered their written consent to being named as a nominee in the proxy statement, and to serve as a director, if elected at the Annual Meeting.

•
On March 2, 2020, the Company announced that three current directors had resigned, and that two new highly qualified independent directors, Kelly Kay and Sunil Sabharwal, had joined the Board effective February 28, 2020. Mr. Sabharwal was also appointed as the Non-Executive Chair of the Board and Mr. Layden stepped down as Executive Chair of the Board effective February 28, 2020. The Company also announced the slate of the 10 director nominees nominated by the Board for election at the Annual Meeting. The slate included Lisa P. Baird, Ellen Richey, and Anne M. Smalling, each of whom was named as part of the proxy solicitation commenced by Hudson. On March 11, 2020, Mses. Baird, Richey and Smalling expressed their displeasure at the Company’s decision to include them in the Board’s slate, but refrained from withdrawing their consent to such inclusion.

CORPORATE GOVERNANCE – BOARD OF DIRECTORS

Independence of the Board of Directors

The Board of Directors has determined that Kelly Ann Kay, Robert L. Metzger, Patricia A. Oelrich, Sunil Sabharwal, William J. Schoch, and Ingrid S. Stafford, which members constitute all of the currently serving Board of Directors other than Mr. Layden, are independent in accordance with the applicable listing standards of The NASDAQ Stock Market LLC. The Board considered Mr. Metzger’s present employment as a Senior Director of William Blair & Company, L.L.C., as well as his past relationship with that firm, in determining that he qualified as independent under the applicable listing standards.

Meetings of the Board of Directors

The Board of Directors of the Company held a total of 38 meetings during the fiscal year ended June 30, 2019. Each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board Committees of which he or she was a member. The Company’s policy regarding directors’ attendance at the annual meeting of shareholders, as described in the Company’s Corporate Governance Guidelines, is that all directors are strongly encouraged to attend the Annual Meeting. All but one of our then directors attended the 2018 Annual Meeting.

During the fiscal year ended June 30, 2019, the independent directors held 11 executive sessions, at which only the independent directors were present.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Compliance Committee.

Audit Committee

The Audit Committee of the Board of Directors presently consists of Ms. Oelrich (Chair), Mr. Metzger, and Mr. Schoch. The Board of Directors has determined that each member of the Audit Committee is independent as defined under the listing standards of The Nasdaq Stock Market LLC and under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”). In making such determination, the Board considered Mr. Metzger’s present and past relationship with William Blair, and affirmatively determined that Mr. Metzger qualified as an independent director under NASDAQ Listing Rule 5605(a)(2). Our Board of Directors has also determined that Ms. Oelrich is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee engages the Company’s independent accountants, and is primarily responsible for approving the services performed by the Company’s independent accountants, for reviewing and evaluating the Company’s accounting principles, reviewing the independence of independent auditors, recommending to the Board of Directors that the audited financial statements be included in the Company’s annual Form 10-K, and for discussing with management and the independent auditor any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies. The Audit Committee met 15 times during the 2019 fiscal year. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board of Directors on April 11, 2011, a copy of which is accessible on the Company’s website, www.usatech.com.

Compensation Committee

The Compensation Committee of the Board of Directors presently consists of Mr. Metzger (Chair) and Ms. Stafford. The Board of Directors has determined that each of the current members of the Compensation Committee is independent in accordance with the applicable listing standards of The Nasdaq Stock Market LLC. The Committee reviews and recommends compensation and compensation changes for the executive officers of the Company and administers the Company’s incentive stock plans. The Compensation Committee met 5 times during the 2019 fiscal year. The Compensation Committee operates pursuant to a charter that was adopted by the Board of Directors in September 2007 and amended in May 2013, a copy of which is accessible on the Company’s website, www.usatech.com.

Our Compensation Committee annually reviews and recommends for approval by the Board corporate goals and objectives relevant to the Chief Executive Officer and other executive officers’ compensation, evaluates the Chief Executive Officer and other executive officers’ performance in light of those goals and objectives, and recommends for approval to the Board the Chief Executive Officer’s and other executive officers’ compensation levels based upon this evaluation. The Committee has the authority to retain or obtain the advice of a compensation consultant or other advisor, and to be directly responsible for the appointment, compensation and oversight of the work of any such advisor.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors presently consists of Mr. Schoch (Chair) and Ms. Kay. The Board of Directors has determined that each of the current members of the Nominating and Corporate Governance Committee is independent in accordance with the applicable listing standards of The Nasdaq Stock Market LLC. The Committee recommends to the entire Board of Directors for selection any nominees for director. The Nominating and Corporate Governance Committee met 4 times during the 2019 fiscal year. The Nominating and Corporate Committee operates pursuant to a charter that was adopted by the Board of Directors on October 26, 2012, and amended October 8, 2019, a copy of which is accessible on the Company’s website, www.usatech.com.

The Nominating and Corporate Governance Committee is responsible for identifying and recommending for selection by the Board nominees for election or re-election to the Board, or to fill any vacancies on the Board. The Committee also reviews and makes recommendations to the Board on the range of skills and expertise and other appropriate criteria that should be represented on the Board. The Nominating and Corporate Governance Committee will generally consider all relevant factors in identifying and recommending candidates to the Board, which may include independence, expertise that is useful to the Company and complementary to the background, skills and experience of the other Board members, a commitment to ethics and integrity, a commitment to personal and organizational accountability, a history of achievement that reflects superior standards for themselves and others, and a willingness to express alternate points of view while, at the same time, being respectful of the opinions of others and working collaboratively as a team player. The Nominating and Corporate Governance Committee will consider the following qualifications that it believes would be useful in director candidates: transaction processing experience, experience in bringing technology to market, experience in building a growth company, sales leadership experience and diversity of background such as gender and ethnicity. The Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate backgrounds, perspectives, talent, skills, experience and expertise to oversee the Company’s business.

The directors on the Company’s Nominating and Corporate Governance Committee use their available network of contacts when compiling a list of potential director candidates. The Nominating and Corporate Governance Committee also considers potential director candidates recommended by shareholders and other parties, including other directors, and all potential candidates are evaluated based upon the above criteria. The Nominating and Corporate Governance Committee makes no distinction in its evaluation of candidates based upon whether such candidates are recommended by shareholders or other parties. Each of the director nominees approved by the committee for inclusion in the Company’s proxy card not standing for re-election was recommended to the Company by shareholders.

Shareholders who wish to propose a potential director candidate may submit a recommendation in writing to the Secretary, USA Technologies, Inc., 100 Deerfield Lane, Suite 300, Malvern, Pennsylvania 19355, specifying the name of the candidate and stating in detail the qualifications of such person for consideration by the Nominating and Corporate Governance Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, should accompany any such recommendation.

The Nominating and Corporate Governance Committee is also responsible for the following:

●
Reviewing corporate governance policies and systems against applicable laws, regulations, and industry specific standards and practices, if any, including any securities regulatory authority or NASDAQ guidelines applicable to the Company;

●	Identifying best practices and developing and recommending to the Board corporate governance principles;
●	In consultation with management, annually reviewing the directors’ and officers’ liability policy, including its coverage and terms;
●
Providing to the Board the Committee’s assessment of which directors should be deemed independent directors under applicable rules and regulations of the Securities and Exchange Commission and The NASDAQ Stock Market LLC;

●	Establishing procedures for, conducting and administering an annual performance and effectiveness evaluation of the Board and reporting annually to the Board the results of its assessment; and
●
In consultation with the Chairman, making recommendations to the Board regarding the composition of the Board Committees, annually reviewing the composition of each Committee and presenting recommendations for Committee memberships to the Board, as needed.

Compliance Committee

The Compliance Committee is a new standing Committee of the Board and presently consists of Ms. Stafford (Chair), Ms. Oelrich and Ms. Kay. The Committee has oversight responsibility for the Company’s compliance functions and supervises the Company’s Chief Compliance Officer. The Compliance Committee also reviews and monitors significant compliance risk areas. The Compliance Committee was established in April 2019, and met 3 times during the 2019 fiscal year. The Compliance Committee operates pursuant to a charter that was adopted by the Board of Directors on December 21, 2018, a copy of which is accessible on the Company’s website, www.usatech.com.

The Board’s Role in Risk Oversight

Management is responsible for managing the risks that the Company faces. The Board of Directors is responsible for overseeing management’s approach to risk management. Management identifies material risks facing the Company on an ongoing basis and discusses those risks with the Board of Directors or its Committees, as appropriate. While the Board of Directors has ultimate responsibility for overseeing management’s approach to risk management, various Committees of the Board assist it in fulfilling that responsibility. In particular, the Audit Committee assists the Board in its oversight of risk management in the areas of financial reporting, internal audit function, and compliance with legal and regulatory requirements. The Compliance Committee reviews and monitors significant compliance risk areas and the steps management takes to monitor, control, and report such compliance risk exposures.

Board Leadership Structure

Our Board currently separates the offices of Chair of our Board and Chief Executive Officer (“CEO”) by appointing an independent, non-executive chair. Our Board believes that an independent Board Chair is appropriate at this time because it allows our CEO to focus on managing the business, and the Non-Executive Chair to provide independent leadership for the Board. The arrangement also facilitates our Board’s independent oversight of our executive officers’ management of strategic direction, operational execution, and business risk, thereby better protecting shareholder value. Mr. Sabharwal currently serves as our Non-Executive Chair.

The Non-Executive Chair performs the duties and responsibilities set forth in the Charter of the Non-Executive Chair, including the following:

●
Assist each of the Chairs of the Audit, Compensation, Compliance, and Nominating And Corporate Governance Committees to appropriately execute the functions and responsibilities set forth in each of the Committee’s charters;

●	Preside at all meetings of the shareholders and of the Board, and at executive sessions of the independent Directors;
●	Coordinate with the CEO to develop an annual schedule for Board meetings, the agenda for each Board meeting, and the distribution of advance meeting materials;
●	Collaborate with Committee Chairs to facilitate updates to the Board on the activities of their respective Committees;
●	Encourage and facilitate free and open communication between all Directors;
●
Coordinate with the CEO to facilitate communications between the executive officers of the Company and the independent Directors, including regular reporting of financial, operational and other performance metrics;

●	Conduct periodic one-on-one discussions with the independent Directors by holding regular one-on-one discussions regarding Board operations and other pertinent issues; and
●	Ensure timely communication to the CEO of appropriate feedback from executive sessions including recommended actions and issues or concerns raised by independent Directors.

The text of the Charter of the Non-Executive Chair, which was adopted on January 13, 2019, is posted on our website at www.usatech.com.

Stock Ownership Guidelines

The Board of Directors has adopted the Stock Ownership Guidelines (the “Guidelines”) for directors and executive officers. Pursuant thereto, the Chief Executive Officer is required to own shares of Common Stock with a value of at least three times his base salary, and the Chief Financial Officer and other executive officers are required to own shares of Common Stock with a value of at least one times his or her base salary. The executive officers have five years to attain such level of ownership. Each non-employee director is required to own shares of Common Stock with a value of at least five times the sum of his or her annual cash retainer as well as the retainer for serving on one (but not more than one) Committee of the Board. Each director would have five years to comply following the commencement of his or her service on the Board. As of the date of this proxy statement, each executive officer and director is in compliance with the applicable stock ownership requirements. The Guidelines are posted on our website at www.usatech.com.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees. The Code of Conduct is posted on our website at www.usatech.com. The Board of Directors must grant any waiver from a provision of the Code of Conduct to any executive officer or director, and any such waiver will be disclosed as required by law or stock market regulation.

Director Majority Voting Policy

The Board of Directors of the Company has adopted a Director Majority Voting Policy. Pursuant to the policy, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly submit to the Board a letter of resignation to the Secretary of the Company. The Nominating and Corporate Governance Committee will promptly consider the resignation and recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the resignation, the Nominating and Corporate Governance Committee would consider relevant factors such as the underlying reasons for the majority withheld vote, the length of service and qualifications of the director whose resignation is tendered, the director’s contributions to the Company, and compliance with listing standards. The Nominating and Corporate Governance Committee would then consider the resignation and make a recommendation to the Board. The Board would then act on the Nominating and Corporate Governance Committee’s recommendation, which may include acceptance or rejection of the tendered resignation. The text of the policy is posted on our website at www.usatech.com.

Corporate Governance Guidelines

The Board of Directors adopted Corporate Governance Guidelines in May 2013, a copy of which is posted on our website at www.usatech.com. Highlights of our Corporate Governance Guidelines include:

●
Director Functions and Responsibilities. It is the duty of the Board to oversee management’s performance to ensure that the Company operates in an effective, efficient and ethical manner in order to produce value for the Company’s shareholders. The Board selects the Company’s Chief Executive Officer in the manner that it determines to be in the best interests of the Company’s shareholders.

●
Director Qualification Standards. The Nominating and Corporate Governance Committee identifies and recommends for selection by the Board director candidates for nomination and election (or reelection) at the annual shareholder meeting or for appointment to fill vacancies. The relevant factors that the Nominating and Corporate Governance Committee considers are described in this proxy statement under “Board Committees.” No less than a majority of directors on the Board, as well as all members of the Audit, Compensation, and Nominating and Corporate Governance Committees, are independent, as required by The NASDAQ Stock Market LLC. Directors are elected each year, and there are no term limits for serving on the Board, and there is no mandatory retirement age.

●
Board Procedures. Each member of the Board is expected to ensure that other existing and future commitments, including employment responsibilities and service on the boards of other entities, do not materially interfere with the member’s service as a director. No independent director may serve on the Boards of more than four other public companies, and no employee director may serve on the Boards of more than one other public company. Management is encouraged to invite Company personnel to any Board meeting at which their presence and expertise would help the Board have a full understanding of matters being considered.

●	Executive Sessions of Independent Directors. The independent Board members may, if deemed necessary, meet in executive session at regular Board meetings, and at other times as necessary.

●
Director Compensation. The Compensation Committee annually reviews and recommends for approval to the Board the compensation of the directors. Each member of the Board has the option, in his or her discretion, to receive cash or stock, or some combination thereof, in payment of the cash compensation otherwise due for his or her service on the Board. Pursuant to the Stock Ownership Guidelines, each non-employee director is required to own shares of the Company’s Common Stock with a value of at least five times the sum of his or her annual cash retainer and the retainer for serving on one (but not more than one) Committee of the Board. As of the date of this proxy statement, each director is in compliance with the Stock Ownership Guidelines.

●
Director Orientation and Continuing Education. The Nominating and Corporate Governance Committee works with management to provide an orientation for new directors. The Board encourages directors to participate in ongoing education, as well as participation in accredited director education programs.

●
Annual Executive Officer Evaluation. The Compensation Committee annually reviews and recommends for approval to the Board corporate goals relevant to the Chief Executive Officer and other executive officers’ compensation, evaluates the Chief Executive Officer and other executive officers’ performance in light of those goals, and recommends for approval to the Board the Chief Executive Officer’s and other executive officers’ compensation levels.

●
Management Succession. The Chief Executive Officer prepares and the Board reviews, on an annual basis, an emergency short-term succession contingency plan should an unforeseen event, such as death or disability, occur that prevents the Chief Executive Officer from continuing to serve.

●
Annual Performance Evaluation of the Board. The Nominating and Corporate Governance Committee establishes procedures for, and conducts and administers, an annual performance and effectiveness evaluation of the Board. Each Committee also conducts an annual review of its own performance.

●
Committees. The Board has four standing committees – an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Compliance Committee - each of which consists solely of independent directors. The full Board considers periodic rotation of Committee members and chairs, taking into account the desirability of rotation of Committee members and chairs, the benefits of continuity and experience, and applicable legal, regulatory and stock exchange listing requirements.

●
Review of Corporate Governance Guidelines. The Corporate Governance Guidelines are to be reviewed periodically by the Nominating and Corporate Governance Committee, and the Board makes changes when appropriate based on recommendations from the Committee.

Compensation of Non-Employee Directors

Members of the Board of Directors who are not employees of the Company receive cash and equity compensation for serving on the Board of Directors, as reviewed and recommended annually by the Compensation Committee, with subsequent approval thereof by the Board of Directors. Each member of the Board has the option, in his or her discretion, to receive cash or stock, or some combination thereof, in payment of the cash compensation otherwise due for his or her service on the Board. A Director will receive all such fees in cash unless he or she elects to receive such fees in shares of the Company’s Common Stock.

Each of our non-employee directors is entitled to receive the following standard compensation arrangements: (i) an annual retainer fee of $35,000 for serving on the Board; (ii) an additional annual fee of $7,500 for serving on the Audit Committee (but not Chair), of $7,500 for serving on the Compliance Committee (but not Chair), of $5,000 for serving on the Compensation Committee (but not Chair), and of $4,000 for serving on the Nominating And Corporate Governance Committee (but not Chair); (iii) an additional annual fee of $15,000 for serving as Chair of the Audit Committee, of $15,000 for serving as Chair of the Compliance Committee, of $10,000 for serving as Chair of the Compensation Committee, and of $8,000 for serving as Chair of the Nominating And Corporate Governance Committee; (iv) commencing on April 5, 2019, an additional fee of $1,000 for each Board or each Committee meeting attended in a fiscal year in excess of eight meetings for the Board or the Committee, as the case may be; (v) an additional annual fee of $40,000 for serving as non-Executive Chair of the Board; (vi) an additional annual fee of $35,000 for serving as lead independent director (this position was eliminated as of February 28, 2020); and (vii) an annual stock award with a value, on the date of the grant, of $90,000. The annual fees are paid in quarterly installments. The stock award is granted on July 1st of each year, and for the July 1, 2017 and July 1, 2018 awards vests ratably over a two year period, and for the July 1, 2019 award, vests as follows: one-third on the date of the grant; and two-thirds on the first anniversary of the date of the grant.

Director Compensation Table

The table below summarizes the compensation of the non-employee directors for the fiscal year ended June 30, 2019.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Total ($)
Steven D. Barnhart	$62,321	$90,000	$—	$152,321
Joel Brooks	$40,731	$90,000	$—	$130,731
Donald W. Layden, Jr.	$12,212	$—	$—	$12,212
Patricia A. Oelrich	$10,481	$—	$—	$10,481
Robert L. Metzger	$52,333	$90,000	$—	$142,333
Albin F. Moschner	$59,000	$90,000	$—	$149,000
William J. Reilly, Jr.	$46,333	$90,000	$—	$136,333
William J. Schoch	$50,500	$90,000	$—	$140,500
Ingrid S. Stafford	$10,481	$—	$—	$10,481

(1)	Amounts represent the grant date fair value of the common stock, computed in accordance with FASB ASC Topic 718. The shares vest monthly over twenty-four (24) months.

Shareholder Communications with the Board of Directors

Our Board of Directors has established a formal process for shareholders to send communications to the Board of Directors or individual directors. Shareholders may send communications to the Board of Directors or individual directors by e-mail at corporatesecretary@usatech.com, or by mail at 100 Deerfield Lane, Suite 300, Malvern, Pennsylvania 19355, Attn: Corporate Secretary.

All communications submitted under this policy will be received and processed by the Secretary of the Company and submitted to the Board or the requisite individual members of the Board, as appropriate, based on the facts and circumstances outlined in the communication. Communications may also be referred to other departments within the Company or to management rather than to the Board or any of its members. The Board of Directors has requested that certain items which are unrelated to the duties and responsibilities of the Board should generally not be furnished to the Board, such as product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements, or communications which are primarily commercial in nature. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded from distribution to the Board or any of its members. The Secretary will make available to any non-employee member of the Board any communication that is not distributed to the Board in accordance with the process described above at the director’s request.

ITEM 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of BDO USA, LLP has been selected by the Audit Committee of the Board of Directors to serve as the Company’s independent registered public accounting firm for fiscal year 2020. The shareholders will be asked to ratify this appointment at the Annual Meeting. A representative of BDO USA, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if desired, and is expected to be available to respond to appropriate questions.

The following resolution concerning the appointment of the independent registered public accounting firm will be presented to the shareholders at the Annual Meeting:

RESOLVED, that the appointment by the Audit Committee of the Board of Directors of the Company of BDO USA, LLP, independent registered public accounting firm, to examine the books, accounts and records of the Company for the fiscal year ending June 30, 2020 is hereby ratified and approved.

The affirmative vote of a majority of the votes cast by all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Common Stock entitled to one vote and each share of Series A Preferred Stock entitled to 0.1988 of a vote, with any fractional vote being rounded to the nearest whole number) is required for ratification of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE PROPOSAL SET FORTH ABOVE.

Audit and Non-Audit Fees

During the fiscal year ended June 30, 2019, fees in connection with services rendered by BDO USA, LLP were as set forth below:

($ in thousands)	Fiscal 2019
Audit Fees	$5,833
Audit Related Fees	$-
Tax Fees	$-
All Other Fees	$-

Audit fees consisted of fees for the audit of our annual financial statements, review of quarterly financial statements and the audit of internal control over financial reporting, as well as services normally provided in connection with statutory and regulatory filings or engagements, consents and assistance with and reviews of Company documents filed with the Securities and Exchange Commission.

During the fiscal year ended June 30, 2018, there were no fees billed by BDO USA, LLP.

Audit Committee Pre-Approval Policy

 The Company’s Audit Committee has a policy for pre-approval of audit and non-audit services. Under this policy, the Audit Committee pre-approves all audit and non-audit services to be provided by the independent auditor taking into account the nature, scope, and projected fees of each service as well any potential implications for auditor independence. The policy specifically sets forth services that the independent auditor is prohibited from performing by applicable law or regulation. Further, the Audit Committee may prohibit other services that in its view may compromise, or appear to compromise, the independence and objectivity of the independent auditor. Predictable and recurring audit and permitted non-audit services are considered for pre-approval by the Audit Committee on an annual basis.

The Audit Committee has pre-approved audit fees for fiscal year 2020 in the range of $1.5 million to $1.8 million.

Changes in Accountants

(a) Resignation of Prior Independent Registered Public Accounting Firm.

As previously reported in our Current Report on Form 8-K dated February 6, 2019 (the “Form 8-K”), by letter dated February 1, 2019, RSM US LLP (“RSM”) notified the Audit Committee of its resignation as the Company’s independent registered public accounting firm effective as of such date.

RSM’s previously issued report on the consolidated financial statements for the fiscal year ended June 30, 2017 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. As of February 1, 2019, RSM had not completed its audit procedures or issued any reports on the Company’s internal control over financial reporting and consolidated financial statements for the fiscal year ended June 30, 2018.

During the fiscal years of the Company ended June 30, 2017 and June 30, 2018, and the subsequent period through February 1, 2019, and except as stated in the February 1, 2019 letter from RSM to the Audit Committee, there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of RSM, would have caused RSM to make reference to the subject matter of the disagreements in their reports.

RSM indicated in its February 1, 2019 letter to the Audit Committee that, based on the totality of the information, it had concluded in its professional judgment that it can no longer rely on management representations in connection with the audit of the Company’s 2017 internal control over financial reporting and consolidated financial statements.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided RSM with a copy of the statements set forth in Item 4.01(a) of the Form 8-K prior to the filing of the Form 8-K. The Company requested that RSM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether RSM agreed with the statements in Item 4.01(a) as required by Securities and Exchange Commission rules. RSM furnished the requested letter, and it was attached to the Form 8-K as Exhibit 16.1.

(b) Engagement of New Independent Registered Public Accounting Firm.

As previously reported in our Annual Report on Form 8-K dated March 8, 2019, the Audit Committee approved the engagement of BDO USA, LLP (“BDO”) as the Company’s new independent registered public accounting firm effective as of the same date.

During the fiscal years of the Company ended June 30, 2018 and 2017, and the subsequent interim period through March 8, 2019, neither the Company nor anyone on its behalf consulted with BDO regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the financial statements of the Company, where either a written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (iii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

ITEM 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, shareholders are entitled to a non-binding vote on the compensation of our named executive officers (sometimes referred to as “say-on-pay”).

We are asking our shareholders to indicate their support and approval for our named executive officer compensation, as described under the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis, which describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board of Directors.

The Compensation Committee is responsible for annually reviewing and recommending to the Board for approval the corporate goals and objectives relevant to the compensation of the executive officers of the Company, evaluating the executive officers’ performance in light of those goals and objectives, and recommending for approval to the Board the executive officers’ compensation levels based on this evaluation. The compensation program is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term shareholder value. We have also designed and implemented our compensation package in order to be competitive with other companies in our peer group, as compiled by our compensation consultant. Our compensation package also takes into account individual responsibilities and performance. The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives, and the Compensation Committee seeks to align the interests of the Company’s shareholders and management by integrating compensation with the Company’s annual and long-term corporate and financial objectives. In this regard, pay-for-performance is an important component of our compensation philosophy and is evident in the structure of our compensation program, and a significant portion of each named executive officer’s target compensation is tied to key operational and financial goals and performance.

For the reasons summarized above, and as discussed in more detail in the Executive Compensation section of this proxy statement, our Board of Directors is asking shareholders to approve, on an advisory basis, the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders, is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our shareholders, and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, they will consider any shareholder’s concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The affirmative vote of a majority of the votes cast by all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Common Stock entitled to one vote, and each share of Series A Preferred Stock entitled to 0.1988 of a vote, with any fractional vote being rounded to the nearest whole number) is required for approval of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, “FOR” THE PROPOSAL TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

ITEM 4
THE FREQUENCY OF ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As described in Item 3, our shareholders are being asked to vote to approve the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. As required by Section 14A of the Securities Exchange Act of 1934, shareholders are also entitled to vote on whether future advisory votes on named executive officer compensation should occur every year, every two years or every three years or to abstain from such voting. After careful consideration, the Board of Directors recommends that future advisory votes on named executive officer compensation occur every year. The Board believes that this is the appropriate frequency so shareholders may annually express their views on our named executive officer compensation program.

Issuers are required to hold advisory shareholder votes on the frequency of the approval or disapproval of their executive compensation programs, as reported in their proxy statements, no less often than once every six years. The Company previously held an advisory shareholder vote on the frequency of the approval or disapproval of our executive compensation programs in 2013. At our 2013 annual meeting, a majority of our shareholders voted in favor of holding an advisory vote to approve executive compensation every year. The Board considered these voting results and decided to adopt a policy providing for an annual advisory shareholder vote to approve our executive compensation.

Shareholders can specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. The advisory vote regarding the frequency of the shareholder vote described in this proposal will be determined by a plurality of the votes cast. The frequency—“1 Year,” “2 Years” or “3 Years”—receiving the highest number of affirmative votes will be determined to be the preferred frequency of holding future advisory votes regarding executive compensation. This vote on the frequency of future advisory votes on named executive officer compensation is non-binding on the Board of Directors. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE, ON AN ADVISORY BASIS, TO CONDUCT FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION EVERY “1 YEAR.”

ITEM 5
APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

Our Board is committed to strong and effective corporate governance and has adopted amendments to the Company’s existing articles of incorporation (the “Existing Charter”) to “opt out” of certain anti-takeover protections of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania BCL”), as further described below. Prior to becoming effective, the amendments must first be approved by our shareholders.

The overall goal of these amendments is to enhance the governance rights of shareholders and improve the Company’s corporate governance.

The proposed amendments to the Existing Charter are being submitted for approval through two separate proposals – Item 5A and Item 5B. Each such proposal is described below. A form of amendment to the Existing Charter incorporating all of the proposed amendments to the Existing Charter summarized in Items 5A and 5B (the “Charter Amendment”) is attached to this Proxy Statement as Annex B. The summaries of the proposed amendments set forth in Items 5A and 5B below are qualified in their entirety by reference to the corresponding provisions in Annex B.

Approval by shareholders of any of the above-referenced proposals will result in the filing of articles of amendment to the Existing Charter with the Department of State of the Commonwealth of Pennsylvania promptly after the Annual Meeting, except that the filing of the amendment described in Proposal 5A may be delayed in certain circumstances described below. If shareholders approve one but not all of the above-referenced proposals, we will file articles of amendment containing only the amendment referenced in the proposal that was approved.

ITEM 5A
APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO OPT OUT OF SUBCHAPTER E OF CHAPTER 25 OF THE PENNSYLVANIA BUSINESS CORPORATION LAW (CONTROL TRANSACTIONS)

Introduction

This amendment, which we refer to as the “Subchapter E Amendment”, would provide that Subchapter E – Control Transactions (15 Pa. Con.Stat. §§ 2541-48) (which we refer to herein as “Subchapter E”) of the Pennsylvania BCL, will not be applicable to the Company. Subchapter E is reproduced in Annex C, and the summary below is qualified in its entirety by the text of Subchapter E.

Subchapter E

Subchapter E provides that, subject to certain exceptions, if a person or entity or a group of persons or entities acting in concert (hereinafter called a “Controlling Person or Group”) acquires “voting power” over voting shares of a publicly-traded Pennsylvania corporation, such as the Company, that would entitle the Controlling Person or Group to cast at least 20% of the votes that all shareholders of the corporation would be entitled to cast in an election of directors of the corporation (the acquisition of such voting power being hereinafter referred to as a “Control Transaction”), then: (i) prompt notice of such Control Transaction must be given to the other holders of voting shares of the corporation by the Controlling Person or Group; and (ii) any such holders who object to the Control Transaction and comply with specified procedures may demand that the Controlling Person or Group purchase such objecting holders’ voting shares for “Fair Value” (as defined in the Pennsylvania BCL).

The minimum value that such objecting holders are entitled to receive under Subchapter E is the highest price paid per share by the Controlling Person or Group within the 90-day period ending on the date of the Control Transaction. If objecting holders believe the Fair Value of their voting shares is higher than this minimum amount, they are entitled to have the Fair Value of their voting shares determined by an appraiser appointed by the court. Any appraiser so appointed is required to determine the Fair Value of each voting share as of the date of the Control Transaction, taking into account all relevant factors, including an increment representing a proportion of any value payable for acquisition of control of the corporation. The appraisal costs are borne by the Controlling Person or Group, and the appraised Fair Value, plus interest, is then paid to those holders who demanded the appraisal in return for their voting shares.

Unlike a number of other anti-takeover laws adopted by Pennsylvania and other states, Subchapter E does not exempt from its provisions Control Transactions which have been approved prior to their consummation by the disinterested directors of a corporation. Thus, Subchapter E might effectively prevent shareholders from entering into certain types of transactions even though the Board may have determined that such transactions could benefit the Company. For example, the Company may deem the acquisition of less than all outstanding shares by a person from existing shareholders by means of a tender offer or otherwise to be in the best interest of the Company.  However, if such transaction would result in any person or group acquiring voting power over 20% or more of the voting shares of the Company, the transaction could be a Control Transaction, and such person or group would be a Controlling Person or Group subject to Subchapter E. Accordingly, all the other holders of voting shares of the Company would be entitled to demand that the Controlling Person or Group purchase their Company voting shares for Fair Value.

Subchapter E may also be deemed to restrict solicitations of proxies or agent designations by dissident shareholders, as the dissident person or group could be deemed to be a Controlling Person or Group if it receives proxies or agent designations that, when taken together with the pre-existing voting rights of the Controlling Person or Group, would result in voting power of more than 20% of the Company’s outstanding shares.  In that regard, we note that:

•
For purposes of Subchapter E, “a person has voting power over a voting share if the person has or shares, directly or indirectly, through any option, contract, arrangement, understanding, conversion right or relationship, or by acting jointly or in concert or otherwise, the power to vote, or to direct the voting of, the voting share.”   Pennsylvania BCL § 2543(d).  We believe a proxy could be deemed to represent such a contract, arrangement, understanding or relationship, or constitute acting jointly or in concert to vote or to direct the voting of the voting share.

•	Unlike Subchapter F and Subchapter G, both of which contain express carve outs allowing the solicitation of revocable proxies, Subchapter E does not extend an exemption to proxy solicitations.

•
We believe Hudson understands the risks that Subchapter E poses to its proxy solicitation.  In fact, without providing context to shareholders, Hudson’s definitive proxy statement mailed to shareholders states that any proxy Hudson might receive “shall be null and void ab initio and of no force or effect if it would have the effect of entitling Shareholders of the Company to demand payment for their shares under Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law….”

We therefore believe that a court of proper jurisdiction may conclude that if Hudson receives proxies from record holders (or Broadridge Financial Solutions or similar intermediates acting on behalf of one or more record holders), the voting shares represented by such proxies will be added to Hudson’s beneficial ownership in calculating whether Subchapter E has been triggered by Hudson.  Although Hudson has reported purported preliminary tabulations at Broadridge, we are not aware of any actual proxies having yet been delivered to Hudson as of the date of this proxy statement.

Timing of Filing of Articles of Amendment

Under Section 2541 of the Pennsylvania BCL, a corporation can amend its articles to opt out of Subchapter E “prior to the date of the control transaction.”  Therefore, the Subchapter E Amendment will only be effective if a shareholder does not trigger a Control Transaction before the filing of the amendment to the articles.

In light of the foregoing, if Hudson delivers proxies at the Annual Meeting that the Board concludes may have triggered the rights of shareholders (other than Hudson) to make a demand from Hudson under Subchapter E, the Board of Directors reserves its rights not to cause the amendment under Proposal 5A to be filed until the matter gets resolved by a court of competent jurisdiction in any action that may be brought by a USAT shareholder demanding payment of fair value from Hudson as a result of Subchapter E.

Effect of Amendment

Approval of the proposed amendment to the Company’s Articles of Incorporation to make Subchapter E inapplicable to the Company would permit Control Transactions, as defined above, to take place without entitling other holders of Company voting shares to demand that they receive Fair Value for their voting shares as provided in Subchapter E, and would remove whatever deterrent effect that Subchapter E might have on possible changes of control and unfriendly or unfair takeovers of the Company, including potentially proxy contests by dissident shareholders like Hudson.

The affirmative vote of a majority of the votes cast by all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock voting together (with each share of Common Stock entitled to one vote, and each share of Series A Preferred Stock entitled to 0.1988 of a vote, with any fractional vote being rounded to the nearest whole number) is required for approval of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 5A TO APPROVE THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO OPT OUT OF SUBCHAPTER E.

ITEM 5B
APPROVAL OF THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO OPT OUT OF SUBCHAPTER F OF CHAPTER 25 OF THE PENNSYLVANIA BUSINESS CORPORATION LAW (BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDER)

Introduction

This amendment, which we refer to as the “Subchapter F Amendment”, would provide that Subchapter F – Business Combinations (15 Pa. Con.Stat. §§ 2551-56) (which we refer to herein as “Subchapter F”) of the Pennsylvania BCL, will not be applicable to the Company. Subchapter F is reproduced in Annex D, and the summary below is qualified in its entirety by the text of Subchapter F.

Subchapter F

Subchapter F prohibits a publicly-traded Pennsylvania corporation (such as the Company) from engaging in a “Business Combination” (as defined in the Pennsylvania BCL) with an “Interested Shareholder” (as defined in the Pennsylvania BCL) unless (i) the board of directors of the corporation gives approval to the proposed transaction or gives approval to the Interested Shareholder’s acquisition of shares that gave such person beneficial ownership of 20% of the shares entitled to vote in an election of directors of such corporation, in either case prior to the date on which the shareholder first becomes an Interested Shareholder (which date is referred to in this section of this proxy statement as the “Share Acquisition Date”), (ii) the Interested Shareholder owns at least 80% of the shares of such corporation entitled to vote in an election of directors and, no earlier than three months after such Interested Shareholder reaches such 80% level, the holders of a majority of the remaining shares approve the proposed transaction and shareholders receive a minimum “fair price” for their shares (as set forth in the Pennsylvania BCL) in the transaction and the other conditions of Subchapter F are met, (iii) holders of all outstanding common shares approve the transaction, (iv) no earlier than five years after the share acquisition date, a majority of the shares held by shareholders other than the Interested Shareholder and entitled to vote in an election of directors approve the transaction, or (v) no earlier than five years after the Share Acquisition Date, a majority of all the shares approve the transaction, all shareholders receive a minimum “fair price” for their shares (as set forth in the Pennsylvania BCL) and the other conditions of Subchapter F are met.

Effect of Amendment

Approval of the proposed amendment to the Company’s Articles of Incorporation to make Subchapter F inapplicable to the Company would eliminate the restrictions imposed thereby on Business Combinations with Interested Shareholders, and would remove whatever deterrent effect that Subchapter F might have on possible changes of control of the Company. Pursuant to the Pennsylvania BCL, the amendment would become effective 18 months after the date of the Annual Meeting.

The affirmative vote of the holders, other than interested shareholders and their affiliates and associates,  of shares entitling the holders to cast a majority of the votes that all holders of the issued and outstanding shares of Common Stock and Series A Preferred Stock, voting together, would be entitled to cast in an election of directors, excluding the voting shares of interested shareholders and their affiliates and associates, is required to ratify the Amendment to the Amended and Restated Articles of Incorporation to opt out of Subchapter F.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 5B TO APPROVE THE AMENDMENT OF THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO OPT OUT OF SUBCHAPTER F.

ITEM 6
NON-BINDING PROPOSAL ON ENFORCEMENT OF SUBCHAPTER H OF CHAPTER 25 OF THE PENNSYLVANIA BUSINESS CORPORATION LAW (DISGORGEMENT BY CERTAIN CONTROLLING SHAREHOLDERS FOLLOWING ATTEMPTS TO ACQUIRE CONTROL) AGAINST HUDSON

Introduction

We believe that an 18-month disgorgement period under Subchapter H of Chapter 25 of the Pennsylvania BCL, further described below, was triggered by Hudson’s November 2019 public announcement of its intention to take control of the Board. We informed Hudson of the implications of the Pennsylvania statute in November 2019. Hudson has informed us that it disagrees with our position.

Based on Hudson’s public disclosures, we believe that, based on the closing trading price of our common shares on _______, 2020, Hudson stands on an unrealized profit of over $______ in their investment in the Company.

Under Subchapter H, actions to recover realized profits from an offending shareholder may be commenced by the corporation, or by any shareholder in the name and on behalf of the corporation, if the corporation fails or refuses to take action within 60 days after written request by a shareholder, or fails to process the action diligently.

Proposal

The Company is presenting the following proposal, which gives you as a shareholder the opportunity to inform the Company as to whether you wish the Company to directly prosecute any claims it may have in the future against Hudson for disgorgement of profits it may realize in disposing of any Company shares during the 18-month period beginning November 2019.  While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

“RESOLVED, that with respect to any disgorgement claim that the Company may have in the future against Hudson and its affiliates under Subchapter H of Chapter 25 of the Pennsylvania BCL, the shareholder wishes that such claim be:

Directly Commenced by USAT; or
Commenced by USAT Shareholder(s)”

There are advantages in the Company directly bringing such action, including our ability to supervise such procedures in a way that would benefit all shareholders (other than Hudson). However, we also recognize that commencing and prosecuting such claims could be costly and distracting to management, such that shareholders may wish that the task be left to one or more shareholders.  Under Section 2576 of the Pennsylvania BCL, whether it is the Company or a shareholder who brings the claims, “[i]f a judgment requiring the payment of any such profits is entered, the party bringing such action shall recover all costs, including reasonable attorney fees, incurred in connection with enforcement of this subchapter.”

The Board is not making a recommendation on this item 6.

We note that the Board may, at any time, also determine in its reasonable discretion to settle any claims for disgorgement it may have against Hudson for consideration other than the full monetary disgorgement of realized profits to the extent the Board concludes such settlement is in the best interests of the Company.

Summary of Subchapter H

Subchapter H of Chapter 25 of the Pennsylvania BCL (15 Pa. Con.Stat. §§ 2571-2576) (which we refer to herein as “Subchapter H,” is reproduced in Annex E, and the summary below is qualified in its entirety by the text of Subchapter H) applies in the event that (i) any person or group publicly discloses that the person or group may seek to acquire control of the corporation through any means or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during such 18 month period belong to the corporation if the securities that were sold were acquired during the 18 month period or within 24 months prior thereto.

There are two separate sets of circumstances that may result in the characterization of someone as a Controlling Person or Group under Subchapter H. The first is the actual acquisition of, the offer to acquire, or the public disclosure of an interest to acquire, 20% of the voting power of the corporation. The second is any public disclosure that a person may seek to acquire control of the corporation through any means; we believe that Hudson’s November 2019 public announcement of its intention to take control of the Company’s board constituted such a disclosure.

The corporation or any shareholder in a derivative action may enforce the obligation to disgorge the profits realized by the Controlling Person or Group.

The vote on Item 6 is advisory, and therefore not binding on the Company or our Board of Directors. However, our Board of Directors values the opinions of our shareholders, and will consider such views in determining whether to bring directly any claims the Company may have in the future against Hudson under Subchapter H to the extent it realizes any profit from the disposition of Company shares within 18 months of November 2019.  Given its conflict of interest on this proposal, any shares voted directly or indirectly by Hudson and its affiliates on this matter will be disregarded.

At this time, the Board of Directors has no intention of taking action until more information is known as to whether Hudson realized a profit from its disposition of Company shares.  Looking forward, the Board of Directors intends to consider shareholder views (as expressed through the voting results received on this proposal) in considering whether to bring any potential claim(s) against Hudson under Subchapter H in the event Hudson has realized a profit.

The Board intends to actively consider opting out of Subchapter H after the lapse of the 18-month disgorgement period we believe Hudson has already triggered, but such amendment to our charter will require shareholder ratification.

ITEM 7
SHAREHOLDER PROPOSAL: HUDSON BYLAW REPEAL PROPOSAL

Hudson has advised us that they intend to propose the following resolution at the Annual Meeting:

“RESOLVED, that each provision of or amendment to the Bylaws, adopted by the Board without the approval of the shareholders after November 11, 2019 (the date of the most recent publicly disclosed Bylaws) and through the conclusion of the Annual Meeting be, and they hereby are, repealed.”

We believe the Hudson Bylaw Proposal would serve no purpose because (i) there have been no post-November 11, 2019 amendments to the Company’s Bylaws; and (ii) the Company already agreed in November 2019 not to amend its Bylaws prior to the Annual Meeting.

Because we believe the Hudson Bylaw Proposal is moot, the Board of Directors is making no recommendation with respect to the proposal.

AUDIT COMMITTEE REPORT

The Audit Committee’s primary responsibility is to assist the Board of Directors in fulfilling its responsibility to oversee and review the quality and integrity of the Company’s financial statements and internal controls over financial reporting, and the independent auditor’s qualifications and independence.

Management has the primary responsibility for the preparation of the financial statements and establishing effective internal controls over financial reporting. The Company’s management has represented to the Audit Committee that the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 were prepared in accordance with generally accepted accounting principles and is in process of addressing identified material weaknesses in internal controls over financial reporting.

The Company’s independent registered public accounting firm (BDO USA, LLP) is responsible for auditing these consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal controls over financial reporting based on criteria established in 2013 by the Committee of Sponsoring Organizations of the Treadway Commission.

In the performance of its oversight function, the Audit Committee reviewed and discussed with management and BDO the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019, including the critical accounting policies applied by the Company in the preparation of these financial statements. The Audit Committee discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

In addition, the Audit Committee received from BDO the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the Audit Committee concerning independence, and discussed with such firm its independence from the Company and the Company’s management.

At each of its meetings in fiscal year 2019, the Audit Committee met with the Company’s Chief Financial Officer and other senior members of the Company’s management. The Audit Committee reviewed with BDO the overall scope and plans for their audit in fiscal year 2019. The Audit Committee also received regular updates from the Company’s Interim Chief Financial Officer on internal controls and business risks and from the Company’s Chief Compliance Officer on compliance and ethics issues.

The Audit Committee met with BDO, with and without management present, to discuss their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Audit Committee also met with the Chief Compliance Officer, with and without management present, to review and discuss compliance and ethics matters, including compliance with the Company’s Code of Business Conduct and Ethics.

On an ongoing basis, the Audit Committee considers the independence, qualifications, compensation and performance of BDO. Such consideration includes reviewing the written disclosures and the letter provided by BDO in accordance with applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and discussing with the BDO their independence.

The Audit Committee is responsible for the approval of audit fees, and the Committee reviewed and pre-approved all fees paid to BDO in fiscal year 2019. The Audit Committee has adopted a policy for pre-approval of services to be performed by the independent auditor. Further information on this policy and on the fees paid to BDO in fiscal year 2019 and anticipated fees pre-approved for fiscal year 2020 can be found in the section of this proxy statement titled “Item 2 - Ratification of Appointment of Independent Auditors.”  There were no non-audit services provided by BDO in fiscal year 2019. The Audit Committee also monitors the Company’s hiring of former employees of BDO.

The Audit Committee concluded that BDO is independent from the Company and its management, and has retained BDO as the Company’s independent auditor for fiscal year 2020. The Audit Committee and the Board believe that the continued retention of BDO is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of BDO as the Company’s independent auditor for fiscal year 2020.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 for filing with the Securities and Exchange Commission.

The Audit Committee

Patricia A. Oelrich (Chair)
Robert L. Metzger
William J. Schoch

EXECUTIVE OFFICERS OF THE COMPANY

Our executive officers, as of the date of this proxy statement, are as follows:

Name	Age	Position(s) Held	Officer Since
Maeve M. Duska	44	Chief Marketing Officer	2019
William T. Haines	54	Chief Human Resources Officer	2020
Glen E. Goold	48	Chief Accounting Officer	2020
Donald W. Layden, Jr.	62	President and Chief Executive Officer	2020
James M. Pollock	46	Chief Compliance Officer	2019
Michael Wasserfuhr	54	Chief Financial Officer	2020

Certain information concerning Mr. Layden is set forth elsewhere in this proxy statement. See “Election of Directors.” The following description contains certain information concerning the foregoing executive officers who are not directors of the Company.

Maeve M. Duska has been our Executive Vice President and Chief Marketing Officer since November 2019. Ms. Duska has been employed by us since 2009 in a variety of marketing and sales positions. Since January 2019, Ms. Duska has served as Vice President-Group Manager of Marketing, and prior thereto and since October 2017, served as Senior Vice President of Marketing and Strategic Development. Prior thereto and since 2016, Ms. Duska served as Senior Vice President of Sales and Marketing, and prior thereto and since 2015, served as Senior Vice President of Marketing.

William T. Haines has been our Chief Human Resources Officer since January 13, 2020. Prior to joining the Company, and from March 1999 until January 2020, Mr. Haines served as Senior Director, Human Resources, for Quaker Houghton. From 1993 through 1999, Mr. Haines served as HR Manager for Tyco International.  Mr. Haines is a seasoned human resources executive with more than 25 years’ experience including executive compensation, benefits, talent management, talent acquisition, and human resources business partner to C Level and senior level leadership.  Mr. Haines has a B.S. in Human Resources Management from Messiah College in Pennsylvania, and a M.S. in Human Resources and Industrial Relations from Rutgers University in New Jersey.

Glen E. Goold has been our Chief Accounting Officer since February 28, 2020 and was our Interim Chief Financial Officer from January 2019 to February 28, 2020. Prior thereto and since October 2018, he has been serving as a consultant to the Company. Mr. Goold was the Chief Financial Officer of Sutron Corporation (“Sutron”) from March 2014 until February 2018. Sutron had been a public company (Nasdaq:STRN) prior to its acquisition by Danaher Corporation (NYSE:DHR) in July 2015. As Chief Financial Officer of Sutron, Mr. Goold was responsible for the accounting, financial reporting, human resources, investor relations and regulatory compliance functions of the organization. Prior to that, Mr. Goold was the interim Chief Financial Officer of Sutron from October 2013 to March 2014, and Assistant Chief Financial Officer and Director of Finance of Sutron from November 2012 to October 2013. From 2005 to 2012, Mr. Goold was the Associate Vice President of Fund Management at The Carlyle Group, a private equity firm. Prior to that, Mr. Goold was a Tax Manager at the accounting firm of Ernst & Young LLP from 1999 to 2005, and was a Tax Consultant at the firm from 1997 to 1999. Mr. Goold is a Certified Public Accountant.

James M. Pollock was appointed as our Chief Compliance Officer as of April 15, 2019. Mr. Pollock had been employed by PricewaterhouseCoopers LLP (“PwC”) as a Director within the Risk Assurance practice from July 2010. Prior to that, Mr. Pollock had served in various capacities at PwC since July 1998, providing risk-based internal audit and other advisory services, performing SOX engagements, and addressing strategic and operational risk areas for global clients representing a wide range of industries. Prior to joining PwC, Mr. Pollock was an associate manager within the Controller’s division at AT&T Inc. (NYSE:T) from June 1996, where he was responsible for cost center variance analysis and the general summation of financial results prior to consolidation. Mr. Pollock is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Pennsylvania Institute of Certified Public Accountants, and the Philadelphia chapter of the Institute of Internal Auditors.

Michael Wasserfuhr was appointed our Chief Financial Officer on February 28, 2020. He most recently served as Principal and founder of Michael Wasserfuhr Business Transformation LLC, and since November 2019 has served as interim Chief of Staff to Mr. Layden, the Company’s CEO. Prior to this, Mr. Wasserfuhr served as Senior Vice President Finance and Chief Financial Officer of Vesta Corporation from 2016 to 2017, Senior Vice President Finance and Chief Financial Officer of Worldpay US in 2015, and Senior Vice President Finance & Chief Financial Officer at Ingenico North America from 2011 to 2015. Earlier in his career, he served as Vice President, Finance and Chief Financial Officer of Putzmeister America, Inc. from 2007 to 2010, and as Vice President, Finance and Chief Financial Officer of TUV Rheinland of North America from 2000 to 2007. Mr. Wasserfuhr is a registered CPA. He earned a Ph.D. and an M.B.A. from Justus-Liebig-Universitaet, Germany.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides information regarding our executive compensation philosophy, the elements of our executive compensation program, and the factors that were considered in the compensation actions and decisions for our named executive officers during the 2019 fiscal year. The CD&A should be read together with the compensation tables and related disclosures set forth elsewhere in this Proxy Statement.

While this CD&A and the compensation tables and related disclosures provide information for the 2019 fiscal year, as discussed in the Form 10-K for the fiscal year ended June 30, 2019 (the “Form 10-K”), given the circumstances we faced during the 2019 fiscal year, we did not award any incentive compensation for, or award any discretionary bonuses to, our executive officers other than discretionary bonuses awarded to our new executive officers.

Named Executive Officers

During the 2019 fiscal year, our named executive officers (collectively, the “fiscal year 2019 named executive officers”) were as follows: Stephen P. Herbert - our former Chief Executive Officer who resigned on October 17, 2019; Glen Goold - our former interim Chief Financial Officer; Matthew McConnell - our former Chief Operating Officer; James Pollock - our Chief Compliance Officer; Anant Agrawal - our Executive Vice President, Corporate Development; Michael Lawlor - our former Chief Services Officer who resigned on March 22, 2019; and Priyanka Singh - our former Chief Financial Officer who resigned on January 7, 2019.

Overview

Investigation and Restatement

As discussed in the Form 10-K, on September 11, 2018, the Company announced that the Audit Committee with the assistance of independent legal and forensic accounting advisors, was in the process of conducting an internal investigation of current and prior period matters relating to certain of the Company’s contractual arrangements, including the accounting treatment, financial reporting and internal controls related to such arrangements. The Audit Committee’s investigation focused principally on certain customer transactions entered into by the Company during fiscal years 2017 and 2018.

On January 14, 2019, the Company reported that the Audit Committee’s internal investigation was substantially completed and described the principal findings of the internal investigation and the remedial actions to be implemented by the Company as a result of the internal investigation. These remedial actions included the retention of a Chief Compliance Officer and a Chief Operating Officer which were newly created positions, and the separation of our Chief Services Officer from the Company.

On February 4, 2019, the Board of Directors of the Company, upon the recommendation of the Audit Committee, and based upon the adjustments to previously reported revenues proposed by the Audit Committee, determined that the following financial statements previously issued by the Company should no longer be relied upon: (1) the audited consolidated financial statements for the fiscal year ended June 30, 2017; and (2) the quarterly and year-to-date unaudited consolidated financial statements for September 30, 2017, December 31, 2017, and March 31, 2018. The Company also reported that related press releases, earnings releases, management’s report on the effectiveness of internal control over financial reporting as of June 30, 2017, and investor communications describing the Company’s financial statements for these periods should no longer be relied upon. During the audit process, significant financial reporting issues were identified by current management which were unrelated to the internal investigation and which resulted in further adjustments to the Company’s previously issued or prior fiscal years’ unissued financial statements, including those for the 2017 fiscal year. For more information regarding the restatement, refer to Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Note 2, “Restatement of Consolidated Financial Statements”; and Note 20, “Unaudited Quarterly Data” of the Notes to Consolidated Financial Statements in Item 8 of the Form 10-K.

During the Audit Committee’s investigation and the subsequent restatement and audit process, we were delayed in filing our periodic reports with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2018. As a result, we did not file a Compensation Discussion and Analysis or any other compensation-related information contemplated by Item 402 of Regulation S-K for our fiscal year 2018 actions and decisions. Consequently, those actions and decisions were included as part of the CD&A in the Form 10-K, together with our actions and decisions for the 2019 fiscal year. The CD&A contained in this Proxy Statement describes our actions and decisions for only the 2019 fiscal year.

Executive Officer Changes During Fiscal Year 2019

On January 7, 2019, our then Chief Financial Officer, Priyanka Singh, resigned and, on January 24, 2019, we appointed Glen Goold as our interim Chief Financial Officer. On January 13, 2019, Michael Lawlor ceased serving as Chief Services Officer, and he resigned as an employee as of March 22, 2019. On April 15, 2019, we appointed James Pollock as our new Chief Compliance Officer. On May 22, 2019 we appointed Matthew McConnell as our new Chief Operating Officer.

Compensation Committee Composition During Fiscal Year 2019

At the beginning of the 2019 fiscal year our Compensation Committee consisted of Messrs. Moschner and Reilly. Effective January 13, 2019, and at the time he became our non-executive Chairman, Mr. Moschner ceased serving as a member of the Committee, Mr. Reilly became Chairman, and Mr. Metzger became a member of the Committee. On April 8, 2019, Mr. Barnhart became a member of the Committee. On February 28, 2020, each of Messrs. Barnhart and Reilly resigned as a director and Ms. Stafford became a member of the Committee. The Committee is currently composed of Mr. Metzger and Ms. Stafford.

Our Compensation Philosophy

The Compensation Committee is responsible for annually reviewing and recommending to the Board for approval the corporate goals and objectives relevant to the compensation of the executive officers of the Company, evaluating the executive officers’ performance in light of those goals and objectives, and recommending for approval to the Board the executive officers’ compensation levels based on this evaluation. During the 2019 fiscal year, the Chief Executive Officer assisted the Compensation Committee in establishing the compensation of our other executive officers. The compensation of Mr. Agrawal (who is not an executive officer) was determined by our Chief Executive Officer with input from the Compensation Committee. The Chief Executive Officer is not present during voting or deliberations on his compensation. The Compensation Committee utilized an independent compensation consultant, Willis Towers Watson, in order to assist the Committee in making appropriate recommendations regarding our executive officers’ compensation for the 2019 fiscal year.

We have developed a compensation policy that is designed to attract and retain key executives responsible for our success and motivate management to enhance long-term shareholder value. The Compensation Committee believes that compensation of the Company’s executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives, and the Committee seeks to align the interests of the Company’s shareholders and management by integrating compensation with the Company’s annual and long-term corporate and financial objectives. The Compensation Committee also seeks to tie a significant portion of each executive officer’s compensation to key operational and financial goals and performance.

We have also historically designed and implemented our compensation package in order to be competitive with other companies in our peer group, as compiled by our compensation consultant, and to motivate and retain our executive officers. Our compensation package also takes into account individual responsibilities and performance.

Certain elements of our compensation reflect different compensation objectives. For example, as base salaries are generally fixed in advance of the year in which the compensation will be earned, the Committee believes that it is appropriate to determine base salaries with a focus on similarly situated officers at comparable peer group companies, while also having them reflect the officer’s performance. On the other hand, annual incentive bonuses and long-term incentives are better able to reflect the Company’s performance, as measured by total revenues, non-GAAP net income, adjusted EBIDTA, cash generated from operations, and total number of connections. In addition, annual incentive bonuses and long-term incentive awards, including the performance goals upon which they are based, help us to achieve our goal of retaining executives, and motivating executive officers to increase shareholder value. In addition, we may also award discretionary annual bonuses to our executive officers in appropriate circumstances, including bonuses contingent on continued employment with the Company. The other elements of compensation reflect the Committee’s and the Board’s philosophy that personal benefits, including retirement and health benefits, should be available to all employees on a non-discriminatory basis.

Our Executive Compensation Practices

Our compensation program for our executive officers features many commonly used “best practices” including:

•
Pay-for-performance. A substantial part of our executive officers’ pay has historically been, in our view, performance-based. For the 2018 fiscal year, our former Chief Executive Officer had approximately 68% of his total target compensation tied to performance, while our former Chief Financial Officer and former Chief Services Officer had approximately 59% and 58%, respectively, of their total target compensation tied to performance. For the 2018 fiscal year, Mr. Agrawal (who is not an executive officer) had approximately 52% of his total target compensation tied to performance. Due to the circumstances present during the 2019 fiscal year, we did not establish any incentive compensation plans or award any discretionary bonuses to our executive officers other than discretionary bonuses awarded to our new executive officers.

•
Stretch performance goals. Our performance target goals under our long-term and short-term bonus programs are designed to stretch individual and organizational performance in order to receive target payouts.

•	Capped payouts under incentive plans. Both our long-term and short-term bonus programs have maximum payout amounts in order to discourage excessive risk-taking.
•
Stock ownership guidelines. We have significant ownership guidelines. Our Chief Executive Officer is required to hold Common Stock with a value equal to a multiple of three times his or her base salary and our Chief Financial Officer and other executive officers are required to hold Common Stock with a value equal to one time his or her base salary.

•	No Tax Gross-Up Provisions. Our compensation program does not include any excise tax gross-up provisions with respect to payments contingent upon a change of control.
•	Limited perquisites for our executives. Perquisites are not a significant portion of our executive officers’ compensation.
•
Independent compensation consultant. During the 2019 fiscal year, the Committee retained an independent compensation consultant to review the executive compensation programs and practices and to provide input to the Committee.

•
No payment on change of control without a “double trigger.” Payments under our employment agreements require two events for vesting: both the change of control and either a “good reason” for termination of the executive’s employment by the executive or termination of the executive’s employment by the Company “without cause”.

•	No repricing of underwater options. Our stock incentive plans do not permit repricing or the exchange of underwater stock options without shareholder approval.

Clawback Policy. In July 2019, the Board adopted an Incentive Compensation Clawback Policy (the “Clawback Policy”) which had been developed and recommended by the Committee and which applied to any future incentive compensation awarded to our executive officers. The Clawback Policy provides that in the event of a restatement of the Company’s financial results, an executive officer would have to return to the Company any overpayment of incentive compensation based on such restated results; provided, however, that the executive officer must have engaged in intentional misconduct that contributed to the need for the restatement.

Compensation-Setting Process in Fiscal Year 2019

The Committee’s 2019 fiscal year executive compensation actions and decisions reflected the ongoing Audit Committee investigation and subsequent restatement and audit process, the significant changes in our executive team during the fiscal year and the forecasted management financial results for the fiscal year. The Committee did not award any incentive compensation or award any discretionary bonuses to our executive officers during the fiscal year other than discretionary bonuses awarded to our new executive officers. Following the Audit Committee investigation, the Committee and our Board determined that ensuring our executive officers prioritize and maintain a sustained culture of compliance should be an additional principle that should guide our executive compensation actions and decisions.

The actions and decisions taken during fiscal year 2019 were not the result of a change in our compensation philosophy, but reflected the circumstances facing the Company during the fiscal year. The Compensation Committee intends to follow its historical practice of establishing short-term and long-term incentive compensation plans for our executive officers and emphasizing pay-for-performance during fiscal year 2020 and future fiscal years.

Compensation-Setting Process in Fiscal Year 2020

On October 7, 2019, at the recommendation of the Compensation Committee, the Board of Directors approved incentive compensation plans for the 2020 fiscal year for our executive officers. Specific target metrics were finalized after the Company’s 2020 financial plan was finalized.

2020 STI Plan

The Board approved the Fiscal Year 2020 Short-Term Incentive Plan which provides that each executive officer would earn a cash bonus in the event that the Company achieves during the 2020 fiscal year certain annual financial goals (70% weighting) and certain annual specific performance goals relating to the executive officer which are to be established by the Compensation Committee (30% weighting). The annual financial goals are total revenues (15% weighting), cash generated from operations (15% weighting), and non-GAAP net income (40% weighting). The specific performance goals to be established will prioritize the promotion of a sustained culture of compliance.

If none of the minimum threshold target goals are achieved, the executive officers would not earn a cash bonus. Assuming the minimum threshold target goal would be achieved for a particular metric, the amount of the cash bonus to be earned would be determined on a pro rata basis, provided that the bonus would not exceed the maximum distinguished award for that metric (which in any event cannot exceed 150% of the executive officer’s target bonus award).

2020 LTI Stock Plan

The Board approved the Fiscal Year 2020 Long-Term Stock Incentive Plan which provides that each executive officer would be awarded shares of common stock of the Company in the event that certain metrics relating to the Company’s 2020 fiscal year would result in specified ranges of year-over-year percentage growth. The metrics are total number of connections as of June 30, 2020 as compared to total number of connections as of June 30, 2019 (40% weighting) and adjusted EBITDA earned during the 2020 fiscal year as compared to the adjusted EBITDA earned during the 2019 fiscal year (60% weighting).

If none of the minimum threshold year-over-year percentage target goals are achieved, the executive officers would not be awarded any shares. Assuming the minimum threshold year-over-year percentage target goal would be achieved for a particular metric, the number of shares to be awarded for that metric would be determined on a pro rata basis, provided that the award would not exceed the maximum distinguished award for that metric (which in any event cannot exceed 150% of the executive officer’s target bonus award). Any shares awarded under the plan would vest as follows: one-third at the time of issuance; one-third on June 30, 2021; and one-third on June 30, 2022.

Pay-for-Performance Review

Pay-for-performance has historically been an important component of our compensation philosophy and is evident in the structure of our compensation program. Our compensation approach is designed to motivate our executive officers to substantially contribute to the Company’s long-term sustainable growth. Our pay-for-performance approach provides that a large portion of our executive officers’ total compensation should be in the form of short-term and long-term incentive awards with performance hurdles designed to stretch individual and organizational performance.

Reinforcing pay-for-performance is a significant underpinning of our compensation program which is designed to motivate executives to deliver strong business performance and create shareholder value. These compensation elements were dependent upon the Company’s achievement of pre-established financial and other business goals recommended by the Committee as well as individual goals established by the Committee or consisted of stock option awards, which are inherently performance-based as they only deliver value if the stock price increases. All stock options awarded by the Committee are exercisable at the closing share price on the date of the grant. Based on actual results, the annual variable compensation amount and the ultimate value of the equity compensation awards could have been significantly reduced if the Company or management did not perform.

Fiscal Year 2019 Actions and Decisions

As discussed above, during the 2019 fiscal year, we did not award any incentive compensation or award any discretionary bonuses to our executive officers other than discretionary bonuses awarded to our new executive officers. The Committee did not increase any of the base salaries of our executive officers during the fiscal year.

In October 2019, and upon our recommendation, the Board awarded to Mr. McConnell, our then Chief Operating Officer, a cash bonus of $20,700 which is equal to the pro-rated amount of his target short-term incentive compensation bonus (which was 45% of his annual base salary) and awarded shares to him with a value of $46,000 which is equal to the pro-rated amount of his target long-term incentive compensation bonus (which was 100% of his annual base salary). The pro-ration was based on the days employed by Mr. McConnell during the fiscal year. At the time he signed his employment agreement, we also granted to him non-qualified stock options to purchase up to 50,000 shares.

In October 2019, and upon our recommendation, the Board awarded to Mr. Pollock, our Chief Compliance Officer, a cash bonus of $13,576 which is equal to the pro-rated amount of his target short-term incentive compensation bonus (which was 30% of his annual base salary) and granted to him incentive stock options to purchase up to 5,760 shares at $7.43, the price of our shares as of June 30, 2019. The pro-ration of his cash bonus was based on the days Mr. Pollock was employed by the Company during the fiscal year. At the time Mr. Pollock joined the Company, we granted to him incentive stock options to purchase up to 20,000 shares, and he received a $30,000 cash signing bonus which was paid on August 15, 2019.

The engagement agreement of Mr. Goold, our former interim Chief Financial Officer, provided that he would receive a $100,000 cash bonus if he remained our interim Chief Financial Officer through December 31, 2019, and he would receive a $200,000 cash bonus upon the Company regaining compliance with its periodic reporting requirements and with the Nasdaq listing rules. We paid Mr. Goold the amount of $50,000 in May 2019 on account of the $100,000 cash retention bonus.

Peer Group Analysis

The Committee did not utilize a peer group in connection with its compensation decisions during fiscal year 2019 as there were no changes to base salaries and no incentive compensation plans established for our existing named executive officers. In January 2019, and in connection with the retention of a new Chief Operating Officer and Chief Compliance Officer, the Committee obtained a compensation analysis from its independent compensation consultant for these newly created positions. The Committee utilized this analysis in connection with its compensation program recommendations for these new executive officers and received input from the consultant.

Elements of Compensation

This section describes the various elements of our compensation program for our named executive officers during the 2019 fiscal year. The components of compensation reflected in our named executive officers’ compensation program are set forth in the following table:

Element	Key Characteristics	Why We Pay this Element	How We Determine the Amount
Base Salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation for executive talent.	Experience, job scope, peer group, and individual performance.

Annual Bonus
Variable compensation component payable in cash or stock based on performance as compared to annually-established company and/or individual performance goals. We also award discretionary stock or cash bonus awards.
		Motivate and reward executives for performance on key operational, financial and personal measures during the year. Discretionary bonuses could be based upon continued employment.	Organizational and individual performance, with actual payouts based on the extent to which performance is achieved. Discretionary bonuses are based on various factors, including past performance.

Long Term Incentives	Variable compensation component payable in restricted stock or stock options.	Alignment of long term interests of management and shareholders. Retention of executive talent.	Organizational and individual performance, with actual awards based on the extent to which performance is achieved.

Perquisites and Other Personal Benefits	Fixed compensation component to provide basic competitive benefits.	Provide a base level of competitive compensation for executive talent.	Periodic review of benefits provided generally to all employees.

Base Salary

Base salary is the fixed component of our named executive officers’ annual cash compensation and is set with the goal of attracting talented executives and adequately compensating and rewarding them for services rendered during the fiscal year. The Compensation Committee reviews our executive officers’ base salaries on an annual basis.

The base salary of each of our executive officers reflects the individual’s level of responsibility and performance. In recommending base salaries of our executive officers to the Board of Directors, the Compensation Committee also considers changes in duties and responsibilities, our business and financial results, and its knowledge of base salaries paid to executive officers of our peer group.

No increases were made to any base salaries of our executive officers during the 2019 fiscal year.

Annual Bonus

Performance-based annual bonuses are based on each named executive officer’s achievement of performance goals. Annual bonuses are intended to provide officers with an opportunity to receive additional cash compensation based on their individual performance and Company results, including the achievement of pre-determined Company and/or individual performance goals. Performance-based bonuses are included in the compensation package because they incentivize our named executive officers, in any particular year, to pursue particular objectives that are consistent with the overall goals and strategic direction that the Board has set for the Company for that year.

The Committee believes that the annual performance-based bonus reinforces the pay-for-performance nature of our compensation program.

Fiscal Year 2019 Short-Term Incentive Plan

During the 2019 fiscal year, we did not award any performance-based incentive compensation for our fiscal year 2019 named executive officers or award any discretionary bonuses to our fiscal year 2019 named executive officers other than discretionary bonuses awarded to our new executive officers. In May 2019, we paid a $50,000 bonus to Mr. Goold on account of a $100,000 bonus to be earned by him if he remained our interim Chief Financial Officer through December 31, 2019, and, in September 2019, we awarded a pro-rated cash bonus to each of Mr. McConnell and Mr. Pollock equal to the pro-rated short term target bonus set forth in their respective employment agreements of $20,700 and $13,536, respectively. In November 2018, Mr. Agrawal received a retention bonus in accordance with the terms of his November 2017 employment agreement. We also agreed that Mr. Goold would earn a cash bonus of $200,000 to Mr. Goold if and when the Company regains compliance with its periodic reporting obligations and the Nasdaq listing requirements.

Long-Term Incentive Compensation

As described above, the Compensation Committee believes that a substantial portion of each executive officer’s compensation should be in the form of long-term incentive compensation in order to further align the interests of our executive officers and shareholders.

Fiscal Year 2019 Long-Term Incentive Compensation

As discussed above, we did not award any long-term incentive compensation for our 2019 fiscal year named executive officers. In October 2019, Mr. McConnell was awarded shares with a value of $46,000  as a discretionary bonus on account of fiscal year 2019, and Mr. Pollock was awarded options to purchase up to 5,760 shares at an exercise price of $7.43, representing the price of our shares as of June 30, 2019 as a discretionary bonus on account of fiscal year 2019.

Other Named Executive Officer

During the 2019 fiscal year, Mr. Agrawal received a retention bonus in November 2018 in accordance with the terms of his November 2017 employment agreement entered into at the time of the acquisition of Cantaloupe Systems, Inc.

Stock Option Awards

 During April 2019, and in connection with his retention as Chief Compliance Officer, Mr. Pollock was awarded qualified stock options to purchase up to 20,000 shares of the Company’s Common Stock at an exercise price of $3.88 per share. The options vest one-third on March 23, 2020, one-third on March 23, 2021, and one-third on March 23, 2022, and expire if not exercised prior to March 23, 2026.

During May 2019, and in connection with his retention as Chief Operating Officer, Mr. McConnell was awarded nonqualified stock options to purchase up to 50,000 shares of the Company’s Common Stock at an exercise price of $5.72 per share. The options vest one-third on September 30, 2019, one-third on September 30, 2020, and one-third on September 30, 2021, and expire if not exercised prior to May 22, 2026.

In October 2019, we granted options to Mr. Pollock to purchase up to 5,760 shares at $7.43 per share as a discretionary bonus. These options vest as follows: one-third at the time of issuance, one-third on June 30, 2020, and one-third on June 30, 2021, and are exercisable for a period of seven years from the grant date.

As authorized under our stock incentive plans, the Compensation Committee and Chief Executive Officer may, on an annual basis, agree on aggregate equity awards to be awarded by the Chief Executive Officer to non-executive officer employees. Accordingly, on June 12, 2018, the Compensation Committee and Chief Executive Officer designated options to purchase up to 450,000 shares to be awarded by our Chief Executive Officer. Pursuant to such designation, our Chief Executive Officer granted incentive stock options, with a grant date of September 21, 2018, to non-executive officer employees to purchase up to 400,000 shares at $8.75 per share. These shares vest as follows: one-third on each of September 21, 2019, September 21, 2020 and September 21, 2021, and are exercisable for a period of seven years from the grant date.

All Other Compensation

Our named executive officers were entitled to the health care coverage, group insurance and other employee benefits provided to all of our other employees.

In connection with Mr. Agrawal’s relocation from California to the Philadelphia metropolitan area, in February 2018, the Company and Mr. Agrawal entered into an amendment to his employment agreement which provided for reimbursement of moving expenses, and a housing allowance of $6,000 per month and car allowance of $500 per month for 20 months, provided that he would remain an employee of the Company. The automobile and car allowance payments are on an after-tax basis and include an additional tax gross up payment. In July 2019, Mr. Agrawal relocated to San Francisco, California, and in accordance with a further amendment to his employment agreement, the housing allowance and car allowance previously provided to him were terminated as of July 1, 2019.

Post-Termination Compensation

As set forth in his employment agreement, upon the termination of Mr. Herbert’s employment under certain circumstances, including termination by the Company without cause or by a notice of non-renewal of the employment agreement, or under certain circumstances following a change of control of the Company, the Company had agreed to pay Mr. Herbert a lump sum amount equal to two times his annual base salary, and all restricted stock awards or stock options would become vested as of the date of termination.

The Committee notes that pursuant to the employment agreements in effect during the 2019 fiscal year, there would be no payments to our executive officers upon a change of control without a “double trigger.” Payments under our employment agreements require two events for vesting: both the change of control and a “good reason” for termination of employment.

As set forth in his employment agreement, upon the termination of Mr. Agrawal’s employment under certain circumstances, including termination by the Company without cause, or termination by Mr. Agrawal for good reason, the Company has agreed to continue to pay to Mr. Agrawal his base salary and to provide coverage for Mr. Agrawal and his family under all applicable Company group health benefit plans for a period of one year following the date of termination. Any such payment would be subject to Mr. Agrawal executing a release of any and all claims, suits or causes of action against the Company and its affiliates.

Additional information regarding what would have been received by our fiscal year 2019 named executive officers had termination of employment occurred on June 30, 2019 is found under the heading “Potential Payments upon Termination or Change of Control” appearing on page __ of the Proxy Statement.

Stock Ownership Policy

We believe that providing our executive officers who have responsibility for the Company’s management and growth with an opportunity to increase their ownership of Company shares aligns the interests of the executive officers with those of the shareholders. Our Stock Ownership Guidelines provide that the Chief Executive Officer should own shares with a value of at least three times his annual base salary, and the Chief Financial Officer and other executive officers should own shares with a value of at least one times his or her annual base salary. Each executive officer has five years to obtain such ownership from the commencement of serving as an executive officer. As of the date hereof, each executive officer is in compliance with the policy.

Our Stock Ownership Guidelines provide that each non-employee director should own shares of Common Stock with a value of at least five times his or her annual cash retainer. For this purpose, the annual retainer shall include the annual retainer for service on the Board as well as the annual retainer for serving on one (but not more than one) Committee of the Board. Each director has five years to obtain such ownership from commencement of service as a director. As of the date hereof, each of the directors is in compliance with the policy.

For purposes of these guidelines, “shares” include shares owned by the executive officer or director or by such person’s immediate family members residing in the same household, and include non-vested restricted stock awards held by the executive officer or non-employee director.

Clawback Policy

In July 2019, we adopted an Incentive Compensation Clawback Policy (the “Clawback Policy”) which provides that in the event of a restatement of the Company’s financial results (other than due to a change in applicable accounting methods, rules or interpretations) the result of which is that any incentive compensation paid, settled, or awarded to an executive officer would have been lower or none at all had it been calculated based on such restated results, the Compensation Committee shall review such incentive compensation.

If the Committee determines that (1) the amount of any incentive compensation actually paid, settled, or awarded to an executive officer (the “Awarded Compensation”) would have been a lower amount had it been calculated based upon the restated financial results (the “Actual Compensation”), and (2) that the executive officer engaged in intentional misconduct that contributed to the need for the restatement, then the Committee shall, except as provided below, recommend to the Board of Directors that the executive officer be required to return, repay or forfeit the difference between the Awarded Compensation and the Actual Compensation.

The Committee may determine not to recommend the return, repayment or forfeiture to the extent it determines (i) that to do so would be unreasonable or (ii) that it would not be in the best interests of the Company to do so.

If the Board of Directors upon recommendation of the Committee determines to seek a clawback pursuant to the Clawback Policy, the Company shall make a written demand for repayment from the executive officer and, if the executive officer does not within a reasonable period tender repayment in response to the demand, the Company may seek a court order against the executive officer for such repayment.

The Clawback Policy is effective as of July 1, 2019, and applies to any incentive compensation to be paid, settled, or awarded to an executive officer thereafter under any applicable Company compensation policy, plan or program, and shall be incorporated into any such applicable compensation policy, plan and program currently adopted or which may be adopted by the Company as of or after July 1, 2019.

Recovery of Incentive Compensation Bonuses in Connection with the Restatement

In light of our restatement of our fiscal year 2017 financial statements and pursuant to the remedial measures adopted by the Board as a result of the internal investigation, in October 2019, the Compensation Committee re-evaluated the awards that were previously paid or issued to our executive officers under our short-term and long-term incentive compensation plans that were established for that fiscal year. Based on the restated financial results for the fiscal year, a reduced award under these plans would have been awarded to these executive officers. The Company’s Clawback Policy would not apply to these awards as the policy only applies to incentive compensation paid or issued to our executive officers prospectively since its adoption in July 2019. Pursuant to the March 2019 Separation Agreement, the Company will reduce the cash bonus that was awarded to Mr. Lawlor under the Fiscal Year 2018 STI Plan by $38,086, representing the overpayment he received under the fiscal year 2017 incentive compensation plans. Mr. Herbert has repaid to the Company the amount of $120,014, representing the overpayment he received under the fiscal year 2017 incentive compensation plans.

Anti-Hedging Policy

In July 2019, the Board adopted an Anti-Hedging Policy that was developed and recommended by the Committee. The policy prohibits our employees, officers and directors from engaging in any hedging or similar transactions with respect to the Company’s securities, including through the establishment of a short position in the Company’s securities, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of the Company’s securities.

Effect of 2018 Say-On-Pay Vote

At the 2018 Annual Meeting of Shareholders held on April 26, 2018, over 86% of the votes cast on the advisory vote on the compensation of our named executive officers were in favor of the Company’s executive compensation disclosed in the proxy statement (relating to our fiscal year ended June 30, 2017).

Because of the Audit Committee’s investigation and subsequent restatement and audit process, we have not held an annual meeting of shareholders since April 26, 2018, and have not conducted a say-on-pay vote relating to our fiscal year 2018 compensation of our named executive officers. In evaluating executive compensation for future years, the Committee intends to consider the results of upcoming say-on-pay votes and other feedback from our shareholders.

Impact of Taxation and Accounting Considerations on Executive Compensation

The Compensation Committee and the Board of Directors take into account tax and accounting consequences of the compensation program and weigh these factors when setting total compensation and determining the individual elements of any named executive officer’s compensation package.

The stock and option awards to our named executive officers under our equity incentive plans provide that the officer is responsible for any withholding or payroll tax obligations incurred by the Company in connection with the award, and that the officer may satisfy any such obligations by, among other things, either the delivery to the Company of a cash payment equal to the obligations, or the assignment or transfer to the Company of shares having a value equal to the obligations, or such other method that shall be satisfactory to the Company.

2019 Summary Compensation Table

The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 2019, 2018, and 2017 to each of our fiscal year 2019 named executive officers:

Name and Principal Position	Fiscal Year	Salary	Bonus (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	All Other Compensation (3)	Total
Stephen P. Herbert (4)	2019	$525,000	$—	$—	$—	$—	$19,300	$544,300
Chief Executive Officer & President	2018	$515,769	$—	$840,000	$40,951	$175,828	$22,986	$1,595,534
	2017	$446,538	$—	$675,000	$39,758	$131,299	$13,091	$1,305,686

Glen E. Goold (5)	2019	$184,130	$50,000	$—	$—	$—	$—	$234,130
Interim Financial Officer

Matthew W. McConnell (6)	2019	$43,077	$—	$—	$157,500	$—	$—	$200,577
Chief Operating Officer

James M. Pollock (7)	2019	$49,712	$—	$—	$44,200	$—	$—	$93,912
Chief Compliance Officer

Anant Agrawal	2019	$280,000	$210,000	$—	$—	$—	$131,352	$621,352
Exec. VP, Corporate Development	2018	$179,846	$—	$186,480	$—	$33,735	$54,333	$454,394

Priyanka Singh (8)	2019	$161,538	$—	$—	$—	$—	$6,462	$168,000
Former Chief Financial Officer	2018	$296,923	$55,000	$300,000	$56,750	$70,331	$7,385	$786,389
	2017	$70,865	$—	$103,125	$123,000	$33,334	$50,000	$380,324

Michael Lawlor (9)	2019	$200,961	$—	$—	$—	$—	$365,227	$566,188
Former Chief Services Officer	2018	$271,923	$25,000	$275,000	$—	$64,470	$12,841	$649,234
	2017	$249,231	$—	$250,000	$—	$38,891	$13,706	$551,828

(1)
For fiscal year 2019, represents: (i) a bonus of $50,000 paid to Mr. Goold, which would have been returned to the Company if Mr. Goold had not served as the interim Chief Financial Officer of the Company through December 31, 2019; and (ii) a retention bonus of $210,000 paid to Mr. Agrawal under the terms of his November 2017 employment agreement.

(2)
In accordance with FASB ASC Topic 718, the Black-Scholes value on the grant date equals the grant date fair value of these option awards. For fiscal year 2019, represents: (i) 50,000 non-qualified stock options awarded to Mr. McConnell on May 8, 2019, which vest as follows: 16,667 on each of September 30, 2019 and September 30, 2020, and 16,666 on September 30, 2021; and (ii) 20,000 incentive stock options awarded to Mr. Pollock on March 23, 2019, which vest as follows: 6,667 on each of March 23, 2020 and March 23, 2021, and 6,666 on March 23, 2022.

(3)
During the 2019 fiscal year, represents: (i) matching 401(k) plan contributions for Mr. Herbert, Ms. Singh, Mr. Lawlor, and Mr. Agrawal; (ii) the following amounts paid to Mr. Agrawal: $6,000 for automobile allowance, $72,000 for housing allowance, $2,398 for tax gross-up payments related to the automobile allowance, and $28,779 for tax gross-up payments related to the housing allowance; and (iii) the following amounts paid to Mr. Lawlor under his Separation Agreement during the 2019 fiscal year: $74,038 in severance payments, $73,200 towards the pro-rated portion of his target long-term incentive plan bonus, $29,200 towards the pro-rated portion of his target short-term incentive plan bonus, $119,750 in exchange for his incentive stock options, $50,000 for post-separation consulting services, and $6,659 in health insurance benefits.

(4)
Mr. Herbert served as Chief Executive Officer and President of the Company during the entire 2019 fiscal year and served as the Chairman of the Board of Directors until January 13, 2019. Mr. Herbert resigned as Chief Executive Officer, President and director of the Company on October 17, 2019.

(5)
Mr. Goold was engaged by the Company as interim Chief Financial Officer on January 24, 2019 and, therefore, his salary set forth in the table above represents the consulting fees for the portion of fiscal year 2019 in which he served as interim Chief Financial Officer. The amount does not include compensation paid to a consulting agency for his service as a consultant prior to his appointment as interim Chief Financial Officer.

(6)	Mr. McConnell joined the Company as Chief Operating Officer on May 22, 2019. His employment with the Company was terminated on February 28, 2020.
(7)	Mr. Pollock joined the Company as Chief Compliance Officer on April 15, 2019.
(8)	Resigned as the Chief Financial Officer of the Company on January 7, 2019.
(9)	Ceased serving as the Chief Services Officer of the Company on January 13, 2019, and separated from the Company on March 22, 2019.

2019 Grants of Plan-Based Awards Table

The table below summarizes the amounts of awards granted to our fiscal year 2019 named executive officers during the fiscal year ended June 30, 2019:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (2)
Name	Grant Date	Threshold (#)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Units (#)	$/Sh	Awards ($)
Stephen P. Herbert		—	—	—	—	—	—	—	—	—	—

Glen E. Goold		—	—	—	—	—	—	—	—	—	—

Matthew W. McConnell	5/8/2019	—	—	—	—	—	—	—	50,000	$5.72	$157,500

James M. Pollock	3/23/2019	—	—	—	—	—	—	—	20,000	$3.88	$44,200

Anant Agrawal		—	—	—	—	—	—	—	—	—	—

Priyanka Singh		—	—	—	—	—	—	—	—	—	—

Michael Lawlor		—	—	—	—	—	—	—	—	—	—

(1)
Represents awards granted to Messrs. McConnell and Pollock as follows: (i) Mr. McConnell - 50,000 non-qualified stock options; and (ii) Mr. Pollock - 20,000 incentive stock options. The 50,000 non-qualified stock options awarded to Mr. McConnell vest as follows: 16,667 on each of September 30, 2019 and September 30, 2020, and 16,666 on September 30, 2021. The 20,000 incentive stock options awarded to Mr. Pollock vest as follows: 6,667 on each of March 23, 2020 and March 23, 2021; and 6,666 on March 23, 2022.

(2)
Represents the grant date fair value of the target award under Mr. McConnell or Mr. Pollock’s employment agreement or the option award, as the case may be, as determined in accordance with FASB ASC Topic 718.

2019 Outstanding Equity Awards At Fiscal Year-End

The following table shows information regarding unexercised stock options and unvested equity awards granted to the fiscal year 2019 named executive officers as of the fiscal year ended June 30, 2019:

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options(#) unexercisable (1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (2)	Market value of shares or units of stock that have not vested ($) (3)
Stephen P. Herbert	205,555	—	$1.80	9/1/2021	16,823	$124,995
	29,585	—	3.38	8/1/2022	—	—
	20,080	—	$4.98	8/31/2023	—	—
	19,047	—	$5.25	8/16/2024	—	—

Glen E. Goold	—	—	$—	—	—	$—

Matthew W. McConnell	—	50,000	$5.72	5/22/2026	—	—

James M. Pollock	—	20,000	$3.88	3/23/2026	—	$—

Anant Agrawal	—	—	—	—	3,595	$26,711

Priyanka Singh	75,000	—	$4.00	3/31/2024	—	$—
	8,334	—	$5.25	8/16/2024	—	$—

Michael Lawlor	—	—	—	—	5,508	$40,924

(1)
Options vest as follows: Mr. McConnell’s 50,000 options - 16,667 on each of September 30, 2019 and September 30, 2020, and 16,666 on September 30, 2021; and Mr. Pollock’s 20,000 options - 6,667 on each of March 23, 2020 and March 23, 2021, and 6,666 on March 23, 2022.

(2)
Includes shares awarded to each of Messrs. Herbert, Lawlor, and Agrawal under the 2018 LTI Stock Plan which are to vest as follows: one-third on each of the date of issuance, on June 30, 2019, and on June 30, 2020. As Ms. Singh resigned on January 7, 2019, none of the shares granted to her under the 2018 LTI Stock Plan will vest.

(3)	The market value of our shares on June 30, 2019, or $7.43 per share, was used in the calculation of market value of unvested shares.

2019 Option Exercises And Stock Vested

The following table sets forth information regarding options exercised and shares of common stock acquired upon vesting by our fiscal year 2019 named executive officers during the fiscal year ended June 30, 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Stephen P. Herbert	—	$—	38,815	$288,395
Glen E. Goold	—	$—	—	$—
Matthew W. McConnell	—	$—	—	$—
James M. Pollock	—	$—	—	$—
Anant Agrawal	—	$—	—	$—
Priyanka Singh	—	$—	—	$—
Michael Lawlor	—	$—	14,376	$106,814

(1)	Includes shares awarded to Messrs. Herbert and Lawlor under the 2017 LTI Stock Plan which vested on June 30, 2019.
(2)	The market value of our shares on June 30, 2019, or $7.43 per share, was used in the calculation of value realized on vesting.

Executive Employment Agreements

Additional information regarding each fiscal year 2019 named executive officer’s employment agreement with the Company is set forth below.

Stephen P. Herbert

Mr. Herbert’s employment agreement provided that he has been appointed Chairman and was employed as the Chief Executive Officer. The agreement provided for an initial term continuing through January 1, 2013, which was automatically renewed for consecutive one year periods unless terminated by either Mr. Herbert or the Company upon at least 90 days’ notice prior to the end of the initial term or any one year extension thereof.

On October 17, 2019, the Company and Mr. Herbert entered into an Employment Separation Agreement And General Releases (the “Separation Agreement”) pursuant to which Mr. Herbert will receive the following: (i) a severance payment in the amount of $400,000 in a lump sum, less applicable taxes, to be paid on the effective date of the Separation Agreement; (ii) full vesting of the shares to be issued to him under the Fiscal Year 2018 Long-Term Stock Incentive Plan; (iii) provided that he is eligible for and elects COBRA continuation coverage, payment by the Company of the COBRA health premiums through the earlier of February 28, 2021 or the date Mr. Herbert obtains employment through which he is eligible to receive substantially similar health insurance coverage; (iv) following the filing of the Form 10-Q for the Company’s first quarter of fiscal year 2020,  payment from the Company of the short-term and long-term incentive bonus as determined in good faith by the Compensation Committee of the Board of Directors based upon actual first quarter of fiscal year 2020 financial results and achievement of goals and objectives related to the Company’s performance as compared with budgeted projections; and (iv) payment by the Company for transition services in an amount not to exceed $50,000.

Pursuant to the Separation Agreement, Mr. Herbert has been engaged by the Company as a consultant for up to one day per week for a period of 12 months, and receives compensation of $6,000 per month.

The payments and benefits being received by Mr. Herbert under the Separation Agreement are in lieu of, and Mr. Herbert is not entitled to, any further payments or benefits in any form from the Company, including pursuant to his employment agreement.

Matthew W. McConnell

Mr. McConnell’s employment agreement provided that he was employed as the Chief Operating Officer effective May 22, 2019. Mr. McConnell’s employment agreement with the Company provided for an initial term through May 22, 2020, and automatically continued for consecutive one-year periods unless terminated by either party upon notice of at least 90 days prior to the end of the original term or any one-year renewal period.

Mr. McConnell was also entitled to be covered by all standard fringe and employee benefits made available to other employees of the Company, including medical and dental insurance, paid vacation and holidays, a 401(k) plan and a long-term disability plan.

Mr. McConnell’s employment with the Company was terminated on February 28, 2020.

James M. Pollock

Mr. Pollock’s employment agreement provides that he is employed as the Chief Compliance Officer effective April 15, 2019. The Company has agreed to provide Mr. Pollock with at least six months’ prior notice of the termination of his employment for any reason other than for cause.

Mr. Pollock is also entitled to be covered by all standard fringe and employee benefits made available to other employees of the Company, including medical and dental insurance, paid vacation and holidays, a 401(k) plan and a long-term disability plan.

Anant Agrawal

Mr. Agrawal’s employment agreement provides that he has been employed as Executive Vice President, Corporate Development. The agreement provided for an initial term commencing on November 9, 2017 and continuing through November 8, 2018, which is automatically renewed for consecutive one-year periods unless terminated by either Mr. Agrawal or the Company upon at least 90 days’ notice prior to the end of the initial term or any one-year extension thereof.

Mr. Agrawal is also entitled to be covered by all standard fringe and employee benefits made available to other employees of the Company, including medical and dental insurance, paid vacation and holidays, a 401(k) plan and a long-term disability plan. In connection with his relocation from California to the Philadelphia metropolitan area in March 2018, the Company and Mr. Agrawal entered into a first amendment to his employment agreement which provided that the Company would reimburse him for moving expenses as well as a return move to California at the end of the employment period provided that his termination of employment is not for cause or without good reason. The Company also agreed to provide Mr. Agrawal with a housing allowance of $6,000 per month and a car allowance of $500 per month for 20 months provided that he remains an employee of the Company. The automobile and car allowance payments are on an after-tax basis and include an additional tax gross up payment. In July 2019, Mr. Agrawal relocated to San Francisco, California, and in accordance with a second amendment to his employment agreement, the housing allowance and car allowance previously provided to him were terminated as of July 1, 2019.

Mr. Agrawal is also eligible to receive a cash retention bonus in the aggregate amount of up to $420,000 as follows: one-half if he remains employed with the Company on the first annual anniversary of the date of his employment agreement; and one-half if he remains employed with the Company on the second annual anniversary of the date of his employment agreement. Mr. Agrawal’s employment agreement provides that in the event Mr. Agrawal’s employment is terminated by the Company without cause or by Mr. Agrawal for good reason, or if the employment agreement would not be renewed by the Company, all of the unearned retention bonus, if any, shall be paid to him within 10 days following the date of any such termination.

Pursuant to the second amendment to the employment agreement that was entered into in August 2019, effective as of August 1, 2019, Mr. Agrawal’s annual base salary was increased to $340,000 and his target short-term incentive bonus was increased to 48% of his annual base salary commencing with the 2020 fiscal year.

Priyanka Singh

Ms. Singh’s employment agreement provided that she would be employed as Chief Financial Officer effective March 31, 2017 for an initial term through March 31, 2018, which would be automatically renewed for consecutive one-year periods unless terminated by either party upon notice of at least 90 days prior to the end of the original term or any one-year renewal period. Ms. Singh was also entitled to be covered by all standard fringe and employee benefits made available to other employees of the Company, including medical and dental insurance, paid vacation and holidays, a 401(k) plan and a long-term disability plan.

Effective January 7, 2019, Ms. Singh resigned as the Chief Financial Officer of the Company.

Michael Lawlor

Mr. Lawlor’s employment agreement provided that he would be employed as Chief Services Officer effective March 8, 2016, and as Senior Vice President of Sales and Business Development prior thereto. Mr. Lawlor’s employment agreement with the Company provided for an initial term through June 30, 2017, which would be automatically renewed for consecutive one-year periods unless terminated by either party upon notice of at least 60 days prior to the end of the original term or any one-year renewal period. Mr. Lawlor was also entitled to be covered by all standard fringe and employee benefits made available to other employees of the Company, including medical and dental insurance, paid vacation and holidays, a 401(k) plan and a long-term disability plan.

On March 27, 2019, the Company and Mr. Lawlor entered into a separation agreement pursuant to which Mr. Lawlor’s employment with the Company was terminated as of March 22, 2019. Pursuant to the Separation Agreement, Mr. Lawlor will provide consulting services to the Company for a period of 6 months following the separation date, and receive compensation of $25,000 per month. The severance and benefits to be provided to Mr. Lawlor under the separation agreement included the following and replaced any severance or benefits otherwise payable to Mr. Lawlor under his employment agreement: (i) severance payments in an amount equal to his base salary of $275,000 through December 31, 2019; (ii) a cash payment of $183,000 equal to the prorated value of his target long-term incentive plan bonus; (iii) a cash payment of $73,000 representing the assumed prorated value of his target short-term incentive plan bonus; (iv) a cash payment of $119,750 in exchange for the cancelation of his vested options to purchase up to 100,000 shares; (v) subject to achievement of the target goals under the 2018 LTI Stock Plan, and subject to the terms thereof, the Company will issue to Mr. Lawlor the number of shares of common stock which may be earned by him under the plan; (vi) subject to achievement of the target goals under the 2018 STI Plan, and subject to the terms thereof, the Company will pay to Mr. Lawlor the cash bonus which may be earned by him under the plan; (vii) 14,376 shares which were awarded to him under the fiscal year 2017 LTI Plan, and which would have vested if he had been employed on June 30, 2019; and (viii) group medical and dental insurance coverage through September 2020 to Mr. Lawlor and his eligible dependents at no cost to Mr. Lawlor. Mr. Lawlor has also agreed that he would repay to the Company any overpayment he received under the fiscal year 2017 long-term or short-term incentive compensation plans resulting from the restatement of the fiscal year 2017 financial statements, including through the reduction of any awards under the 2018 LTI Stock Plan or the 2018 STI Plan which would otherwise be paid or issued to him.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL AS OF FISCAL YEAR ENDED 2019

The employment agreement of Mr. Herbert included provisions for the Company to make a payment and certain benefits to him upon termination of employment under certain conditions or if a successor to the Company’s business or assets did not agree to assume and perform his employment agreement as a condition to the consummation of a USA Transaction (as defined below).

Mr. Herbert’s employment agreement provided that if Mr. Herbert would terminate his employment with the Company for good reason, or if the Company would terminate his employment without cause, or if the Company would provide Mr. Herbert with a notice of non-renewal of his employment agreement, then the Company would pay to him a lump sum equal to two times his base salary on or before the termination of his employment and all restricted stock awards and stock options would become vested as of the date of termination.

The term “good reason,” as defined in the agreement, includes: (A) a material breach of the terms of the agreement by the Company; (B) the assignment by the Company to Mr. Herbert of duties in any way materially inconsistent with his authorities, duties, or responsibilities, or a material reduction or alteration in the nature or status of his authority, duties, or responsibilities as the Chief Executive Officer of the Company; (C) the Company reduces Mr. Herbert’s annual base salary; or (D) a material reduction by the Company in the kind or level of employee benefits to which Mr. Herbert is entitled immediately prior to such reduction with the result that his overall benefit package is significantly reduced unless such failure to continue a plan, policy, practice or arrangement pertains to all plan participants generally. As a condition to Mr. Herbert receiving any payments or benefits upon the termination of his employment for good reason, Mr. Herbert shall have executed and delivered (and not revoked) a release of any and all claims, suits, or causes of action against the Company and its affiliates in form reasonably acceptable to the Company.

The agreement also provided that, as a condition of the consummation of a USA Transaction, the successor to the Company’s business or assets would agree to assume and perform Mr. Herbert’s employment agreement. If any such successor would not do so, Mr. Herbert’s employment would terminate on the date of consummation of the USA Transaction, and the Company would pay to Mr. Herbert a lump sum equal to two times his base salary on or before the termination of his employment and all restricted stock awards and stock options would become vested as of the date of termination.

The term “USA Transaction” means: (i) the acquisition of fifty-one percent or more of the then outstanding voting securities entitled to vote generally in the election of directors of the Company by any person, entity or group, or (ii) the approval by the shareholders of the Company of a liquidation or dissolution, or certain reorganizations, mergers, or consolidations of the Company, or certain sales, transfers, leases or other dispositions of all or substantially all of the assets of the Company, or (iii) a change in the composition of the Board of Directors of the Company over a period of twelve (12) months or less such that the continuing directors fail to constitute a majority of the Board.

If Mr. Herbert’s employment had been terminated as of June 30, 2019 (when the closing price per share was $7.43) (i) by him for good reason, or (ii) by the Company without cause, or (iii) if a successor to the Company’s business or assets had not agreed to assume and perform his employment agreement as a condition to the consummation of a USA Transaction, then Mr. Herbert would have been entitled to receive: (a) an aggregate cash payment of twice his annual base salary or $1,050,000; and (b) an aggregate of 16,823 shares of Common Stock awarded to him under the 2018 LTI Stock Plan, which would become automatically vested as of the date of termination, with a value of $124,995.

Mr. Agrawal’s employment agreement provides that in the event that Mr. Agrawal’s employment is terminated by the Company without cause or by Mr. Agrawal for good reason, or if the employment agreement would not be renewed by the Company, Mr. Agrawal would be entitled to receive certain severance payments, including his annual base salary and coverage under the Company’s group health benefit plans for a period of one year following such termination, and would also receive the unearned amount, if any, of the retention bonus.

If Mr. Agrawal’s employment had been terminated as of June 30, 2019 (when the closing price per share was $7.43) (i) by him for good reason, or (ii) by the Company without cause, then Mr. Agrawal would have been entitled to receive: (a) his annual base salary for a period of one year, or $280,000; (b) the unpaid portion of his retention bonus in the amount of $210,000; (c) coverage for he and his family under the Company’s group health plans for a period of one year with a value of approximately $27,862; and (d) an aggregate of 3,595 shares of Common Stock awarded to him under the 2018 LTI Plan valued at $26,711.

CEO Pay Ratio Disclosure

As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our Chief Executive Officer to that of our median employee for fiscal year 2019. The pay ratio and annual total compensation amount disclosed in this section are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules.

Median Employee Determination

We identified our median employee by calculating the fiscal year 2019 cash compensation for all 124 of our employees, excluding the Chief Executive Officer, who were employed by us on June 30, 2019. Cash compensation included all earnings paid to each employee during the fiscal year. since we have an even number of employees when not including the CEO, determining the average of the annual total compensation of the two employees ranked sixty-second and sixty-third on the list.

Annual Compensation of Median Employee Using Summary Compensation Table Methodology

After identifying the median employee as described above, we calculated annual total compensation for this employee using the same methodology we use for our Chief Executive Officer in the Summary Compensation Table for fiscal year 2019. The fiscal year 2019 compensation for our median employee was $86,252, and the compensation for our Chief Executive Officer, as shown in the Summary Compensation table, was $544,300.

2019 Pay Ratio

Based on the above information, the estimated ratio of the annual total compensation of our Chief Executive Officer to the median employee is 6:1. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, due to variances in business mix, proportion of seasonal and part-time employees and distribution of employees across geographies, and wide range of methodologies that the SEC rules allow companies to adopt.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year 2019, Steven D. Barnhart, Robert L. Metzger, and William J. Reilly, Jr., served as members of the Compensation Committee of our Board of Directors. No member of the Compensation Committee was, during fiscal year 2019, an officer or employee of the Company or any of our subsidiaries, or was formerly an officer of the Company or any of our subsidiaries, or had any relationships requiring disclosure by us under Item 404 of Regulation S-K of the General Rules and Regulations of the Securities and Exchange Commission.

During the fiscal year 2019, none of our executive officers served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on our Board of Directors.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the Company’s management. Based upon such review and the related discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Robert L. Metzger
Ingrid S. Stafford

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires each of our directors and executive officers, and each beneficial owner of more than 10% of the Company’s Common Stock, to file with the Securities and Exchange Commission an initial report on Form 3 of the person’s beneficial ownership of our equity securities and subsequent reports on Form 4 regarding changes in ownership. On the basis of reports of our directors and executive officers, we believe that each person subject to the filing requirements with respect to us satisfied all required filing requirements during the 2019 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our policy is that all related party transactions which are required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, are to be reviewed and approved by the Audit Committee for any possible conflicts of interest. This policy is evidenced in the Charter of the Audit Committee.

CERTAIN EFFECTS RELATED TO HUDSON’S SOLICITATION

Equity Plans

If the shareholders elect the Hudson nominees to the Board at the Annual Meeting, then such election could cause payments to be due under certain provisions of the Company’s outstanding equity award plans, including its 2018 Equity Incentive Plan, 2015 Equity Incentive Plan, and 2014 Stock Option Incentive Plan (the “Equity Plans”). These Equity Plans have “double trigger” provisions, meaning that if the shareholders elect the Hudson nominees to the Board at the Annual Meeting, then this alone would not result in any payments becoming due or in the acceleration of vesting under the Equity Plans, but rather a qualifying termination of employment would need to occur within 18 months following such election (generally, to the extent provided or defined in an applicable award agreement, a termination without cause, a constructive termination or resignation for good reason) before any such payments are due or accelerated vesting occurs.

Financing Agreement

On October 31, 2019, the Company entered into a Financing Agreement with Antara Capital Master Fund LP (“Antara”), as the lender, and Cortland Capital Market Services LLC, as the administrative agent and collateral agent (the “Financing Agreement”). If the shareholders of the Company elect Hudson’s nominees to the Board at the Annual Meeting, then an event of default would occur under the Financing Agreement. Under the Financing Agreement, an event of default includes a majority of the members of the Board ceasing to be composed of individuals who were members of the Board as of the date of the Financing Agreement or whose election or nomination to the Board was approved by such directors. Upon an event of default, Antara may, in its discretion, declare all of the outstanding principal and unpaid interest due under the loan to be immediately due and payable, and exercise any other rights provided for it under the loan documents.

Jensen Stock Agreement

We entered into an agreement with George R. Jensen, Jr., a former Chairman and Chief Executive Officer, dated September 27, 2011 which provides, among other things, that we would issue to him 140,000 shares of common stock if a change of control would occur. If the shareholders elect the Hudson nominees to the Board at the Annual Meeting, then such election would result in the Company being obligated to issue the shares under the agreement. The agreement defines a change of control to include a change in the composition of the Board over a period of twelve (12) months or less such that the continuing directors fail to constitute a majority of the Board. The term continuing director means at any date a member of the Board (i) who was a member of the Board on the date of the agreement, or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were continuing directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were continuing directors at the time of such nomination or election.

COST OF SOLICITING PROXIES

We will bear the cost of the solicitation of proxies by the Company. In addition to mail and e-mail, proxies may be solicited personally, by advertisement, via the Internet or by telephone or facsimile, by our directors, officers and other employees without additional compensation or by Okapi Partners LLC as referred to below. We will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for forwarding proxy materials to principals and beneficial owners and obtaining their proxies. We have retained Okapi Partners LLC (“Okapi”), 1212 Avenue of the Americas, 24th Floor, New York, New York 10036, to assist us in the solicitation of proxies and as our advisor for a fee of approximately  $200,000, plus out-of-pocket expenses. Okapi expects that approximately 25 of its employees will assist in the solicitation.

Our expenses related to the solicitation of proxies from shareholders this year will exceed those normally spent for an uncontested election of directors at an annual meeting of shareholders. Such costs are expected to aggregate approximately $2,000,000. Such additional solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel to advise the Company in connection with a contested solicitation of proxies; public relations advisers; increased mailing costs, such as the costs of additional mailings of solicitation material to shareholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and possibly the costs of retaining an independent inspector of election. The additional solicitation costs do not include the salaries or wages of Company officers and employees, or the amount of costs normally expended by the Company for a solicitation for an election of directors in the absence of a contest. To date, we have incurred approximately $600,000 of these additional solicitation costs.

SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in the Company’s proxy statement for its 2021 Annual Meeting of Shareholders must be received by the Secretary of the Company at the principal offices of the Company no later than ________, 2021, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. However, if the date of the 2021 Annual Meeting shall be changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

Our bylaws provide that, in order to be properly brought before the 2021 Annual Meeting, a shareholder’s notice of a matter that the shareholder wishes to present (other than a matter brought pursuant to Rule 14a-8 promulgated under the Exchange Act), as well as any director nominations, must be received by the Secretary of the Company not less than 60 nor more than 90 days before the first anniversary of the date of the 2020 Annual Meeting. As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 promulgated under the Exchange Act) must be received no earlier than January 30, 2021, and no later than the close of business on March 1, 2021, unless our annual meeting date occurs more than 30 days before or 60 days after April 30, 2021. In that case, we must receive proposals not earlier than the close of business on the 90th day prior to the date of the 2021 Annual Meeting and not later than the close of business on the later of: (i) the 60th day prior to the date of the 2021 Annual Meeting; or (ii) the 10th day following the day on which we first make a public announcement of the date of the 2021 Annual Meeting.

Notices of intention to present proposals at the 2021 Annual Meeting must be addressed to: Office of the Secretary, USA Technologies, Inc., 100 Deerfield Lane, Suite 300, Malvern, Pennsylvania, 19355. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The Company may satisfy the rules promulgated by the Securities and Exchange Commission regarding delivery of proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Company shareholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple shareholders who share an address, and who do not participate in electronic delivery of proxy materials, unless contrary instructions were received from impacted shareholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold shares as a registered shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact us at 100 Deerfield Lane, Suite 300, Malvern, Pennsylvania 19355, or via phone at (610) 989-0340. If your shares are held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2019 has been mailed with this proxy statement. In addition, we will provide, without charge to any shareholder, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, as filed with the Securities and Exchange Commission, including the financial statements and exhibits to the Form 10-K. Requests for copies of the Form 10-K should be directed to Investor Relations Department, USA Technologies, Inc., 100 Deerfield Lane, Suite 300, Malvern, Pennsylvania 19355.

You may review our filings with the Securities and Exchange Commission by visiting our website at www.usatech.com.

By Order of the Board of Directors,

________, 2020
DONALD W. LAYDEN, JR.
President and Chief Executive Officer

ANNEX A

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

Under applicable regulations of the Securities and Exchange Commission, the members of the Board of Directors and certain of our officers and employees may be deemed to be “participants” with respect to our solicitation of proxies for the Annual Meeting. Certain information about the persons who may be deemed “participants” is provided below.

Directors and Nominees

The names of our directors and nominees are set forth below. The principal occupation, and name and principal business of the corporation or other organization in which such employment is carried on, for the directors who may be deemed participants in our solicitation are set forth in this Proxy Statement under “Election of Directors,” and the principal business address at which each director carries out such principal occupation is set forth below.

Lisa P. Baird	c/o Hudson Executive Capital, LP, 570, Lexington Avenue, 35th Floor, New York, NY 10022

Kelly Ann Kay	4440 El Camino Real, Los Altos, CA 94022

Donald W. Layden, Jr.	100 Deerfield Lane, Suite 300, Malvern, PA 19355

Robert L. Metzger	Business Instructional Facility, 515 E. Gregory Drive, Champaign, IL 61820

Patricia A. Oelrich	100 Deerfield Lane, Suite 300, Malvern, PA 19355

Ellen Richey	c/o Hudson Executive Capital, LP, 570 Lexington Avenue, 35th Floor, New York, NY 10022

Sunil Sabharwal	1521 Concord Pike, #301, Wilmington, DE 19803

William J. Schoch	601 Montgomery Street, #710, San Francisco, CA 94111

Anne M. Smalling	12211 Technology Boulevard., Austin, TX 78727

Ingrid S. Stafford	100 Deerfield Lane, Suite 300, Malvern, PA 19355

Officers and Employees

The principal occupations of our officers and employees (who are not otherwise directors) who may be deemed “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with us, and the business address is USA Technologies, Inc., 100 Deerfield Lane, Suite 300, Malvern, PA 19355.

Maeve M. Duska	Executive Vice President & Chief Marketing Officer

Glen E. Goold	Chief Accounting Officer

William T. Haines	Chief Human Resources Officer

Michael Wasserfuhr	Chief Financial Officer

James M. Pollock	Chief Compliance Officer

Information Regarding Ownership of Our Securities by Participants

None of the participants owns any of our Common Stock of record that they do not also own beneficially. Except as set forth below, the number of shares of our Common Stock beneficially owned by the participants is set forth in this Proxy Statement under “Security Ownership of Certain Beneficial Owners and Management.”

Name	Position	Shares of Common Stock Beneficially Owned
Maeve M. Duska	Executive Vice President & Chief Marketing Officer	43,050	(1)
William Timothy Haines	Chief Human Resources Officer	7,500	(2)
Michael Wasserfuhr	Chief Financial Officer	16,767	(3)

(1)          Includes 7,500 shares of common stock which have not yet vested, and over which Ms. Duska has sole voting power but no dispositive power.

(2)          Reflects 7,500 shares of common stock which have not yet vested, and over which Mr. Haines has sole voting power but no dispositive power.

(3)          Reflects 16,767 shares of common stock which have not yet vested, and over which Mr. Wasserfuhr has sole voting power but no dispositive power.

Information Regarding Transactions in Our Securities by Participants

The following table sets forth purchases and sales of our securities during the past two years by each of the participants listed above who made such purchases or sales. None of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Number of Securities Purchased or (Sold)	Security Description	Date	Description of Transaction
Maeve M. Duska	1,250	Common stock	3/20/2018	Exercise of stock options.
	(1,300)	Common stock	3/28/2018	Open market sale.
	900	Common stock	5/9/2018	Exercise of stock options.
	(886)	Common stock	5/15/2018	Open market sale.
	1,250	Common stock	6/5/2018	Exercise of stock options.
	(1,266)	Common stock	6/14/2018	Open market sale.
	15,000	Stock options	9/21/2018
Grant of incentive stock options to purchase up to 15,000 shares of common stock at an exercise price of $8.75. The options vest as follows: 5,000 on 9/21/2019; 5,000 on 9/21/2020; and 5,000 on 9/21/201, provided that Ms. Duska is employed by the Company on the applicable vesting date.

	7,500	Stock options	11/22/2019
Grant of incentive stock options to purchase up to 7,500 shares of common stock at an exercise price of $6.28 per share. The options vest as follows: 2,500 on 11/22/2020; 2,500 on 11/22/2021; and 2,500 on 11/22/2022, provided that Ms. Duska is employed by the Company on the applicable vesting date.

	7,500	Common stock	11/22/2019	Award of common stock. The shares vest as follows: 2,500 on 11/22/2020; 2,500 on 11/22/2021; and 2,500 on 11/22/2022, provided that Ms. Duska is employed by the Company on the applicable vesting date.

Glen E. Goold	8,982	Common Stock	2/28/2020	Awarded shares in connection with employment agreement. The shares vest as follows: 2,994 on 2/28/2021; 2,994 on 2/28/2022; and 2,994 on 2/28/2023.
William T. Haines	7,500	Common stock	1/13/2020	Awarded shares in connection with employment agreement. The shares vest as follows: 2500 on 1/30/2021; 2,500 on 1/30/2022; and 2,500 on 1/30/2023.
Kelly Ann Kay	10,778	Common stock	2/28/2020	Award of common stock to non-employee directors. The shares vest on 2/28/21, provided Ms. Kay is still a director of the Company on the vesting date.
Donald W. Layden, Jr.	13,216	Common stock	10/16/2019
Award of common stock to non-employee directors. The shares vest as follows: 4,405 on 10/16/2019 and 8,811 on 10/16/2020, provided Mr. Layden is still a director of the Company on the applicable vesting date.

	225,000	Stock options	10/17/2019	Grant of non-qualified stock option to purchase up to 225,000 shares of common stock at an exercise price of $7.11 per share. The option vested on 11/18/2019.
	186,916	Common stock	2/28/2020	Awarded shares in connection with employment agreement. The shares vest as follows: 46,729 on 2/28/21; 11,682 quarterly thereafter until 5/28/23; then 11,683 quarterly until 2/28/24.
Robert L. Metzger	6,677	Common stock	7/2/2018
Award of common stock to non-employee directors. The shares vest ratably over 24 months starting 8/1/2018 (279 until 12/1/2018, then 278), provided Mr. Metzger is still a director of the Company on the applicable vesting date.

	13,216	Common stock	10/16/2019
Award of common stock to non-employee directors. The shares vest as follows: 4,405 on 10/16/2019 and 8,811 on 10/16/2020, provided Mr. Metzger is still a director of the Company on the applicable vesting date.

Patricia A. Oelrich	13,216	Common stock	10/16/2019
Award of common stock to non-employee directors. The shares vest as follows: 4,405 on 10/16/2019 and 8,811 on 10/16/2020, provided Ms. Oelrich is still a director of the Company on the applicable vesting date.

James M. Pollock	20,000	Stock options	3/23/2019
Grant of qualified stock options to purchase up to 20,000 shares of common stock at an exercise price of $3.88 per share. The options vest as follows: 6,667 on 3/22/2020; 6/667 on 3/22/2021; and 6,666 on 3/22/2022, provided that Mr. Pollock is employed by the Company on the applicable vesting date.

	5,670	Stock options	10/7/2019
Grant of qualified stock options to purchase up to 5,670 shares of common stock at an exercise price of $7.43. The options vest as follows: 1,920 on 11/18/2019; 1,920 on 6/30/2020; and 1,920 on 3/22/2022, provided that Mr. Pollock is employed by the Company on the applicable vesting date.

	15,000	Stock options	11/22/2019
Grant of incentive stock options to purchase up to 15,000 shares of common stock at an exercise price of $6.28. The options vest as follows: 5,000 on 11/22/2020; 5,000 on 11/22/2021; and 5,000 on 11/22/2022, provided that Mr. Pollock is employed by the Company on the applicable vesting date.

	2,173	Common stock	12/04/2019	Open market purchase.
	2,189	Common stock	12/30/2019	Open market purchase.
Sunil Sabharwal	10,778	Common stock	2/28/2020	Award of common stock to non-employee directors. The shares vest on 2/28/21, provided Mr. Sabharwal is still a director of the Company on the vesting date.
William J. Schoch	6,677	Common stock	7/2/2018
Award of common stock to non-employee directors. The shares vest ratably over 24 months starting 8/1/2018 (279 until 12/1/2018, then 278), provided Mr. Schoch is still a director of the Company on the applicable vesting date.

	13,216	Common stock	10/16/2019
Award of common stock to non-employee directors. The shares vest as follows: 4,405 on 10/16/2019 and 8,811 on 10/16/2020, provided Mr. Schoch is still a director of the Company on the applicable vesting date.

Ingrid S. Stafford	13,216	Common stock	10/16/2019
Award of common stock to non-employee directors. The shares vest as follows: 4,405 on 10/16/2019 and 8,811 on 10/16/2020, provided Ms. Stafford is still a director of the Company on the applicable vesting date.

Michael Wasserfuhr	16,767	Common stock	2/28/2020	Awarded shares in connection with employment agreement. The shares vest as follows: 5,589 on 2/28/2021; 5,589 on 2/28/2022; and 5,589 on 2/28/2023.

Miscellaneous Information Concerning Participants

Except as described in this Annex “A” or in this Proxy Statement, none of the participants nor any of their respective associates (together, the “Participant Associates”), (i) directly or indirectly beneficially owns any shares of our Common Stock or any securities of any subsidiary of ours or (ii) has had any relationship with us in any capacity other than as a shareholder, employee, officer or director. Furthermore, neither any participant nor any Participant Associate is either a party to any transaction or series of transactions since July 1, 2018, or has knowledge of any currently proposed transaction or series of proposed transactions, (i) to which the Company was or is to be a party, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Associate had, or will have, a direct or indirect material interest.

Except as described in this Proxy Statement, no participant or Participant Associate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at our Annual Meeting.

Except as described in this Proxy Statement, no participant or Participant Associate has entered into any agreement or understanding with any person with respect to any future employment by us or any of our affiliates or any future transactions to which we or any of our affiliates will or may be a party. Except as described this Proxy Statement, no participant is, or was within the past year, a party to a contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

ANNEX B

Form of Amendment to Articles of Incorporation

Article ___

The following provisions of the Pennsylvania Business Corporation Law shall not apply to the corporation (in the case of clause (b) from and after the date that is 18 months following the 2020 annual meeting of shareholders):

(a)	Subchapter 25E, “Control Transactions”;
(b)	Subchapter 25F, “Business Combinations.”

ANNEX C

Text of Subchapter E of the Pennsylvania Business Corporation Law

Subchapter E.  Control Transactions

§ 2541.  Application and effect of subchapter.

(a)  General rule.--Except as otherwise provided in this section, this subchapter shall apply to a registered corporation unless:

(1)  the registered corporation is one described in section 2502(1)(ii) or (2) (relating to registered corporation status);

(2)  the bylaws, by amendment adopted either:

(i)  by March 23, 1984; or

(ii)  on or after March 23, 1988, and on or before June 21, 1988;

and, in either event, not subsequently rescinded by an article amendment, explicitly provide that this subchapter shall not be applicable to the corporation in the case of a corporation which on June 21, 1988, did not have outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors (a bylaw adopted on or before June 21, 1988, by a corporation excluded from the scope of this paragraph by the restriction of this paragraph relating to certain outstanding preference shares shall be ineffective unless ratified under paragraph (3));

(3)  the bylaws of which explicitly provide that this subchapter shall not be applicable to the corporation by amendment ratified by the board of directors on or after December 19, 1990, and on or before March 19, 1991, in the case of a corporation:

(i)  which on June 21, 1988, had outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors; and

(ii)  the bylaws of which on that date contained a provision described in paragraph (2); or

(4)  the articles explicitly provide that this subchapter shall not be applicable to the corporation by a provision included in the original articles, by an article amendment adopted prior to the date of the control transaction and prior to or on March 23, 1988, pursuant to the procedures then applicable to the corporation, or by an articles amendment adopted prior to the date of the control transaction and subsequent to March 23, 1988, pursuant to both:

(i)  the procedures then applicable to the corporation; and

(ii)  unless such proposed amendment has been approved by the board of directors of the corporation, in which event this subparagraph shall not be applicable, the affirmative vote of the shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast thereon.

A reference in the articles or bylaws to former section 910 (relating to right of shareholders to receive payment for shares following a control transaction) of the act of May 5, 1933 (P.L.364, No.106), known as the Business Corporation Law of 1933, shall be deemed a reference to this subchapter for the purposes of this section. See section 101(c) (relating to references to prior statutes).

(b)  Inadvertent transactions.--This subchapter shall not apply to any person or group that inadvertently becomes a controlling person or group if that controlling person or group, as soon as practicable, divests itself of a sufficient amount of its voting shares so that it is no longer a controlling person or group.

(c)  Certain subsidiaries.--This subchapter shall not apply to any corporation that on December 23, 1983, was a subsidiary of any other corporation.

(d)  Rights cumulative.--(Deleted by amendment).

§ 2542.  Definitions.

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

“Control transaction.”  The acquisition by a person or group of the status of a controlling person or group.

“Controlling person or group.”  A controlling person or group as defined in section 2543 (relating to controlling person or group).

“Fair value.”  A value not less than the highest price paid per share by the controlling person or group at any time during the 90-day period ending on and including the date of the control transaction plus an increment representing any value, including, without limitation, any proportion of any value payable for acquisition of control of the corporation, that may not be reflected in such price.

“Partial payment amount.”  The amount per share specified in section 2545(c)(2) (relating to contents of notice).

“Subsidiary.”  Any corporation as to which any other corporation has or has the right to acquire, directly or indirectly, through the exercise of all warrants, options and rights and the conversion of all convertible securities, whether issued or granted by the subsidiary or otherwise, voting power over voting shares of the subsidiary that would entitle the holders thereof to cast in excess of 50% of the votes that all shareholders would be entitled to cast in the election of directors of such subsidiary, except that a subsidiary will not be deemed to cease being a subsidiary as long as such corporation remains a controlling person or group within the meaning of this subchapter.

“Voting shares.”  The term shall have the meaning specified in section 2552 (relating to definitions).

§ 2543.  Controlling person or group.

(a)  General rule.--For the purpose of this subchapter, a “controlling person or group” means a person who has, or a group of persons acting in concert that has, voting power over voting shares of the registered corporation that would entitle the holders thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation.

(b)  Exceptions generally.--Notwithstanding subsection (a):

(1)  A person or group which would otherwise be a controlling person or group within the meaning of this section shall not be deemed a controlling person or group unless, subsequent to the later of March 23, 1988, or the date this subchapter becomes applicable to a corporation by bylaw or article amendment or otherwise, that person or group increases the percentage of outstanding voting shares of the corporation over which it has voting power to in excess of the percentage of outstanding voting shares of the corporation over which that person or group had voting power on such later date, and to at least the amount specified in subsection (a), as the result of forming or enlarging a group or acquiring, by purchase, voting power over voting shares of the corporation.

(2)  No person or group shall be deemed to be a controlling person or group at any particular time if voting power over any of the following voting shares is required to be counted at such time in order to meet the 20% minimum:

(i)  Shares which have been held continuously by a natural person since January 1, 1983, and which are held by such natural person at such time.

(ii)  Shares which are held at such time by any natural person or trust, estate, foundation or other similar entity to the extent the shares were acquired solely by gift, inheritance, bequest, devise or other testamentary distribution or series of these transactions, directly or indirectly, from a natural person who had acquired the shares prior to January 1, 1983.

(iii)  Shares which were acquired pursuant to a stock split, stock dividend, reclassification or similar recapitalization with respect to shares described under this paragraph that have been held continuously since their issuance by the corporation by the natural person or entity that acquired them from the corporation or that were acquired, directly or indirectly, from such natural person or entity, solely pursuant to a transaction or series of transactions described in subparagraph (ii), and that are held at such time by a natural person or entity described in subparagraph (ii).

(iv)  Control shares as defined in section 2562 (relating to definitions) which have not yet been accorded voting rights pursuant to section 2564(a) (relating to voting rights of shares acquired in a control-share acquisition).

(v)  Shares, the voting rights of which are attributable to a person under subsection (d) if:

(A)  the person acquired the option or conversion right directly from or made the contract, arrangement or understanding or has the relationship directly with the corporation; and

(B)  the person does not at the particular time own or otherwise effectively possess the voting rights of the shares.

(vi)  Shares acquired directly from the corporation or an affiliate or associate, as defined in section 2552 (relating to definitions), of the corporation by a person engaged in business as an underwriter of securities who acquires the shares through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933.

(vii)  Shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act of 1933.

(3)  In determining whether a person or group is or would be a controlling person or group at any particular time, there shall be disregarded voting power arising from a contingent right of the holders of one or more classes or series of preference shares to elect one or more members of the board of directors upon or during the continuation of a default in the payment of dividends on such shares or another similar contingency.

(c)  Certain record holders.--A person shall not be a controlling person under subsection (a) if the person holds voting power, in good faith and not for the purpose of circumventing this subchapter, as an agent, bank, broker, nominee or trustee for one or more beneficial owners who do not individually or, if they are a group acting in concert, as a group have the voting power specified in subsection (a), or who are not deemed a controlling person or group under subsection (b).

(d)  Existence of voting power.--For the purposes of this subchapter, a person has voting power over a voting share if the person has or shares, directly or indirectly, through any option, contract, arrangement, understanding, conversion right or relationship, or by acting jointly or in concert or otherwise, the power to vote, or to direct the voting of, the voting share.

§ 2544.  Right of shareholders to receive payment for shares.

Any holder of voting shares of a registered corporation that becomes the subject of a control transaction who shall object to the transaction shall be entitled to the rights and remedies provided in this subchapter.

§ 2545.  Notice to shareholders.

(a)  General rule.--Prompt notice that a control transaction has occurred shall be given by the controlling person or group to:

(1)  Each shareholder of record of the registered corporation holding voting shares.

(2)  The court, accompanied by a petition to the court praying that the fair value of the voting shares of the corporation be determined pursuant to section 2547 (relating to valuation procedures) if the court should receive, pursuant to section 2547, certificates from shareholders of the corporation or an equivalent request for transfer of uncertificated securities.

(b)  Obligations of the corporation.--If the controlling person or group so requests, the corporation shall, at the option of the corporation and at the expense of the person or group, either furnish a list of all such shareholders and their postal addresses to the person or group or provide the notice to all such shareholders.

(c)  Contents of notice.--The notice shall state that:

(1)  All shareholders are entitled to demand that they be paid the fair value of their shares.

(2)  The minimum value the shareholder can receive under this subchapter is the highest price paid per share by the controlling person or group within the 90-day period ending on and including the date of the control transaction, and stating that value.

(3)  If the shareholder believes the fair value of his shares is higher, this subchapter provides an appraisal procedure for determining the fair value of such shares, specifying the name of the court and its address and the caption of the petition referenced in subsection (a)(2), and stating that the information is provided for the possible use by the shareholder in electing to proceed with a court-appointed appraiser under section 2547.

There shall be included in, or enclosed with, the notice a copy of this subchapter.

(d)  Optional procedure.--The controlling person or group may, at its option, supply with the notice referenced in subsection (c) a form for the shareholder to demand payment of the partial payment amount directly from the controlling person or group without utilizing the court-appointed appraiser procedure of section 2547, requiring the shareholder to state the number and class or series, if any, of the shares owned by him, and stating where the payment demand must be sent and the procedures to be followed.

(e)  Cross reference.--See section 1702 (relating to manner of giving notice).

§ 2546.  Shareholder demand for fair value.

(a)  General rule.--After the occurrence of the control transaction, any holder of voting shares of the registered corporation may, prior to or within a reasonable time after the notice required by section 2545 (relating to notice to shareholders) is given, which time period may be specified in the notice, make written demand on the controlling person or group for payment of the amount provided in subsection (c) with respect to the voting shares of the corporation held by the shareholder, and the controlling person or group shall be required to pay that amount to the shareholder pursuant to the procedures specified in section 2547 (relating to valuation procedures).

(b)  Contents of demand.--The demand of the shareholder shall state the number and class or series, if any, of the shares owned by him with respect to which the demand is made.

(c)  Measure of value.--A shareholder making written demand under this section shall be entitled to receive cash for each of his shares in an amount equal to the fair value of each voting share as of the date on which the control transaction occurs, taking into account all relevant factors, including an increment representing a proportion of any value payable for acquisition of control of the corporation.

(d)  Purchases independent of subchapter.--The provisions of this subchapter shall not preclude a controlling person or group subject to this subchapter from offering, whether in the notice required by section 2545 or otherwise, to purchase voting shares of the corporation at a price other than that provided in subsection (c), and the provisions of this subchapter shall not preclude any shareholder from agreeing to sell his voting shares at that or any other price to any person.

§ 2547.  Valuation procedures.

(a)  General rule.--If, within 45 days (or such other time period, if any, as required by applicable law) after the date of the notice required by section 2545 (relating to notice to shareholders), or, if such notice was not provided prior to the date of the written demand by the shareholder under section 2546 (relating to shareholder demand for fair value), then within 45 days (or such other time period, if any, required by applicable law) of the date of such written demand, the controlling person or group and the shareholder are unable to agree on the fair value of the shares or on a binding procedure to determine the fair value of the shares, then each shareholder who is unable to agree on both the fair value and on such a procedure with the controlling person or group and who so desires to obtain the rights and remedies provided in this subchapter shall, no later than 30 days after the expiration of the applicable 45-day or other period, surrender to the court certificates representing any of the shares that are certificated shares, duly endorsed for transfer to the controlling person or group, or cause any uncertificated shares to be transferred to the court as escrow agent under subsection (c) with a notice stating that the certificates or uncertificated shares are being surrendered or transferred, as the case may be, in connection with the petition referenced in section 2545 or, if no petition has theretofore been filed, the shareholder may file a petition within the 30-day period in the court praying that the fair value (as defined in this subchapter) of the shares be determined.

(b)  Effect of failure to give notice and surrender certificates.--Any shareholder who does not so give notice and surrender any certificates or cause uncertificated shares to be transferred within such time period shall have no further right to receive, with respect to shares the certificates of which were not so surrendered or the uncertificated shares which were not so transferred under this section, payment under this subchapter from the controlling person or group with respect to the control transaction giving rise to the rights of the shareholder under this subchapter.

(c)  Escrow and notice.--The court shall hold the certificates surrendered and the uncertificated shares transferred to it in escrow for, and shall promptly, following the expiration of the time period during which the certificates may be surrendered and the uncertificated shares transferred, provide a notice to the controlling person or group of the number of shares so surrendered or transferred.

(d)  Partial payment for shares.--The controlling person or group shall then make a partial payment for the shares so surrendered or transferred to the court, within ten business days of receipt of the notice from the court, at a per-share price equal to the partial payment amount. The court shall then make payment as soon as practicable, but in any event within ten business days, to the shareholders who so surrender or transfer their shares to the court of the appropriate per-share amount received from the controlling person or group.

(e)  Appointment of appraiser.--Upon receipt of any share certificate surrendered or uncertificated share transferred under this section, the court shall, as soon as practicable but in any event within 30 days, appoint an appraiser with experience in appraising share values of companies of like nature to the registered corporation to determine the fair value of the shares.

(f)  Appraisal procedure.--The appraiser so appointed by the court shall, as soon as reasonably practicable, determine the fair value of the shares subject to its appraisal and the appropriate market rate of interest on the amount then owed by the controlling person or group to the holders of the shares. The determination of any appraiser so appointed by the court shall be final and binding on both the controlling person or group and all shareholders who so surrendered their share certificates or transferred their shares to the court, except that the determination of the appraiser shall be subject to review to the extent and within the time provided or prescribed by law in the case of other appointed judicial officers. See 42 Pa.C.S. §§ 5105(a)(3) (relating to right to appellate review) and 5571(b) (relating to appeals generally).

(g)  Supplemental payment.--Any amount owed, together with interest, as determined pursuant to the appraisal procedures of this section shall be payable by the controlling person or group after it is so determined and upon and concurrently with the delivery or transfer to the controlling person or group by the court (which shall make delivery of the certificate or certificates surrendered or the uncertificated shares transferred to it to the controlling person or group as soon as practicable but in any event within ten business days after the final determination of the amount owed) of the certificate or certificates representing shares surrendered or the uncertificated shares transferred to the court, and the court shall then make payment, as soon as practicable but in any event within ten business days after receipt of payment from the controlling person or group, to the shareholders who so surrendered or transferred their shares to the court of the appropriate per-share amount received from the controlling person or group.

(h)  Voting and dividend rights during appraisal proceedings.--Shareholders who surrender their shares to the court pursuant to this section shall retain the right to vote their shares and receive dividends or other distributions thereon until the court receives payment in full for each of the shares so surrendered or transferred of the partial payment amount (and, thereafter, the controlling person or group shall be entitled to vote such shares and receive dividends or other distributions thereon). The fair value (as determined by the appraiser) of any dividends or other distributions so received by the shareholders shall be subtracted from any amount owing to such shareholders under this section.

(i)  Powers of the court.--The court may appoint such agents, including the transfer agent of the corporation, or any other institution, to hold the share certificates so surrendered and the shares surrendered or transferred under this section, to effect any necessary change in record ownership of the shares after the payment by the controlling person or group to the court of the amount specified in subsection (h), to receive and disburse dividends or other distributions, to provide notices to shareholders and to take such other actions as the court determines are appropriate to effect the purposes of this subchapter.

(j)  Costs and expenses.--The costs and expenses of any appraiser or other agents appointed by the court shall be assessed against the controlling person or group. The costs and expenses of any other procedure to determine fair value shall be paid as agreed to by the parties agreeing to the procedure.

(k)  Jurisdiction exclusive.--The jurisdiction of the court under this subchapter is plenary and exclusive and the controlling person or group, and all shareholders who so surrendered or transferred their shares to the court shall be made a party to the proceeding as in an action against their shares.

(l)  Duty of corporation.--The corporation shall comply with requests for information, which may be submitted pursuant to procedures maintaining the confidentiality of the information, made by the court or the appraiser selected by the court. If any of the shares of the corporation are not represented by certificates, the transfer, escrow or retransfer of those shares contemplated by this section shall be registered by the corporation, which shall give the written notice required by section 1528(f) (relating to uncertificated shares) to the transferring shareholder, the court and the controlling shareholder or group, as appropriate in the circumstances.

(m)  Payment under optional procedure.--Any amount agreed upon between the parties or determined pursuant to the procedure agreed upon between the parties shall be payable by the controlling person or group after it is agreed upon or determined and upon and concurrently with the delivery of any certificate or certificates representing such shares or the transfer of any uncertificated shares to the controlling person or group by the shareholder.

(n)  Title to shares.--Upon full payment by the controlling person or group of the amount owed to the shareholder or to the court, as appropriate, the shareholder shall cease to have any interest in the shares.

§ 2548.  Coordination with control transaction.

(a)  General rule.--A person or group that proposes to engage in a control transaction may comply with the requirements of this subchapter in connection with the control transaction, and the effectiveness of the rights afforded in this subchapter to shareholders may be conditioned upon the consummation of the control transaction.

(b)  Notice.--The person or group shall give prompt written notice of the satisfaction of any such condition to each shareholder who has made demand as provided in this subchapter.

ANNEX D

Text of Subchapter F of the Pennsylvania Business Corporation Law

Subchapter F.  Business Combinations

§ 2551.  Application and effect of subchapter.

(a)  General rule.--Except as otherwise provided in this section, this subchapter shall apply to every registered corporation.

(b)  Exceptions.--The provisions of this subchapter shall not apply to any business combination:

(1)  Of a registered corporation described in section 2502(1)(ii) or (2) (relating to registered corporation status).

(2)  Of a corporation whose articles have been amended to provide that the corporation shall be subject to the provisions of this subchapter, which was not a registered corporation described in section 2502(1)(i) on the effective date of such amendment, and which is a business combination with an interested shareholder whose share acquisition date is prior to the effective date of such amendment.

(3)  Of a corporation:

(i)  the bylaws of which, by amendment adopted by June 21, 1988, and not subsequently rescinded either by an article amendment or by a bylaw amendment approved by at least 85% of the whole board of directors, explicitly provide that this subchapter shall not be applicable to the corporation; or

(ii)  the articles of which explicitly provide that this subchapter shall not be applicable to the corporation by a provision included in the original articles, or by an article amendment adopted pursuant to both:

(A)  the procedures then applicable to the corporation; and

(B)  the affirmative vote of the holders, other than interested shareholders and their affiliates and associates, of shares entitling the holders to cast a majority of the votes that all shareholders would be entitled to cast in an election of directors of the corporation, excluding the voting shares of interested shareholders and their affiliates and associates, expressly electing not to be governed by this subchapter.

The amendment to the articles shall not be effective until 18 months after the vote of the shareholders of the corporation and shall not apply to any business combination of the corporation with an interested shareholder whose share acquisition date is on or prior to the effective date of the amendment.

(4)  Of a corporation with an interested shareholder of the corporation which became an interested shareholder inadvertently, if the interested shareholder:

(i)  as soon as practicable, divests itself of a sufficient amount of the voting shares of the corporation so that it no longer is the beneficial owner, directly or indirectly, of shares entitling the person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation; and

(ii)  would not at any time within the five-year period preceding the announcement date with respect to the business combination have been an interested shareholder but for such inadvertent acquisition.

(5)  With an interested shareholder who was the beneficial owner, directly or indirectly, of shares entitling the person to cast at least 15% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation on March 23, 1988, and remains so to the share acquisition date of the interested shareholder.

(6)  Of a corporation that on March 23, 1988, was a subsidiary of any other corporation. A corporation that was a subsidiary on such date will not be deemed to cease being a subsidiary as long as the other corporation remains a controlling person or group of the subsidiary within the meaning of Subchapter E (relating to control transactions).

A reference in the articles or bylaws to former section 911 (relating to requirements relating to certain business combinations) of the act of May 5, 1933 (P.L.364, No.106), known as the Business Corporation Law of 1933, shall be deemed a reference to this subchapter for the purposes of this section. See section 101(c) (relating to references to prior statutes).

(c)  Continuing applicability.--A registered corporation that is organized under the laws of this Commonwealth shall not cease to be subject to this subchapter by reason of events occurring or actions taken while the corporation is subject to the provisions of this subchapter. See section 4146 (relating to provisions applicable to all foreign corporations).

§ 2552.  Definitions.

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

“Affiliate.”  A person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

“Announcement date.”  When used in reference to any business combination, the date of the first public announcement of the final, definitive proposal for such business combination.

“Associate.”  When used to indicate a relationship with any person:

(1)  any corporation or organization of which such person is an officer, director or partner or is, directly or indirectly, the beneficial owner of shares entitling that person to cast at least 10% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation or organization;

(2)  any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

(3)  any relative or spouse of such person, or any relative of the spouse, who has the same home as such person.

“Beneficial owner.”  When used with respect to any shares, a person:

(1)  that, individually or with or through any of its affiliates or associates, beneficially owns such shares, directly or indirectly;

(2)  that, individually or with or through any of its affiliates or associates, has:

(i)  the right to acquire such shares (whether the right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, except that a person shall not be deemed the beneficial owner of shares tendered pursuant to a tender or exchange offer made by such person or the affiliates or associates of any such person until the tendered shares are accepted for purchase or exchange; or

(ii)  the right to vote such shares pursuant to any agreement, arrangement or understanding (whether or not in writing), except that a person shall not be deemed the beneficial owner of any shares under this subparagraph if the agreement, arrangement or understanding to vote such shares:

(A)  arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act; and

(B)  is not then reportable on a Schedule 13D under the Exchange Act, (or any comparable or successor report); or

(3)  that has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in paragraph (2)(ii)), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

“Business combination.”  A business combination as defined in section 2554 (relating to business combination).

“Common shares.”  Any shares other than preferred shares.

“Consummation date.”  With respect to any business combination, the date of consummation of the business combination, or, in the case of a business combination as to which a shareholder vote is taken, the later of the business day prior to the vote or 20 days prior to the date of consummation of such business combination.

“Control,” “controlling,” “controlled by” or “under common control with.”  The possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise. A person’s beneficial ownership of shares entitling that person to cast at least 10% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation shall create a presumption that such person has control of the corporation. Notwithstanding the foregoing, a person shall not be deemed to have control of a corporation if such person holds voting shares, in good faith and not for the purpose of circumventing this subchapter, as an agent, bank, broker, nominee, custodian or trustee for one or more beneficial owners who do not individually or as a group have control of the corporation.

“Interested shareholder.”  An interested shareholder as defined in section 2553 (relating to interested shareholder).

“Market value.”  When used in reference to shares or property of any corporation:

(1)  In the case of shares, the highest closing sale price during the 30-day period immediately preceding the date in question of the share on the composite tape for New York Stock Exchange-listed shares, or, if the shares are not quoted on the composite tape or if the shares are not listed on the exchange, on the principal United States securities exchange registered under the Exchange Act, on which such shares are listed, or, if the shares are not listed on any such exchange, the highest closing bid quotation with respect to the share during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no quotations are available, the fair market value on the date in question of the share as determined by the board of directors of the corporation in good faith.

(2)  In the case of property other than cash or shares, the fair market value of the property on the date in question as determined by the board of directors of the corporation in good faith.

“Preferred shares.”  Any class or series of shares of a corporation which, under the bylaws or articles of the corporation, is entitled to receive payment of dividends prior to any payment of dividends on some other class or series of shares, or is entitled in the event of any voluntary liquidation, dissolution or winding up of the corporation to receive payment or distribution of a preferential amount before any payments or distributions are received by some other class or series of shares.

“Share acquisition date.”  With respect to any person and any registered corporation, the date that such person first becomes an interested shareholder of such corporation.

“Shares.”

(1)  Any shares or similar security, any certificate of interest, any participation in any profit-sharing agreement, any voting trust certificate, or any certificate of deposit for shares.

(2)  Any security convertible, with or without consideration, into shares, or any option right, conversion right or privilege of buying shares without being bound to do so, or any other security carrying any right to acquire, subscribe to or purchase shares.

“Subsidiary.”  Any corporation as to which any other corporation is the beneficial owner, directly or indirectly, of shares of the first corporation that would entitle the other corporation to cast in excess of 50% of the votes that all shareholders would be entitled to cast in the election of directors of the first corporation.

“Voting shares.”  Shares of a corporation entitled to vote generally in the election of directors.
§ 2553.  Interested shareholder.

(a)  General rule.--The term “interested shareholder,” when used in reference to any registered corporation, means any person (other than the corporation or any subsidiary of the corporation) that:

(1)  is the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation; or

(2)  is an affiliate or associate of such corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation.

(b)  Exception.--For the purpose of determining whether a person is an interested shareholder:

(1)  the number of votes that would be entitled to be cast in an election of directors of the corporation shall be calculated by including shares deemed to be beneficially owned by the person through application of the definition of “beneficial owner” in section 2552 (relating to definitions), but excluding any other unissued shares of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion or option rights, or otherwise; and

(2)  there shall be excluded from the beneficial ownership of the interested shareholder any:

(i)  shares which have been held continuously by a natural person since January 1, 1983, and which are then held by that natural person;

(ii)  shares which are then held by any natural person or trust, estate, foundation or other similar entity to the extent such shares were acquired solely by gift, inheritance, bequest, devise or other testamentary distribution or series of those transactions, directly or indirectly, from a natural person who had acquired such shares prior to January 1, 1983; or

(iii)  shares which were acquired pursuant to a stock split, stock dividend, reclassification or similar recapitalization with respect to shares described under this paragraph that have been held continuously since their issuance by the corporation by the natural person or entity that acquired them from the corporation, or that were acquired, directly or indirectly, from the natural person or entity, solely pursuant to a transaction or series of transactions described in subparagraph (ii), and that are then held by a natural person or entity described in subparagraph (ii).

§ 2554.  Business combination.

The term “business combination,” when used in reference to any registered corporation and any interested shareholder of the corporation, means any of the following:

(1)  A merger, consolidation, share exchange or division of the corporation or any subsidiary of the corporation:

(i)  with the interested shareholder; or

(ii)  with, involving or resulting in any other corporation (whether or not itself an interested shareholder of the registered corporation) which is, or after the merger, consolidation, share exchange or division would be, an affiliate or associate of the interested shareholder.

(2)  A sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with the interested shareholder or any affiliate or associate of such interested shareholder of assets of the corporation or any subsidiary of the corporation:

(i)  having an aggregate market value equal to 10% or more of the aggregate market value of all the assets, determined on a consolidated basis, of such corporation;

(ii)  having an aggregate market value equal to 10% or more of the aggregate market value of all the outstanding shares of such corporation; or

(iii)  representing 10% or more of the earning power or net income, determined on a consolidated basis, of such corporation.

(3)  The issuance or transfer by the corporation or any subsidiary of the corporation (in one transaction or a series of transactions) of any shares of such corporation or any subsidiary of such corporation which has an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation to the interested shareholder or any affiliate or associate of such interested shareholder except pursuant to the exercise of option rights to purchase shares, or pursuant to the conversion of securities having conversion rights, offered, or a dividend or distribution paid or made, pro rata to all shareholders of the corporation.

(4)  The adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with, the interested shareholder or any affiliate or associate of such interested shareholder.

(5)  A reclassification of securities (including, without limitation, any split of shares, dividend of shares, or other distribution of shares in respect of shares, or any reverse split of shares), or recapitalization of the corporation, or any merger or consolidation of the corporation with any subsidiary of the corporation, or any other transaction (whether or not with or into or otherwise involving the interested shareholder), proposed by, or pursuant to any agreement, arrangement or understanding (whether or not in writing) with, the interested shareholder or any affiliate or associate of the interested shareholder, which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the corporation or any subsidiary of the corporation which is, directly or indirectly, owned by the interested shareholder or any affiliate or associate of the interested shareholder, except as a result of immaterial changes due to fractional share adjustments.

(6)  The receipt by the interested shareholder or any affiliate or associate of the interested shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of such corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the corporation.

§ 2555.  Requirements relating to certain business combinations.

Notwithstanding anything to the contrary contained in this subpart (except the provisions of section 2551 (relating to application and effect of subchapter)), a registered corporation shall not engage at any time in any business combination with any interested shareholder of the corporation other than:

(1)  A business combination approved by the board of directors of the corporation prior to the interested shareholder’s share acquisition date, or where the purchase of shares made by the interested shareholder on the interested shareholder’s share acquisition date had been approved by the board of directors of the corporation prior to the interested shareholder’s share acquisition date.

(2)  A business combination approved:

(i)  by the affirmative vote of the holders of shares entitling such holders to cast a majority of the votes that all shareholders would be entitled to cast in an election of directors of the corporation, not including any voting shares beneficially owned by the interested shareholder or any affiliate or associate of such interested shareholder, at a meeting called for such purpose no earlier than three months after the interested shareholder became, and if at the time of the meeting the interested shareholder is, the beneficial owner, directly or indirectly, of shares entitling the interested shareholder to cast at least 80% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation, and if the business combination satisfies all the conditions of section 2556 (relating to certain minimum conditions); or

(ii)  by the affirmative vote of all of the holders of all of the outstanding common shares.

(3)  A business combination approved by the affirmative vote of the holders of shares entitling such holders to cast a majority of the votes that all shareholders would be entitled to cast in an election of directors of the corporation, not including any voting shares beneficially owned by the interested shareholder or any affiliate or associate of the interested shareholder, at a meeting called for such purpose no earlier than five years after the interested shareholder’s share acquisition date.

(4)  A business combination approved at a shareholders’ meeting called for such purpose no earlier than five years after the interested shareholder’s share acquisition date that meets all of the conditions of section 2556.

§ 2556.  Certain minimum conditions.

A business combination conforming to section 2555(2)(i) or (4) (relating to requirements relating to certain business combinations) shall meet all of the following conditions:

(1)  The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding common shares of such registered corporation in the business combination is at least equal to the higher of the following:

(i)  The highest per share price paid by the interested shareholder at a time when the shareholder was the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 5% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation, for any common shares of the same class or series acquired by it:

(A)  within the five-year period immediately prior to the announcement date with respect to such business combination; or

(B)  within the five-year period immediately prior to, or in, the transaction in which the interested shareholder became an interested shareholder;

whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per-share acquisition price was paid through the consummation date at the rate for one year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per common share since such earliest date, up to the amount of the interest.

(ii)  The market value per common share on the announcement date with respect to the business combination or on the interested shareholder’s share acquisition date, whichever is higher; plus interest compounded annually from such date through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per common share since such date, up to the amount of the interest.

(2)  The aggregate amount of the cash and the market value as of the consummation date of consideration other than cash to be received per share by holders of outstanding shares of any class or series of shares, other than common shares, of the corporation is at least equal to the highest of the following (whether or not the interested shareholder has previously acquired any shares of such class or series of shares):

(i)  The highest per-share price paid by the interested shareholder at a time when the shareholder was the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 5% of the votes that all shareholders would be entitled to cast in an election of directors of such corporation, for any shares of such class or series of shares acquired by it:

(A)  within the five-year period immediately prior to the announcement date with respect to the business combination; or

(B)  within the five-year period immediately prior to, or in, the transaction in which the interested shareholder became an interested shareholder;

whichever is higher; plus, in either case, interest compounded annually from the earliest date on which the highest per-share acquisition price was paid through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid, and the market value of any dividends paid other than in cash, per share of such class or series of shares since such earliest date, up to the amount of the interest.

(ii)  The highest preferential amount per share to which the holders of shares of such class or series of shares are entitled in the event of any voluntary liquidation, dissolution or winding up of the corporation, plus the aggregate amount of any dividends declared or due as to which such holders are entitled prior to payment of dividends on some other class or series of shares (unless the aggregate amount of the dividends is included in such preferential amount).

(iii)  The market value per share of such class or series of shares on the announcement date with respect to the business combination or on the interested shareholder’s share acquisition date, whichever is higher; plus interest compounded annually from such date through the consummation date at the rate for one-year United States Treasury obligations from time to time in effect; less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash, per share of such class or series of shares since such date, up to the amount of the interest.

(3)  The consideration to be received by holders of a particular class or series of outstanding shares (including common shares) of the corporation in the business combination is in cash or in the same form as the interested shareholder has used to acquire the largest number of shares of such class or series of shares previously acquired by it, and the consideration shall be distributed promptly.

(4)  The holders of all outstanding shares of the corporation not beneficially owned by the interested shareholder immediately prior to the consummation of the business combination are entitled to receive in the business combination cash or other consideration for such shares in compliance with paragraphs (1), (2) and (3).

(5)  After the interested shareholder’s share acquisition date and prior to the consummation date with respect to the business combination, the interested shareholder has not become the beneficial owner of any additional voting shares of such corporation except:

(i)  as part of the transaction which resulted in such interested shareholder becoming an interested shareholder;

(ii)  by virtue of proportionate splits of shares, share dividends or other distributions of shares in respect of shares not constituting a business combination as defined in this subchapter;

(iii)  through a business combination meeting all of the conditions of section 2555(1), (2), (3) or (4);

(iv)  through purchase by the interested shareholder at any price which, if the price had been paid in an otherwise permissible business combination the announcement date and consummation date of which were the date of such purchase, would have satisfied the requirements of paragraphs (1), (2) and (3); or

(v)  through purchase required by and pursuant to the provisions of, and at no less than the fair value (including interest to the date of payment) as determined by a court-appointed appraiser under section 2547 (relating to valuation procedures) or, if such fair value was not then so determined, then at a price that would satisfy the conditions in subparagraph (iv).

ANNEX E

Text of Subchapter H of the Pennsylvania Business Corporation Law

Subchapter H.  Disgorgement by Certain Controlling Shareholders Following Attempts to Acquire Control

§ 2571.  Application and effect of subchapter.

(a)  General rule.--Except as otherwise provided in this section, this subchapter shall apply to every registered corporation.

(b)  Exceptions.--This subchapter shall not apply to any transfer of an equity security:

(1)  Of a registered corporation described in section 2502(1)(ii) or (2) (relating to registered corporation status).

(2)  Of a corporation:

(i)  the bylaws of which explicitly provide that this subchapter shall not be applicable to the corporation by amendment adopted by the board of directors on or before July 26, 1990, in the case of a corporation:

(A)  which on April 27, 1990, was a registered corporation described in section 2502(1)(i); and

(B)  did not on that date have outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors (a bylaw adopted on or before July 26, 1990, by a corporation excluded from the scope of this subparagraph by this clause shall be ineffective unless ratified under subparagraph (ii));

(ii)  the bylaws of which explicitly provide that this subchapter shall not be applicable to the corporation by amendment ratified by the board of directors on or after December 19, 1990, and on or before March 19, 1991, in the case of a corporation:

(A)  which on April 27, 1990, was a registered corporation described in section 2502(1)(i);

(B)  which on that date had outstanding one or more classes or series of preference shares entitled, upon the occurrence of a default in the payment of dividends or another similar contingency, to elect a majority of the members of the board of directors; and

(C)  the bylaws of which on that date contained a provision described in subparagraph (i); or

(iii)  in any other case, the articles of which explicitly provide that this subchapter shall not be applicable to the corporation by a provision included in the original articles, or by an articles amendment adopted at any time while it is a corporation other than a registered corporation described in section 2502(1)(i) or on or before 90 days after the corporation first becomes a registered corporation described in section 2502(1)(i).

(3)  Consummated before October 17, 1989, if both the acquisition and disposition of such equity security were consummated before October 17, 1989.

(4)  Consummated by a person or group who first became a controlling person or group prior to:

(i)  October 17, 1989, if such person or group does not after such date commence a tender or exchange offer for or proxy solicitation with respect to voting shares of the corporation, in the case of a corporation which was a registered corporation described in section 2502(1)(i) on that date; or

(ii)  in any other case, the date this subchapter becomes applicable to the corporation.

(5)  Constituting:

(i)  In the case of a person or group that, as of October 17, 1989, beneficially owned shares entitling the person or group to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation:

(A)  The disposition of equity securities of the corporation by the person or group.

(B)  Subsequent dispositions of any or all equity securities of the corporation disposed of by the person or group where such subsequent dispositions are effected by the direct purchaser of the securities from the person or group if, as a result of the acquisition by the purchaser of the securities disposed of by the person or group, the purchaser, immediately following the acquisition, is entitled to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation.

(ii)  The transfer of the beneficial ownership of the equity security by:

(A)  Gift, devise, bequest or otherwise through the laws of inheritance or descent.

(B)  A settlor to a trustee under the terms of a family, testamentary or charitable trust.

(C)  A trustee to a trust beneficiary or a trustee to a successor trustee under the terms of a family, testamentary or charitable trust.

(iii)  The addition, withdrawal or demise of a beneficiary or beneficiaries of a family, testamentary or charitable trust.

(iv)  The appointment of a guardian or custodian with respect to the equity security.

(v)  The transfer of the beneficial ownership of the equity security from one spouse to another by reason of separation or divorce or pursuant to community property laws or other similar laws of any jurisdiction.

(vi)  The transfer of record or the transfer of a beneficial interest or interests in the equity security where the circumstances surrounding the transfer clearly demonstrate that no material change in beneficial ownership has occurred.

(6)  Consummated by:

(i)  The corporation or any of its subsidiaries.

(ii)  Any savings, stock ownership, stock option or other benefit plan of the corporation or any of its subsidiaries, or any fiduciary with respect to any such plan when acting in such capacity, or by any participant in any such plan with respect to any equity security acquired pursuant to any such plan or any equity security acquired as a result of the exercise or conversion of any equity security (specifically including any options, warrants or rights) issued to such participant by the corporation pursuant to any such plan.

(iii)  A person engaged in business as an underwriter of securities who acquires the equity securities directly from the corporation or an affiliate or associate, as defined in section 2552 (relating to definitions), of the corporation through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933.

(7) (i)  Where the acquisition of the equity security has been approved by a resolution adopted prior to the acquisition of the equity security; or

(ii)  where the disposition of the equity security has been approved by a resolution adopted prior to the disposition of the equity security if the equity security at the time of the adoption of the resolution is beneficially owned by a person or group that is or was a controlling person or group with respect to the corporation and is in control of the corporation if:

the resolution in either subparagraph (i) or (ii) is approved by the board of directors and ratified by the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon and identifies the specific person or group that proposes such acquisition or disposition, the specific purpose of such acquisition or disposition and the specific number of equity securities that are proposed to be acquired or disposed of by such person or group.

(8)  Acquired at any time by a person or group who first became a controlling person or group:

(i)  after April 27, 1990; and

(ii) (A)  at a time when this subchapter was or is not applicable to the corporation; or

(B)  on or before ten business days after the first public announcement by the corporation that this subchapter is applicable to the corporation, if this subchapter was not applicable to the corporation on July 27, 1990.

(c)  Effect of distributions.--For purposes of this subchapter, equity securities acquired by a holder as a result of a stock split, stock dividend or other similar distribution by a corporation of equity securities issued by the corporation not involving a sale of the securities shall be deemed to have been acquired by the holder in the same transaction (at the same time, in the same manner and from the same person) in which the holder acquired the existing equity security with respect to which the equity securities were subsequently distributed by the corporation.

(d)  Formation of group.--For the purposes of this subchapter, if there is no change in the beneficial ownership of an equity security held by a person, then the formation of or participation in a group involving the person shall not be deemed to constitute an acquisition of the beneficial ownership of such equity security by the group.

§ 2572.  Policy and purpose.

(a)  General rule.--The purpose of this subchapter is to protect certain registered corporations and legitimate interests of various groups related to such corporations from certain manipulative and coercive actions. Specifically, this subchapter seeks to:

(1)  Protect registered corporations from being exposed to and paying “greenmail.”

(2)  Promote a stable relationship among the various parties involved in registered corporations, including the public whose confidence in the future of a corporation tends to be undermined when a corporation is put “in play.”

(3)  Ensure that speculators who put registered corporations “in play” do not misappropriate corporate values for themselves at the expense of the corporation and groups affected by corporate actions.

(4)  Discourage such speculators from putting registered corporations “in play” through any means, including, but not limited to, offering to purchase at least 20% of the voting shares of the corporation or threatening to wage or waging a proxy contest in connection with or as a means toward or part of a plan to acquire control of the corporation, with the effect of reaping short-term speculative profits.

Moreover, this subchapter recognizes the right and obligation of the Commonwealth to regulate and protect the corporations it creates from abuses resulting from the application of its own laws affecting generally corporate governance and particularly director obligations, mergers and related matters. Such laws, and the obligations imposed on directors or others thereunder, should not be the vehicles by which registered corporations are manipulated in certain instances for the purpose of obtaining short-term profits.

(b)  Limitations.--The purpose of this subchapter is not to affect legitimate shareholder activity that does not involve putting a corporation “in play” or involve seeking to acquire control of the corporation. Specifically, the purpose of this subchapter is not to:

(1)  curtail proxy contests on matters properly submitted for shareholder action under applicable State or other law, including, but not limited to, certain elections of directors, corporate governance matters such as cumulative voting or staggered boards, or other corporate matters such as environmental issues or conducting business in a particular country if, in any such instance, such proxy contest is not utilized in connection with or as a means toward or part of a plan to put the corporation “in play” or to seek to acquire control of the corporation; or

(2)  affect the solicitation of proxies or consents by or on behalf of the corporation in connection with shareholder meetings or actions of the corporation.

§ 2573.  Definitions.

The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

“Beneficial owner.”  The term shall have the meaning specified in section 2552 (relating to definitions).

“Control.”  The power, whether or not exercised, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise.

“Controlling person or group.”

(1)  (i)  A person or group who has acquired, offered to acquire or, directly or indirectly, publicly disclosed or caused to be disclosed (other than for the purpose of circumventing the intent of this subchapter) the intention of acquiring voting power over voting shares of a registered corporation that would entitle the holder thereof to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation; or

(ii)  a person or group who has otherwise, directly or indirectly, publicly disclosed or caused to be disclosed (other than for the purpose of circumventing the intent of this subchapter) that it may seek to acquire control of a corporation through any means.

(2)  Two or more persons acting in concert, whether or not pursuant to an express agreement, arrangement, relationship or understanding, including as a partnership, limited partnership, syndicate, or through any means of affiliation whether or not formally organized, for the purpose of acquiring, holding, voting or disposing of equity securities of a corporation shall be deemed a group for purposes of this subchapter. Notwithstanding any other provision of this subchapter to the contrary and regardless of whether a group has been deemed to acquire beneficial ownership of an equity security under this subchapter, each person who participates in a group, where such group is a controlling person or group as defined in this subchapter, shall also be deemed to be a controlling person or group for the purposes of this subchapter, and a direct or indirect transferee solely pursuant to a transfer or series of transfers under section 2571(b)(5)(ii) through (vi) (relating to application and effect of subchapter) of an equity security acquired from any person or group that is or becomes a controlling person or group, shall be deemed, with respect to such equity security, to be acting in concert with the controlling person or group, and shall be deemed to have acquired such equity security in the same transaction (at the same time, in the same manner and from the same person) as its acquisition by the controlling person or group.

“Equity security.”  Any security, including all shares, stock or similar security, and any security convertible into (with or without additional consideration) or exercisable for any such shares, stock or similar security, or carrying any warrant, right or option to subscribe to or purchase such shares, stock or similar security or any such warrant, right, option or similar instrument.

“Profit.”  The positive value, if any, of the difference between:

(1)  the consideration received from the disposition of equity securities less only the usual and customary broker’s commissions actually paid in connection with such disposition; and

(2)  the consideration actually paid for the acquisition of such equity securities plus only the usual and customary broker’s commissions actually paid in connection with such acquisition.

“Proxy.”  Includes any proxy, consent or authorization.

“Proxy solicitation” or “solicitation of proxies.”  Includes any solicitation of a proxy, including a solicitation of a revocable proxy of the nature and under the circumstances described in section 2574(b)(3) (relating to controlling person or group safe harbor).

“Publicly disclosed or caused to be disclosed.”  The term shall have the meaning specified in section 2562 (relating to definitions).

“Transfer.”  Acquisition or disposition.

“Voting shares.”  The term shall have the meaning specified in section 2552 (relating to definitions).

§ 2574.  Controlling person or group safe harbor.

(a)  Nonparticipant.--For the purpose of this subchapter, a person or group shall not be deemed a controlling person or group, absent significant other activities indicating that a person or group should be deemed a controlling person or group, by reason of voting or giving a proxy or consent as a shareholder of the corporation if the person or group is one who or which:

(1)  did not acquire any voting shares of the corporation with the purpose of changing or influencing control of the corporation or seeking to acquire control of the corporation or in connection with or as a participant in any agreement, arrangement, relationship, understanding or otherwise having any such purpose;

(2)  if control were acquired, would not be a person or group or a participant in a group that has control over the corporation and will not receive, directly or indirectly, any consideration from a person or group that has control over the corporation other than consideration offered proportionately to all holders of voting shares of the corporation; and

(3)  if a proxy or consent is given, executes a revocable proxy or consent given without consideration in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act under circumstances not then reportable on Schedule 13d under the Exchange Act (or any comparable or successor report) by the person or group who gave the proxy or consent.

(b)  Certain holders.--For the purpose of this subchapter, a person or group shall not be deemed a controlling person or group under paragraph (1)(i) of the definition of “controlling person or group” in section 2573 (relating to definitions) if such person or group holds voting power:

(1)  in good faith and not for the purpose of circumventing this subchapter, as an agent, bank, broker, nominee or trustee for one or more beneficial owners who do not individually or, if they are a group acting in concert, as a group have the voting power specified in paragraph (1)(i) of the definition of “controlling person or group” in section 2573;

(2)  in connection with the solicitation of proxies or consents by or on behalf of the corporation in connection with shareholder meetings or actions of the corporation; or

(3)  in the amount specified in paragraph (1)(i) of the definition of “controlling person or group” in section 2573 as a result of the solicitation of revocable proxies or consents with respect to voting shares if such proxies or consents both:

(i)  are given without consideration in response to a proxy or consent solicitation made in accordance with the applicable rules and regulations under the Exchange Act; and

(ii)  do not empower the holder thereof, whether or not this power is shared with any other person, to vote such shares except on the specific matters described in such proxy or consent and in accordance with the instructions of the giver of such proxy or consent.

(c)  Preference shares.--In determining whether a person or group would be a controlling person or group within the meaning of this subchapter, there shall be disregarded voting power, and the seeking to acquire control of a corporation to the extent based upon voting power arising from a contingent right of the holders of one or more classes or series of preference shares to elect one or more members of the board of directors upon or during the continuation of a default in the payment of dividends on such shares or another similar contingency.

§ 2575.  Ownership by corporation of profits resulting from certain transactions.

Any profit realized by any person or group who is or was a controlling person or group with respect to a registered corporation from the disposition of any equity security of the corporation to any person (including under Subchapter E (relating to control transactions) or otherwise), including, without limitation, to the corporation (including under Subchapter G (relating to control-share acquisitions) or otherwise) or to another member of the controlling person or group, shall belong to and be recoverable by the corporation where the profit is realized by such person or group:

(1)  from the disposition of the equity security within 18 months after the person or group obtained the status of a controlling person or group; and

(2)  the equity security had been acquired by the controlling person or group within 24 months prior to or 18 months subsequent to the obtaining by the person or group of the status of a controlling person or group.

Any transfer by a controlling person or group of the ownership of any equity security may be suspended on the books of the corporation, and certificates representing such securities may be duly legended, to enforce the rights of the corporation under this subchapter.

§ 2576.  Enforcement actions.

(a)  Venue.--Actions to recover any profit due under this subchapter may be commenced in any court of competent jurisdiction by the registered corporation issuing the equity security or by any holder of any equity security of the corporation in the name and on behalf of the corporation if the corporation fails or refuses to bring the action within 60 days after written request by a holder or shall fail to prosecute the action diligently. If a judgment requiring the payment of any such profits is entered, the party bringing such action shall recover all costs, including reasonable attorney fees, incurred in connection with enforcement of this subchapter.

(b)  Jurisdiction.--By engaging in the activities necessary to become a controlling person or group and thereby becoming a controlling person or group, the person or group and all persons participating in the group consent to personal jurisdiction in the courts of this Commonwealth for enforcement of this subchapter. Courts of this Commonwealth may exercise personal jurisdiction over any controlling person or group in actions to enforce this subchapter. The terms of this section shall be supplementary to the provisions of 42 Pa.C.S. §§ 5301 (relating to persons) through 5322 (relating to bases of personal jurisdiction over persons outside this Commonwealth) and, for the purpose of this section, 42 Pa.C.S. § 5322(a)(7)(iv) shall be deemed to include a controlling person or group as defined in section 2573 (relating to definitions). Service of process may be made upon such persons outside this Commonwealth in accordance with the procedures specified by 42 Pa.C.S. § 5323 (relating to service of process on persons outside this Commonwealth).

(c)  Limitation.--Any action to enforce this subchapter shall be brought within two years from the date any profit recoverable by the corporation was realized.

Preliminary – Subject to Completion

ANNUAL MEETING OF SHAREHOLDERS OF
USA TECHNOLOGIES, INC.
April 30, 2020
PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your WHITE proxy card available when you access the web page.
COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your WHITE proxy card available when you call.

ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your WHITE proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The proxy statement, proxy card and annual report on Form 10-K are available at -http://www.astproxyportal.com/ast/14591

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, and FOR Proposals 2, 3, 5A and 5B, and “1 YEAR” on Proposal 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:		NOMINEES:		2.	Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for fiscal year ending June 30, 2020.
	☐	FOR ALL NOMINEES	⚪ ⚪	Lisa P. Baird Kelly Ann Kay
			⚪	Donald W. Layden, Jr.			☐	FOR	☐	AGAINST	☐	ABSTAIN
	☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	⚪ ⚪	Robert L. Metzger Patricia A. Oelrich
			⚪	Ellen Richey	3.	Advisory vote on named executive officer compensation.
	☐	FOR ALL EXCEPT	⚪	Sunil Sabharwal
		(see instructions below)	⚪ ⚪	William J. Schoch Anne M. Smalling			☐	FOR	☐	AGAINST	☐	ABSTAIN
			⚪	Ingrid S. Stafford
					4.	Advisory vote on the frequency of advisory vote on named executive officer compensation.

					☐	1 YEAR	☐	2 YEARS	☐	3 YEARS	☐	ABSTAIN

					5A.	Approval of the amendment of the Company’s Amended and Restated Articles of Incorporation to opt out of Subchapter E of the Pennsylvania Business Corporation Law (Control Transactions).

							☐	FOR	☐	AGAINST	☐	ABSTAIN

5B.
Approval of amendments to the Company’s Amended and Restated Articles of Incorporation to opt out of Subchapter F of the Pennsylvania Business Corporation Law (Business Combinations With Interested Shareholders).

							☐	FOR	☐	AGAINST	☐	ABSTAIN

					6.	Non-binding proposal on enforcement of Subchapter H against Hudson.

							☐	Directly Commenced by USAT			☐	Commenced by USAT Shareholder(s)

					7.	Shareholder Proposal: Hudson Bylaw Repeal Proposal

							☐	FOR	☐	AGAINST	☐	ABSTAIN

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
In their discretion, to the extent permitted by Rule 14(a)-4(c) under the Securities Exchange Act of 1934, as amended, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above.

Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Signature of Shareholder:	Date:	Signature of Shareholder:	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

USA TECHNOLOGIES, INC.

2020 ANNUAL MEETING OF SHAREHOLDERS
APRIL 30, 2020
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) Donald W. Layden, Jr., and Douglas M. Lurio, or either of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse side, all shares of Common Stock and Series A Preferred Stock of USA Technologies, Inc., held of record by the undersigned at the close of business on ________, 2020, at the Annual Meeting of Shareholders to be held on April 30, 2020, and at any adjournment or postponement thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. A SHAREHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke the proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person.

(Continued and to be signed on the reverse side)